SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                            FORM S-4
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                    FIRSTBANK OF ILLINOIS CO.
     (Exact name of registrant as specified in its charter)


DELAWARE                        6711                         37-6141253
(State or other jurisdiction of (Primary Standard Industrial (I.R.S.Employer incorporation or organization) Classification Code Number) Identification No.)

                205 South Fifth Street, 9th Floor
                   Springfield, Illinois 62701
                         (217) 753-7543

  (Address, including ZIP Code, and telephone number, including area code, of principal executive office)

                        MARK H. FERGUSON
                     Chairman and President
                    Firstbank of Illinois Co.
                205 South Fifth Street, 9th Floor
                   Springfield, Illinois 62701
                         (217) 753-7543

    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                           Copies to:
Jeffery M. Wilday                           Gerard K. Sandweg, Jr.
Brown, Hay & Stephens                       Thompson & Mitchell
700 First National Bank Building            One Mercantile Center, Suite 3300
Springfield, Illinois  62701                St.Louis, Missouri  63101-1693
(217) 544-8491                              (314) 231-7676


      Approximate date of commencement of proposed sale of the Securities to the public: As soon as practicable after the effective date of this Registration Statement.

                 CALCULATION OF REGISTRATION FEE
Title of each class of  Amount to      Proposed maximum  Proposed maximum   Amount of
securities to be        be registered  offering price    aggregate offering Registration
registered                             per unit*         price*             fee
Common Stock;
$1.00 Par Value         500,000        $10.55            $5,273,000         $1,818.27

*Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) based upon the aggregate book value of 200,000 shares of Confluence Bancshares Corporation
Common Stock, $1.00 par value, as of June 30, 1995.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                             Page 1
                      CROSS REFERENCE SHEET

    Firstbank of Illinois Co. Form S-4 Registration Statement

Item                                                     Location
Number                                                   in Prospectus

PART  I   INFORMATION REQUIRED IN THE PROSPECTUS

A.   INFORMATION ABOUT THE TRANSACTION

   1.  Forepart of Registration Statement and Outside    Outside Front Cover
       Statement and Outside Front Cover of Prospectus   Page; Cross Reference
                                                         Sheet

   2.  Inside Front and Outside Back Cover Pages of      Inside Front Cover
       Prospectus                                        Page; Outside Back
                                                         Cover Page

   3.  Risk Factors, Ratio of Earnings to Fixed Charges  SUMMARY
       and Other Information                             INFORMATION

   4.  Terms of the Transaction                          SUMMARY
                                                         INFORMATION;
                                                         THE MERGER

   5.  Pro Forma Financial Information                   THE MERGER

   6.  Material Contacts with the Company Being          SUMMARY
       Acquired                                          INFORMATION;
                                                         THE MERGER

   7. Additional Information Required for Reoffering by Not Applicable Persons and Parties Deemed to Be Underwriters

   8.  Interests of Named Experts and Counsel            LEGAL MATTERS;
                                                         EXPERTS

   9.  Disclosure of Commission Position on              Not Applicable
       Indemnification for Securities Act Liabilities

B.   INFORMATION ABOUT THE REGISTRANT

   10. Information With Respect to S-3 Registrants       INFORMATION
                                                         WITH RESPECT TO
                                                         FIRSTBANK OF
                                                         ILLINOIS CO.;
                                                         DOCUMENTS
                                                         INCORPORATED
                                                         BY REFERENCE
                             Page 2

   11. Incorporation of Certain Information by Reference INFORMATION
                                                         WITH RESPECT TO
                                                         FIRSTBANK OF
                                                         ILLINOIS CO.;
                                                         INCORPORATION
                                                         BY REFERENCE

   12. Information With Respect to S-2 or S-3            Not Applicable
       Registrants

   13. Incorporation of Certain Information by           Not Applicable
       Reference

   14. Information With Respect to Registrants Other     Not Applicable
       Than S-2 or S-3 Registrants

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

   15. Information With Respect to S-3 Companies         Not Applicable

   16. Information With Respect to S-2 or S-3 Companies  Not Applicable

   17. Information With Respect to Companies Other Than  INFORMATION
       S-2 or S-3 Companies                              WITH RESPECT TO
                                                         CONFLUENCE
                                                         BANCSHARES
                                                         CORPORATION

D.   VOTING AND MANAGEMENT INFORMATION

   18. Information If Proxies, Consents or
       Authorizations Are to Be Solicited                SUMMARY
                                                         INFORMATION;
                                                         SPECIAL MEETING
                                                         OF CONFLUENCE
                                                         SHAREHOLDERS;
                                                         THE MERGER;
                                                         INFORMATION
                                                         WITH RESPECT TO
                                                         CONFLUENCE
                                                         BANCSHARES
                                                         CORPORATION

   19. Information If Proxies, Consents or               Not Applicable
       Authorizations Are Not To Be Solicited
       in An Exchange Offer

                CONFLUENCE BANCSHARES CORPORATION
                        5500 Mexico Road
                   St. Peters, Missouri 63376

                              <date*notice*to*shareholders>, 1995

To the Shareholders of  Confluence Bancshares Corporation:

      You  are  cordially invited to attend a Special Meeting  of
Shareholders    to    be    held    on    the          day     of
, 1995, at 10:00 a.m., local time, in the meeting room located at
<to*be*determined> (the "Special Meeting").

     At this important meeting, you will be asked to consider and vote upon the Agreement and Plan of Merger dated June 15, 1995, as amended on July 14, 1995 (the "Merger Agreement"), pursuant to which Confluence Bancshares Corporation ("Confluence") will merge (the "Merger") with and into Colonial Bancshares, Inc., a Missouri corporation and a wholly owned subsidiary of Firstbank of Illinois Co., a Delaware corporation ("Firstbank"). Under the terms of the Merger Agreement, each share of the common stock of Confluence will be converted into the right to receive 2.5 shares of the common stock of Firstbank, subject to certain limitations and adjustments, as more fully described in the accompanying Proxy Statement/Prospectus. Approval of the Merger Agreement requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Confluence common stock.

      The Merger would provide to the shareholders of Confluence the opportunity: (i) to receive a premium over the book value of their shares of common stock of Confluence prior to the announcement of the Merger Agreement , (ii) to participate in the enhanced growth and other opportunities of a larger banking organization, and (iii) to receive stock that is traded in the over-the-counter market and reported on the National Market System of The Nasdaq Stock Market in exchange for their shares of common stock of Confluence which are not actively traded and for which there is no established public trading market. The Merger is intended to be tax-free for federal income tax purposes to Confluence shareholders who exchange their shares solely for shares of common stock of Firstbank.

      THE CONFLUENCE BOARD OF DIRECTORS CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AS BEING IN THE BEST INTEREST OF CONFLUENCE AND ITS SHAREHOLDERS. THE CONFLUENCE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

      The accompanying Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, information, including financial data, relating to Firstbank and Confluence and describe the terms and conditions of the Merger. The Board of Directors requests that you carefully review these materials before completing the enclosed Proxy or attending the Special Meeting.

      Approval by the shareholders of Confluence of the Merger Agreement is a condition to the consummation of the Merger. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign, and date the enclosed Proxy and return it in the accompanying envelope (which requires no postage if mailed within the United States). If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your Proxy for any reason prior to the vote at the Special Meeting, you may do so and your Proxy will have no further effect. You may revoke your Proxy by following the procedures set forth in the accompanying Proxy Statement/Prospectus. Attendance at the Special Meeting will not in itself constitute a revocation of an earlier dated Proxy.

     Should you require assistance in completing your Proxy or if you have any questions about the voting procedure or accompanying Proxy Statement/Prospectus, please feel free to contact Richard
C. Leuck, President, Confluence Bancshares Corporation, 5500 Mexico Road, St. Peters, Missouri 63376, Missouri, or call (314) 441-1600.


                                   James L. Wilhite
                                   Chairman of the Board


                     YOUR VOTE IS IMPORTANT

     The Merger Agreement cannot be approved unless two-thirds of all issued and outstanding shares of common stock of Confluence are voted in favor of it. Thus, a failure to vote has the same practical effect as a no vote. In the event sufficient shares are not present at the Special Meeting, Confluence, at shareholder expense, would continue to solicit votes in an attempt to achieve the necessary number of votes. Shareholders can help avoid the necessity and expense of follow-up solicitation of proxies by promptly returning the enclosed Proxy.

                CONFLUENCE BANCSHARES CORPORATION
                        5500 Mexico Road
                   St. Peters, Missouri 63376

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
             TO BE HELD <date*special*meeting>, 1995


                              <date*notice*to*shareholders>, 1995
To The Shareholders of Confluence Bancshares Corporation:

      Notice is hereby given that, pursuant to the call of its Directors, a Special Meeting of Shareholders of Confluence Bancshares Corporation will be held on <date*special*meeting>, 1995, at 10:00 a.m., local time, in the meeting room located
<to*be*determined>
, Missouri.

     The purposes of the meeting are:

      (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated June 15, 1995 and amended July 14, 1995 (as amended, the "Merger Agreement"), by and among Firstbank of Illinois Co. ("Firstbank"), Colonial Bancshares, Inc. ("Colonial"), and Confluence Bancshares Corporation ("Confluence"), pursuant to which Confluence will merge with and into Colonial (the "Merger"), the separate existence of Confluence will cease, and each share of common stock of Confluence will be converted into the right to receive 2.5 shares of common stock, $1.00 par value, of Firstbank, subject to certain limitations and adjustments, all as described in the enclosed Proxy Statement/Prospectus, which is hereby made a part of this Notice; and

      (2) To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

      Only  shareholders of record at the close  of  business  on
<date*record*date>, 1995, will be entitled to notice of,  and  to vote at, the Special Meeting.

      THE AFFIRMATIVE VOTE OF HOLDERS OF TWO-THIRDS OF THE SHARES OF COMMON STOCK OF CONFLUENCE OUTSTANDING ON THE RECORD DATE IS REQUIRED TO APPROVE THE MERGER AGREEMENT. WHETHER OR NOT YOU
PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOU MARK, SIGN, DATE, AND RETURN PROMPTLY THE PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                              By Order of the Board of Directors





                              James L. Wilhite
                              Chairman of the Board

                       PROXY STATEMENT OF
                CONFLUENCE BANCSHARES CORPORATION
                               AND
                          PROSPECTUS OF
                    FIRSTBANK OF ILLINOIS CO.

Special Meeting of Confluence Bancshares Corporation Shareholders
           to be held on <date*special*meeting>, 1995.

      This Proxy Statement/Prospectus is being furnished to the shareholders of Confluence Bancshares Corporation, a Missouri corporation ("Confluence"), in connection with the solicitation of proxies by the Board of Directors of Confluence for use at the Special Meeting of Shareholders to be held on
<date*special*meeting>,  1995.  At that meeting,  the  Confluence shareholders will consider and vote to approve an Agreement and Plan of Merger, dated June 15, 1995 and amended July 14, 1995 (the "Merger Agreement"), by and among Confluence, Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), and Colonial Bancshares Co., a Missouri corporation and wholly owned subsidiary of Firstbank ("Colonial"). Pursuant to the Merger Agreement, Confluence would merge with and into Colonial (the
"Merger"), and thereby become a wholly owned subsidiary of Firstbank. This Proxy Statement/Prospectus also serves as the Prospectus of Firstbank relating to up to 500,000 shares of common stock of Firstbank ("Firstbank Common Stock") to be issued to the shareholders of Confluence in connection with the Merger. See "THE MERGER -- Terms of the Merger".

     Upon consummation of the Merger, the business and operations of Confluence will be continued through Colonial. The Merger Agreement provides that each issued and outstanding share of Confluence common stock, $1.00 par value (the "Confluence Common Stock"), other than shares owned by Confluence shareholders who exercise their dissenters' rights under Missouri law, will be converted into the right to receive 2.5 shares of Firstbank Common Stock, $1.00 par value. The Merger Agreement provides that the number of shares of Firstbank Common Stock into which each share of Confluence Common Stock will be converted pursuant to the Merger is subject to equitable adjustments in the event of certain changes in the capitalization of Firstbank or certain acquisitions of the assets or voting securities of Firstbank. The market value of Firstbank Common Stock to be received pursuant to the Merger may fluctuate and at the consummation of the Merger may be more or less than the current fair market value of such shares. See "THE MERGER -- Terms of the Merger." No fractional shares of Firstbank Common Stock will be issued in the Merger, but cash will be paid in lieu of such fractional shares.

      The transaction is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The Merger generally is intended to achieve certain tax-
free   benefits  for  federal  income  tax  purposes  for   those
Confluence shareholders who receive shares of Firstbank Common Stock in the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences of the Merger."

      Firstbank Common Stock is traded in the over-the-counter market and its quotations are reported on the National Market System of The Nasdaq Stock Market under the symbol "FBIC." Confluence Common Stock has not been actively traded, and there is no established public trading market for such shares. On
<recent*date>, 1995, the closing price for Firstbank Common Stock as reported by The Nasdaq Stock Market, was $<recent*date> per share.

      This  Proxy  Statement/Prospectus, the  Notice  of  Special
Meeting and form of Proxy were first mailed to shareholders of Confluence on or about _________________, 1995.

      THE SHARES OF FIRSTBANK COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENTAL AGENCY OR ENTITY.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The   date   of   this   Proxy   Statement/Prospectus   is
, 1995.

                      AVAILABLE INFORMATION

      Firstbank  is subject to the informational requirements  of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Firstbank also files such items with the National Association of Securities Dealers, Inc. Such reports, proxy statements, and other information can be inspected and copied at Room 1024 of the Commission's offices at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 75 Park Place, 14th Floor, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Such reports and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which has been filed by Firstbank with the Commission. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. The Registration Statement is available for copying and inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For such further information, reference is made to the Registration Statement.

      No person has been authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any offer made hereunder nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, imply that the information herein is correct as of any time subsequent to its date.

               DOCUMENTS INCORPORATED BY REFERENCE

      THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SEE "INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO. -- INCORPORATION BY REFERENCE." COPIES OF THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO: MR. CHRIS R. ZETTEK, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRSTBANK OF ILLINOIS CO., 205 SOUTH FIFTH STREET, 9TH FLOOR, SPRINGFIELD, ILLINOIS 62701 (TELEPHONE: (217) 753-7543).

     IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY
REQUEST FOR COPIES OF DOCUMENTS SHOULD BE MADE BY
<date*5*business*days*before*shareholder*meeting>, 1995.

                Confluence Bancshares Corporation
                               and
                    Firstbank of Illinois Co.
                   Proxy Statement/Prospectus

                        TABLE OF CONTENTS
                                                                 Page

AVAILABLE INFORMATION                                            9
DOCUMENT INCORPORATED BY REFERENCE                               9
SUMMARY INFORMATION                                              12
SPECIAL MEETING OF CONFLUENCE SHAREHOLDERS                       26
THE MERGER                                                       27
     The Merger Agreement                                        27
     Background                                                  27
     Confluence's Reasons for the Merger                         28
     Firstbank's Reasons for the Merger                          28
     Terms of the Merger                                         29
     Exchange Agent                                              30
     Fractional Shares                                           30
     Conduct of Business  Prior to the Merger                    31
     Management and Operations of Confluence After the Merger    32
     Conditions to the Merger                                    32
     Resales of Firstbank Common Stock                           34
     Accounting Treatment                                        34
     Federal Income Tax Consequences of the Merger               34
     Comparison of Rights of Holders of Confluence Common
          Stock and Holders of Firstbank Common Stock            36
     Dissenters' Rights                                          40
     Shareholders' Undertaking Agreements                        41
     Pro Forma Condensed Combining Financial Statements
     (unaudited)                                                 42
     Material Contacts Between Firstbank and Confluence          49
INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO.            50
     Annual Report of Firstbank                                  50
     Incorporation by Reference                                  50
     Market Price of Common Stock and Dividends                  50
     NASDAQ Market Makers                                        51
INFORMATION WITH RESPECT TO CONFLUENCE
   BANCSHARES CORPORATION                                        52
     Business                                                    52
     Statistical Information About Confluence                    52
     Properties                                                  62
     Legal Proceedings                                           62
     Market Price of Common Stock and Dividends                  63
     Security Ownership of Certain Beneficial Owners and
          Management of Confluence                               63
     Management's Discussion and Analysis of Financial Condition
          and Results of Operations                              65

REGULATION AND SUPERVISION                                       75
OTHER MATTERS                                                    78
STOCKHOLDER PROPOSALS                                            78
LEGAL MATTERS                                                    78
EXPERTS                                                          78
FINANCIAL INFORMATION
     Index to Financial Statements                               F-1
EXHIBIT A --
     Section 351.455 of The  General and Business Corporation
        Law of the State of Missouri                             A-1

                       SUMMARY INFORMATION

      The  following  is  a brief summary of certain  information contained elsewhere in this Proxy Statement/Prospectus. The summary is necessarily incomplete and selective and is qualified in its entirety by more detailed information contained herein or incorporated herein by reference. Shareholders of Confluence are urged to read this Proxy Statement/Prospectus and Exhibit A hereto in their entirety.

Purpose of Special
Meeting:            To   obtain   approval  by  the  holders   of
                    Confluence Common Stock of the Merger Agreement and the transactions contemplated thereby. See "SPECIAL MEETING OF CONFLUENCE SHAREHOLDERS."

Time and Date of
Special Meeting:    <date*special*meeting>, 1995, 10:00 a.m.

Place of Special
Meeting:            The meeting room located on <to*be*determined>

Required Vote:      The  affirmative vote of persons holding two-
                    thirds of the issued and outstanding shares of Confluence Common Stock is required to approve the Merger Agreement. See "SPECIAL
                    MEETING OF CONFLUENCE SHAREHOLDERS."

Shares Outstanding and
Entitled to Vote:   As of <record*date>, 1995, there were 200,000
                    shares of Confluence Common Stock issued  and
                    outstanding.   Shareholders of Confluence  of
                    record   at   the   close  of   business   on
                    <date*record*date>,  1995,  are  entitled  to
                    notice  of,  and  to  vote  at,  the  Special
                    Meeting   of   Shareholders.   See   "SPECIAL
                    MEETING OF CONFLUENCE SHAREHOLDERS."

                    As of the <record*date>, 1995, directors and officers of Confluence and their affiliates owned beneficially an aggregate of 33,894 shares of Confluence Common Stock or 16.95% of the shares entitled to vote at the Special Meeting. All of Confluence's officers and directors and their affiliates have indicated their intention to vote in favor of the approval of the Merger Agreement.

Proxies:            Proxies  are  revocable at  any  time  before
                    being  exercised.   See "SPECIAL  MEETING  OF
                    CONFLUENCE SHAREHOLDERS."

Merger Agreement:   Firstbank,  Colonial, and Confluence  entered
                    into  an Agreement and Plan of Merger,  dated
                    June 15, 1995, as amended July  14, 1995 (the
                    "Merger Agreement"), providing for the merger of Confluence with and into Colonial as a result of which the separate existence of Confluence will cease, and Colonial will be the surviving corporation. See "THE MERGER."

Terms of the Merger:      Subject to the terms and conditions set
                    forth in the Merger Agreement, Confluence will merge with and into Colonial. Upon consummation of the Merger, Confluence's corporate existence will terminate and Colonial will continue as the surviving entity. Simultaneously with the effectiveness of the Merger, each share of Confluence Common Stock issued and outstanding immediately prior to the Merger, other than shares owned by Confluence shareholders who exercise their dissenters' rights under Missouri law, will be cancelled and be converted into the right to receive
                    2.5 shares of Firstbank Common Stock. The Merger Agreement provides that the number of shares of Firstbank Common Stock into which each share of Confluence Common Stock will be converted pursuant to the Merger is subject to equitable adjustments in the event of certain changes in the capitalization of Firstbank or certain acquisitions of the assets or voting securities of Firstbank. The fair market value of Firstbank Common Stock to be received pursuant to the Merger may fluctuate and at the consummation of the Merger may be more or less than the current fair market value of such shares. See "THE MERGER -- Terms of The Merger."

Recommendation of the
Board of Directors of
Confluence:         The  Board  of  Directors of  Confluence  has
                    unanimously approved the Merger Agreement as being in the best interests of Confluence and its shareholders and unanimously recommends that the shareholders of Confluence approve the Merger Agreement.

                    The Board of Directors of Confluence reached these decisions after considering the following principal factors: (i) shareholders of Confluence will receive a premium over the book value of Confluence Common Stock prior to the announcement of the Merger Agreement;
                    (ii) the Merger should provide Confluence shareholders with the opportunity to participate in the enhanced growth and other opportunities of a larger banking organization; and (iii) Confluence shareholders will receive in the Merger stock which is traded in the over-the-counter market and reported on the National Market System of the Nasdaq Stock Market, and, accordingly, the Merger should provide Confluence shareholders with increased liquidity in their holdings. See "THE MERGER -- Background" and "THE MERGER -- Confluence's Reasons for the Merger."

The Parties:        Firstbank of Illinois Co. ("Firstbank")
                    205 South Fifth Street, 9th Floor
                    Springfield, Illinois 62701
                    Telephone:  (217) 753-7543

                    Colonial Bancshares, Inc. ("Colonial")
                    12230 Manchester Road
                    Des Peres, Missouri 63131
                    Telephone:  (314) 966-8100

                    Confluence Bancshares Corporation ("Confluence") 5500 Mexico Road
                    St. Peters, Missouri 63376
                    Telephone: (314) 441-1600

Business of Firstbank:    Firstbank  is  a bank  holding  company
                    registered under the Bank Holding Company Act of 1956, as amended. Firstbank is a Delaware corporation, and owns directly or indirectly all of the outstanding capital stock of seven banks with 35 locations throughout downstate Illinois and three banking offices in Missouri. Additionally, Firstbank owns all of the outstanding capital stock of two non-banking subsidiaries, FFG Trust, Inc., a trust company organized under the laws of the State of Illinois, and FFG Investments Inc., an Illinois corporation and a registered broker-dealer. At June 30, 1995, Firstbank had consolidated total assets of $1.74 billion, loans (net of unearned discount) of $1.14 billion, deposits of $1.51 billion, and shareholders' equity of $176 million.

Business of Colonial:     Colonial  is  a  bank  holding  company
                    registered under the Bank Holding Company Act of 1956, as amended. Colonial is a Missouri corporation originally formed as a bank holding company in 1982. Firstbank acquired Colonial as a subsidiary in April 1994. Colonial's wholly-owned subsidiary bank, Colonial Bank, is located in Des Peres, Missouri.

Business of Confluence:   Confluence  is a bank  holding  company
                    registered under the Bank Holding Company Act of 1956, as amended. Confluence is a Missouri corporation and owns all of the capital stock of Duchesne Bank ("Duchesne Bank"), a Missouri banking corporation. At June 30, 1995, Confluence had consolidated total assets of $78.6 million, loans (net of unearned discount) of $53.1 million, deposits of $72.6 million, and stockholders' equity of $5.3 million.

Dissenters' Rights: Under  Missouri  law, holders  of  Confluence
                    Common Stock have the right to dissent from the Merger, and receive cash for their shares equal to the fair value of their shares if the Merger is consummated, by following certain procedures set forth in Section
                    351.455 of The Missouri General and Business Corporation Law (the "Missouri Act"). See "THE MERGER -- Dissenters' Rights."

Required Regulatory
Approval:           Before  the  Merger may be  consummated,  the
                    transaction must be approved by the Board  of
                    Governors of the Federal Reserve System  (the
                    "Federal  Reserve  Board") and  the  Missouri
                    Division    of    Finance   (the    "Missouri
                    Division").   Firstbank  filed  the  required
                    applications  on  July  25,  1995,  with  the
                    Federal   Reserve  Board  and  the   Missouri
                    Division.  No assurance can be given that all
                    required   regulatory
                    approvals   will   be obtained.   See "THE MERGER
                    -- Conditions  to the Merger."

Federal Income Tax
Consequences:       A condition to the consummation of the Merger
                    is  that  Thompson  & Mitchell,  Confluence's
                    legal   counsel,   and   Firstbank's    legal
                    counsel   or  accountants,  deliver  opinions
                    that,  assuming  that the  Merger  occurs  in
                    accordance  with  the Merger  Agreement,  the
                    Merger will constitute a "reorganization" for
                    federal  income tax purposes.  If the  Merger
                    constitutes such a reorganization, no gain or
                    loss   will   be  recognized  by   Confluence
                    shareholders  who exchange  their  shares  of
                    Confluence Common Stock solely for shares  of
                    Firstbank   Common  Stock.    However,   cash
                    received   pursuant  to   the   exercise   of
                    dissenters' rights may give rise  to  taxable
                    income.   Each  shareholder of Confluence  is
                    urged  to consult his or her own tax  advisor
                    to determine the specific tax consequences of
                    the  Merger for such shareholder.   See  "THE
                    MERGER -- Federal Income Tax Consequences of the Merger."

Conditions to the
Merger: Consummation of the Merger is subject to several conditions, including, but not limited to (i) approval of the Merger Agreement and the Merger by Confluence shareholders holding at least two-thirds of the issued and outstanding Confluence Common Stock, (ii) approval by the Federal Reserve Board and the Missouri Division of the acquisition of Confluence by Firstbank, and
                    (iii) the occurrence or nonoccurrence of certain events as described in the Merger Agreement. See "THE MERGER -- Conditions to the Merger."

Termination of the
Merger Agreement:   The Merger Agreement may be terminated at any
                    time  prior to the Effective Date, as defined
                    therein,  by mutual consent of the Boards  of
                    Directors  of  all  parties  to  the   Merger
                    Agreement, by the Board of Directors of any party to the Merger Agreement at any time after March 31, 1996, if the Merger has not been consummated, or by the parties to the Merger Agreement in the event of certain other occurrences. See "THE MERGER -- Terms of the Merger."

Amendment and Waiver
of Terms of the
Merger Agreement:   Firstbank  and Confluence may amend,  modify,
                    supplement   or  waive  certain   terms   and
                    conditions of the Merger Agreement prior to consummation of the Merger. See "THE MERGER
                    -- Terms of the Merger."

Accounting Treatment:     The  Merger is expected to be accounted
                    for as a "pooling-of-interests" for financial
                    reporting  purposes.   See  "THE  MERGER   --
                    Accounting Treatment."

Prices of Firstbank and
Confluence Common
Stock:              On  June  14,  1995,  the last  business  day
                    before  the  Merger Agreement was  announced,
                    the  closing price of Firstbank Common  Stock
                    as  reported on The Nasdaq Stock  Market  was
                    $27.00   per  share.   Shares
                    of Confluence Common Stock are not actively traded and there is no established public trading market for such shares. For information regarding more recent prices, see "INFORMATION WITH
                    RESPECT  TO  FIRSTBANK OF ILLINOIS  CO."  and
                    "INFORMATION   WITH  RESPECT  TO   CONFLUENCE
                    BANCSHARES CORPORATION."

Summary Financial
Data: The following tables set forth for the periods indicated certain summary historical financial information for Firstbank and Confluence. The balance sheet and income statement data for Firstbank and Confluence included in this summary for each of the years in the five-year period ended December 31, 1994 are taken from audited consolidated financial statements as of and for each of those five years. The balance sheet and income statement data for Firstbank and Confluence which are included in this summary for the six-month period ended June 30, 1995 are taken from unaudited consolidated financial statements of Firstbank and Confluence as of and for the six months ended June 30, 1995. Results for the six months ended June 30, 1995 are not necessarily indicative of results for the entire year. These data include all adjustments which, in the opinion of the respective management of Firstbank and Confluence, are necessary for a fair presentation of these periods and are of a normal recurring nature. The following pages should be read in conjunction with the consolidated financial statements of Firstbank and Confluence, and related notes thereto, incorporated into this Proxy Statement/Prospectus by reference and included elsewhere herein, respectively. See "INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO.," and "INFORMATION WITH RESPECT TO CONFLUENCE BANCSHARES CORPORATION."

               THIS PAGE INTENTIONALLY LEFT BLANK

                             Page 17

                    FIRSTBANK OF ILLINOIS CO.
         SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
                                                      As of and for the
                                                      Six Months Ended   As of and for the Years Ended December 31,
                                                      June 30, 1995     1994       1993       1992       1991       1990
          (dollars in thousands, except per share data)
Balance Sheet Items
  Investment securities                                $   413,464      $  458,253 $  432,846 $  522,088 $  485,514 $  353,439
  Loans, net of unearned discount                        1,143,641       1,132,039  1,097,392  1,050,515  1,105,744    920,018
  Reserve for possible loan losses                          17,769          17,801     17,861     16,288     14,421     11,500
  Total assets                                           1,739,440       1,753,061  1,707,807  1,761,409  1,796,735  1,434,574
  Total deposits                                         1,509,779       1,476,434  1,477,100  1,533,849  1,589,172  1,274,299
  Long-term borrowings                                         200          10,638     21,377     27,111     31,585      4,077
  Stockholders' equity                                     175,833         158,484    153,649    139,886    127,953    114,296

Results of Operations
  Interest income                                      $    62,556      $  120,029 $  121,114 $  137,488 $  143,298 $  129,939
  Interest expense                                          26,148          43,380     44,168     61,255     78,682     75,802
    Net interest income                                     36,408          76,649     76,946     76,233     64,616     54,137
  Provision for possible loan losses                         1,050           2,700      5,395      5,941      4,871      4,312
  Net income before cumulative effect
    of change in accounting principle                       12,201          23,454     18,863     16,993     14,367     11,656
  Cumulative effect of change in accounting
    principle                                                  -               -          386        -          -          -
  Net income                                                12,201          23,454     19,249     16,993     14,367     11,656

Per Share Data
  Net income before cumulative effect
    of change in accounting principle                   $    1.22       $     2.36 $     1.91 $     1.73 $     1.51 $     1.25
  Cumulative effect of change in accounting principle          -                -         .04         -          -          -
  Net income                                                 1.22             2.36       1.95       1.73       1.51       1.25
  Cash dividends declared                                    0.44             0.80       0.72       0.64       0.59       0.53
  Book value                                                17.89            16.13      15.72      14.41      13.25      12.30
  Tangible book value                                       16.30            14.48      13.90      12.40      11.10      10.81

Other Information
  Return on average assets                                  1.43%            1.34%      1.10%       .96%       .89%       .83%
  Return on average equity                                  14.82           15.05      12.72      12.67      11.93      10.57
  Net interest margin (tax-equivalent)                       4.70            4.86       5.05       4.85       4.42       4.36
  Stockholders' equity to assets                            10.11            9.04       9.00       7.94       7.12       7.97
  Primary capital to assets                                 11.02            9.95       9.94       8.79       7.86       8.70
  Tangible capital to assets                                 9.29            8.19       8.04       6.91       6.04       7.07

Stock Price Information
  Market value:
    Period end                                         $    27.00            25.83      24.17      25.25      19.00      12.33
    High                                                    27.75            25.83      26.17      25.33      20.00      13.67
    Low                                                     25.50            22.67      23.33      18.50      11.50      10.33

NOTE: The year-end information in this Summary is as reported in Firstbank's Annual Report on Form 10-K (which is incorporated by reference herein). All per share information has been adjusted to reflect a three-for-two split on Firstbank Common Stock which was effective April 1, 1995.
                             Pages 18 & 19

                CONFLUENCE BANCSHARES CORPORATION
         SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
                                                       As of and for the
                                                       Six Months Ended
                                                       June 30, 1995     1994     1993     1992     1991     1990


          (dollars in thousands, except per share data)
Balance Sheet Items
  Investment securities                                $  14,929         $ 9,964  $10,200  $ 4,937  $ 2,854  $   447
  Loans, net of unearned discount                         53,134          46,511   32,502   24,152   16,182   13,541
  Allowance for possible loan losses                         658             559      391      250      162      138
  Total assets                                            78,573          63,841   51,095   35,812   27,101   21,278
  Total deposits                                          72,643          58,556   46,600   31,645   23,051   18,292
  Note payable                                               250             -        -        -        -        -
  Stockholders' equity                                     5,273           4,827    4,276    4,040    3,939    2,852

Results of Operations
  Interest income                                       $  2,934         $ 4,225  $ 2,896  $ 2,208  $ 1,990  $ 1,727
  Interest expense                                         1,404           1,677    1,238    1,152    1,167    1,070
  Net interest income                                      1,530           2,548    1,658    1,056      823      657
  Provision for possible loan losses                         103             242      140       73       48       85
  Net income (loss)                                          338             580      236      101       87      (11)

Per Share Data
  Net income (loss)                                     $   1.69         $  2.90  $  1.18  $  0.51  $  0.44  $  (0.06)
  Cash dividends declared                                     -              -        -        -        -         -
  Book value                                               26.37           24.14    21.38    20.20    19.70     14.26
  Tangible book value                                      26.37           24.14    21.38    20.20    19.70     14.26

Other Information
  Return on average assets                                 0.95%           1.01%    0.54%    0.33%    0.38%   (0.06)%
  Return on average equity                                13.46           12.79     5.69     2.54     2.96    (0.39)
  Net interest margin (tax-equivalent)                     4.65            4.87     4.19     3.75     3.80     3.87
  Stockholders' equity to assets                           6.71            7.56     8.37    11.28    14.53    13.40
  Primary capital to assets                                7.49            8.36     9.06    11.90    15.04    13.96
  Tangible capital to assets                               6.71            7.56     8.37    11.28    14.53    13.40

Stock Price Information*

* No established public trading market exists for Confluence Common Stock. To the knowledge of management, there have been no transfers of Confluence Common Stock since the organization of Confluence in February 1995. The transfer of Confluence Common Stock is restricted by the terms of a stock restriction agreement by and among each of the shareholders of Confluence.

                             Pages 20 & 21

Comparative Per Share Data:    The following table sets forth for
                         the     periods    presented    selected
                         historical (unaudited) per share data of
                         Firstbank     and     Confluence     and
                         corresponding  pro  forma    per   share
                         amounts   for  Firstbank  after   giving
                         effect to the Merger. The table also sets forth the pro forma equivalents of one share of Confluence Common Stock after giving effect to the Merger.

                         The  data  presented are based upon  the
                         historical    consolidated     financial
                         statements   and   related   notes    of
                         Firstbank  and Confluence, and  the  pro
                         forma   condensed  combining   financial
                         statements (unaudited) and related notes
                         included elsewhere herein and should  be
                         read  in  conjunction  therewith.    The
                         assumptions  used in the preparation  of
                         this table are included in "Notes to Pro
                         Forma   Condensed  Combining   Financial
                         Statements."    These   data   are   not
                         necessarily indicative of the results of
                         future   operations  of   the   combined
                         organization or the actual results  that
                         would  have  occurred if the Merger  had
                         been consummated on June 30, 1995.   See
                         "THE   MERGER  --  Pro  Forma  Condensed
                         Combining     Financial     Statements,"
                         "INFORMATION  WITH RESPECT TO  FIRSTBANK
                         OF  ILLINOIS CO.," and "INFORMATION WITH
                         RESPECT    TO    CONFLUENCE   BANCSHARES
                         CORPORATION."

                             Page 22

                   Comparative Per Share Data
                           (unaudited)

                                                              Net Income
                                                              Per Common
                           Book Value      Cash Dividends    Share Before
                        Per Common Share  Per Common Share   Extraordinary
Item

For the six months
ended June 30, 1995:
 Firstbank:
  As reported               $17.89             $0.44           $1.22
  Pro forma combined         17.53              0.44            1.20
 Confluence:
  As reported               $26.37             $  -            $1.69
  Equivalent pro forma       43.83              1.10            3.00

For the years ended
December 31:

1994:
 Firstbank:
  As reported               $16.13             $0.80           $2.36
  Pro forma combined         15.82              0.80            2.30
 Confluence:
  As reported               $24.14             $  -            $2.90
  Equivalent pro forma       39.55              2.00            5.75

1993:
 Firstbank:
  As reported               $15.72             $0.72           $1.91
  Pro forma combined         15.37              0.72            1.84
 Confluence:
  As reported               $21.38             $  -            $1.18
  Equivalent pro forma       38.43              1.80            4.60

1992:
 Firstbank:
  As reported               $14.41             $0.64           $1.73
  Pro forma combined         14.10              0.64            1.65
 Confluence:
  As reported               $20.20             $  -            $0.40
  Equivalent pro forma       35.25              1.60            4.13


NOTE TO COMPARATIVE PER SHARE DATA:
Equivalent pro forma amounts for Confluence equal Firstbank pro forma combined amounts multiplied by the common stock exchange ratio of 2.5 shares of Firstbank Common Stock to be received for each share of Confluence Common Stock. All per share information has been adjusted to reflect a three-for-two split on Firstbank Common Stock which was effective April 1, 1995.

                             Page 23

Comparative Market Prices:    Firstbank Common Stock is quoted on
                         the National Market System of the Nasdaq
                         Stock  Market  under the symbol  "FBIC".
                         There  is no established public  trading
                         market for Confluence Common Stock.  The
                         following  chart sets forth the  closing
                         price  of Firstbank Common Stock  as  of
                         June  14,  1995,  the last  trading  day
                         preceding   the  announcement   of   the
                         Merger, and the pro forma equivalent for
                         one  share  of Confluence Common  Stock,
                         had the Merger been effective as of June
                         14,   1995.    To   the   knowledge   of
                         Confluence's management, there have been
                         no  transactions  in  Confluence  Common
                         Stock   since   the   organization    of
                         Confluence in February 1995.

                         Firstbank Common Stock price
                              as reported:            $27.00

                         Confluence Common Stock
                              pro forma equivalent:   $67.50

Summary of Selected Pro
Forma Combined Financial
Information:             The  following table provides a  summary
                         of selected pro forma combined financial
                         information of Firstbank and Confluence.
                         This  information  should  be  read   in
                         conjunction with the "THE MERGER --  Pro
                         Forma   Condensed  Combining   Financial
                         Statements" for further discussion of pro forma accounting treatment included in the following table.

                             Page 24

  Summary of Selected Pro Forma Combined Financial Information

                                      As of and for the    As of and for the
                                      Six Months Ended   Years Ended December 31,
                                       June 30, 1995     1994       1993         1992

                                (dollars in thousands, except per share data)

Balance Sheet Items
 Investment securities                  $  428,393       $  468,217  $  443,046   $  527,025
 Loans, net of unearned discount         1,196,775        1,178,550   1,129,894    1,074,667
 Reserve for possible loan losses           18,427           18,360      18,252       16,538
 Total assets                            1,818,013        1,816,902   1,758,902    1,797,221
 Total deposits                          1,582,422        1,534,990   1,523,700    1,565,494
 Long-term borrowings                          450           10,638      21,377       27,111
 Stockholders' equity                      181,106          163,311     157,925      143,926

Results of Operations
 Interest income                        $   65,490       $  124,254  $  124,010   $  139,696
 Interest expense                           27,552           45,057      45,406       62,407
 Net interest income                        37,938           79,197      78,604       77,289
 Provision for possible loan losses          1,153            2,942       5,535        6,014
 Net income before cumulative effect of
  change in accounting principle and
  extraordinary item                        12,539           24,034      19,099       17,072

Per Share Data
 Net income before cumulative effect of
  change in accounting principle and
  extraordinary item                    $     1.20       $     2.30  $     1.84   $     1.65
 Cash dividends declared                      0.44             0.80        0.72         0.64
 Book value                                  17.53            15.82       15.37        14.10
 Tangible book value                         16.02            14.25       13.64        12.25

Other Information
 Return on average assets                    1.41%            1.33%       1.09%        0.95%
 Return on average equity                    4.78            14.99       12.53        12.36
 Stockholders' equity to assets              9.96             8.99        8.98         8.01
 Primary capital to assets                   0.87             9.90        9.91         8.85
 Tangible capital to assets                  9.18             8.17        8.05         7.03

                             Page 25

           SPECIAL MEETING OF CONFLUENCE SHAREHOLDERS

      This  Proxy  Statement/Prospectus  is  being  furnished  in connection  with  the solicitation by the Board of  Directors  of
Confluence  of  proxies  to be voted at the  Special  Meeting  of
Shareholders of Confluence to be held on <date*special*meeting*>,
1995, and any adjournment thereof.   At the Special  Meeting  the
holders  of Confluence Common Stock will consider and  vote  upon the approval of the Merger Agreement providing for the Merger  of
Confluence  with and into Colonial.  The meeting will take  place in the meeting room located <to*be*determined>.

       The   Board   of   Directors  of  Confluence   has   fixed
<date*record*date>, 1995, as the record date ("Record Date")  for determining the shareholders of Confluence entitled to notice  of and  to vote at the meeting.  On the Record Date, Confluence  had outstanding  200,000  shares  of its  Common  Stock,  each  share entitling its holder to one vote on each matter to be voted  upon
at  the  meeting.   The affirmative vote of the holders  of  two-
thirds  of the issued and outstanding Confluence Common Stock  is required for approval of the Merger Agreement.  As of the  Record
Date,  directors and officers of Confluence and their  affiliates beneficially  owned an aggregate of 33,894 shares  of  Confluence
Common  Stock, or approximately 16.95% of the outstanding  shares of  Confluence  Common  Stock entitled to  vote  at  the  Special
Meeting.   All  such directors and officers and their  affiliates
have indicated their intent to vote their shares  in favor of the
Merger Agreement.

      Confluence will bear the cost of soliciting proxies in  the accompanying  form,  other than the cost of printing  this  Proxy
Statement/Prospectus,   which  will  be   borne   by   Firstbank.
Officers, directors, and employees of Confluence may also solicit proxies  by  mail,  personal, conversation, telephone,  facsimile transmission,  or  telegraph.  Compensation, other  than  regular compensation for those individuals' regular duties, will  not  be paid to those individuals for such solicitation services.

       It   is   not  intended  that  any  business  other   than
consideration of the Merger Agreement and Merger described  above will  be  presented at the meeting.  With respect  to  any  other matters  or  proposals that may legally come before the  meeting, however,  it is the intention of the persons named as proxies  to vote said proxy in accordance with their best judgment.

       The   Board  of  Directors  of  Confluence  requests  that
shareholders  of Confluence mark, sign, and date the accompanying form  of  Proxy  and  promptly return it  to  Confluence  in  the enclosed  envelope.  If a Proxy is properly executed and returned in  time for voting, it will be voted as indicated thereon or, if no  voting instructions are indicated thereon, such Proxy will be voted  in  favor of the Merger Agreement and Merger.  Failure  to return  a  properly executed Proxy  or to vote in person  at  the
Special  Meeting will have the practical effect of a vote against
the  Merger  Agreement.   A Proxy may be revoked  by  the  person
giving  it at any time prior to its being voted.  Such revocation may  be accomplished by a letter, by a properly executed form  of
Proxy  bearing  a  later  date, delivered  to  the  Secretary  of
Confluence, or if the person giving the Proxy is present  at  the
Special Meeting of Shareholders and wishes to vote in person, the
Proxy  may  be  withdrawn  at that time.   Merely  attending  the
Special Meeting of Shareholders will not constitute revocation of a Proxy.

      Shares of Confluence Common Stock subject to abstentions will be treated as shares present at the Special Meeting of Shareholders for purposes of determining the presence of a quorum but as unvoted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of shareholders on a particular proposal.

                             Page 26

                           THE MERGER

The Merger Agreement

      The  following information with respect to  the  Merger  is qualified in its entirety by reference to the Merger Agreement  , which  is  incorporated herein by reference to Exhibits  2.1  and
2.2   of   the   Registration  Statement  of  which  this   Proxy
Statement/Prospectus is a part.  Each person to whom  this  Proxy
Statement/Prospectus is delivered may obtain a copy of the Merger
Agreement   without  charge  upon written  request  addressed  to
Richard  C.  Leuck, President, Confluence Bancshares Corporation,
5500 Mexico Road, St. Peters, Missouri 63376.

Background

      Confluence  has  been  approached  from  time  to  time  by
companies   seeking  to  acquire  it.   These  discussions   have
generally   not  been  substantive.   Firstbank  had   approached
Confluence  on several occasions and most recently approached  it
in  May  of  1995.   On  May  23, 1995, the  parties  executed  a
confidentiality  agreement and Firstbank began due  diligence  to determine  whether  or not it would be willing  to  engage  in  a transaction with Confluence.

     On May 25, 1995, a special meeting of the Board of Directors of Confluence was held to report on approaches made to Confluence and  on  the general topic of being acquired.  A full report  was made  of  the  various  expressions of  interest  that  had  been
received.   The  Board  also discussed  the  banking  climate  in
general and recent federal legislation with respect to interstate banking and branching.  The consensus of the meeting was that  it was appropriate to explore the subject of a merger based upon the existing  climate,  and  the prospect,  based  upon  the  initial overture  of Firstbank, that a very significant premium might  be realized by the shareholders in excess of the  current book value per  share  of  the Confluence Common Stock.  The Directors  also discussed the Company's long term business plan and were  advised by Thompson & Mitchell concerning the Board's fiduciary duties of due  care  and  absolute  loyalty.  The  Board  of  Directors  of
Confluence  were  advised of and considered the  subject  of  the
Board's  responsibility to accept another offer in  the  event  a better offer was received and breakup fees that would have to  be
paid  in  such  an  event that are typical in transactions.   The
Board  also  discussed  whether  or  not  the  engagement  of  an investment  advisor  was  appropriate.  Subsequently,  the  Board determined  not to engage an investment advisor in  view  of  the
very  significant  premium  that was  proposed  to  be   paid  by
Firstbank.

     On June 9, 1995, a special meeting of the Board of Directors
was  held.   At  this  meeting,  a draft  of  a  proposed  merger
agreement  was reviewed and the substantive terms were discussed.
The  nature  of  an  appropriate  due  diligence  examination  of
Firstbank  was determined and representatives were  appointed  to conduct  such  due  diligence within  the  due  diligence  period provided  for  in the proposed agreement.  The Board  unanimously approved entering into the Merger Agreement on substantially  the terms presented at the meeting.

      On  June  15,  1995, the parties entered into a  definitive
agreement   providing  for  the  acquisition  of  Confluence   by
Firstbank  in  exchange for 500,000 shares of Firstbank's  Common
Stock.

      Subsequently, on July 7, 1995 the Board received and reviewed the due diligence report and determined not to exercise its right to withdraw from the agreement, and decided to proceed to present the Merger Agreement to the shareholders of Confluence for their consideration.

                             Page 27

Confluence's Reasons for the Merger

     The principal reason for the merger was the very substantial premium  offered  by Firstbank in excess of the  book  value  per share  of  Confluence Common Stock.  Using the book  value  of  a share  of  Confluence on March 31, 1995 of approximately  $25.04, the  offer  of Firstbank of 500,000 shares valued at  $27.50  per share,  the  approximate  price of Firstbank  shares  during  the negotiations, results in a premium of approximately 174% over the book  value  of  a share of Confluence.  In addition,  the  Board believed  that obtaining shares in a tax-free exchange and  in  a publicly traded company would provide liquidity which was  absent in  shares  held in Confluence which were subject  to  a  binding agreement  such  that  the shares could not  be  offered  to  the public.  The Board reviewed the dividend history of Firstbank and
the  fact  that  Confluence has never paid a  dividend.   In  the
course  of  reaching  its determination  to  approve  the  Merger
Agreement and recommend it to the shareholders, without assigning any  relative  weights,  a  number  of  additional  factors  were reviewed, including the following material considerations:

      (i)   the  current banking climate and the  fact  that  the
financial  services  industry  is  generally  consolidating   and
further consolidation may be anticipated;

      (ii) the price ranges of comparable transactions nationally and within the State of Missouri;

      (iii) the earnings history of Firstbank, its financial condition, business, assets and liabilities, and the management of both Firstbank and Confluence;

      (iv)  the  benefits  to be received  as  a  result  of  the
combination  of  Confluence  and  Firstbank  in  terms   of   the
additional  banking products that could be offered  to  customers and  the resultant contribution that Confluence would be able  to make to Firstbank's operating results;

     (v)  the federal and state legislative changes affecting the
banking  industry in general, the outlook for   Confluence  in  a
changing  banking  and  financial  services  industry,  and   the
particular impact of interstate banking; and

      (vi) the probable impact of the Merger on customers of Confluence and the community served by Confluence.

      FOR  THESE  REASONS, THE BOARD OF DIRECTORS  OF  CONFLUENCE
UNANIMOUSLY  RECOMMENDS THAT HOLDERS OF CONFLUENCE  COMMON  STOCK
VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Firstbank's Reasons for the Merger

     One aspect of Firstbank's strategic plan is continued growth through  acquisition.  In an effort to increase market share  and create  opportunities  for  the most  significant  cost  savings,
Firstbank  has  focused on opportunities in and around  areas  in which it already operates.  During the last five years, Firstbank
has   spent   significant  time  and  effort  evaluating   merger
opportunities  in  the multi-county region  surrounding  the  St.
Louis metropolitan area.  This region, which includes counties in
Illinois  and Missouri, has been attractive to Firstbank  because of  its  growth  potential  and retail,  small  and  medium-sized business concentration.

      Since its acquisition of Colonial and its bank subsidiary, Colonial Bank, headquartered in Des Peres, Missouri in April of
1994, Firstbank has been searching for merger candidates located west of St. Louis. In addition to its attractive market area and client base, Confluence possesses the potential for continued growth in earnings and presents the opportunity for operation efficiencies.

                             Page 28

Terms of the Merger

     Pursuant to the Merger Agreement, Confluence will merge with and into Colonial, a wholly owned subsidiary of Firstbank. Upon consummation of the Merger, Confluence's corporate existence will terminate and Colonial will continue as the surviving entity.
Simultaneously with the effectiveness of the Merger, each share of Confluence Common Stock issued and outstanding immediately prior to the Merger, other than shares owned by Confluence shareholders who exercise their dissenters' rights under Missouri law, will be cancelled and be converted into the right to receive
2.5  shares  of Firstbank Common Stock (the "Conversion  Ratio").
The fair market value of Firstbank Common Stock received pursuant to the Merger may fluctuate and at the consummation of the Merger may be more or less than the current fair market value of such shares.

      The Merger Agreement provides that the Conversion Ratio  is subject  to  equitable adjustment in the event of  certain  stock splits, stock dividends, combinations of shares, distributions of warrants or other rights, and/or any other capital rearrangements by  Firstbank.  Additionally, the Merger Agreement provides  that the  Conversion Ratio shall be equitably adjusted  in  the  event
Firstbank   shall  enter  into  an  agreement,   arrangement   or
understanding with any person pursuant to which such person would
(i)  purchase,  lease or otherwise acquire 50%  or  more  of  the
assets  of  Firstbank  or   (ii) purchase  or  otherwise  acquire
(including  by  way of merger, consolidation, share  exchange  or
similar   transaction)   beneficial   ownership   of   securities
representing 30% or more of the voting power of Firstbank  (each, an "Acquisition").  If an Acquisition is consummated prior to the
date  the  Merger  becomes  effective  ("Effective  Date"),   the
Conversion Ratio shall be equitably adjusted so that the  holders of  the  Confluence  Common Stock who  are  entitled  to  receive
Firstbank  Common Stock pursuant to the Merger will  receive  the
same   number  of  shares  of  Firstbank  Common  Stock  as  such shareholders  would have been entitled to receive if  the  Merger were effective prior to the consummation of the Acquisition.

     NO ASSURANCE CAN BE GIVEN THAT THE CURRENT FAIR MARKET VALUE
OF  FIRSTBANK COMMON STOCK WILL BE EQUIVALENT TO THE FAIR  MARKET
VALUE  OF  FIRSTBANK  COMMON STOCK ON  THE  DATE  SUCH  STOCK  IS
RECEIVED  BY A CONFLUENCE SHAREHOLDER OR AT ANY OTHER TIME.   THE
FAIR  MARKET  VALUE  OF  FIRSTBANK COMMON  STOCK  RECEIVED  BY  A
CONFLUENCE  SHAREHOLDER MAY BE GREATER OR LESS THAN  THE  CURRENT
FAIR  MARKET  VALUE  OF FIRSTBANK COMMON STOCK  DUE  TO  NUMEROUS
MARKET FORCES.

      No  fractional  shares of Firstbank Common  Stock  will  be
issued   in  the  Merger.   In  lieu  thereof,  shareholders   of
Confluence  who would otherwise be entitled to receive fractional shares  will  receive  cash  in an amount  to  be  determined  by multiplying  the fractional share interest to which  such  holder
would  otherwise  be  entitled by $27.50.   See  "THE  MERGER  --
Fractional Shares."

      The  Merger  Agreement may be amended only in  writing  and
signed  by each of the parties to the Merger Agreement.   If  the
shareholders  of  Confluence approve the Merger Agreement,  after such  approval no amendments may be made to the Merger  Agreement that  would  have  an  adverse effect upon  the  shareholders  of
Confluence.

      The Merger Agreement may be terminated at any time prior to the Effective Date by (i) mutual consent of the Boards of Directors of all parties to the Merger Agreement; (ii) by the Board of Directors of any party to the Merger Agreement at any time after March 31, 1996, if the Merger Agreement has not been consummated by that date; (iii) by the Board of Directors of any party to the Merger Agreement if any federal and/or state regulatory agency whose approval is required for the consummation of the Merger Agreement denies approval of the transactions contemplated by the Merger Agreement; (iv) by the Board of Directors of Firstbank or of Confluence in the event of a material breach by the other of any representation, warranty, or agreement in the Merger Agreement

                             Page 29

which is not cured within the period given to cure such breach as set forth in the Merger Agreement; and (v) by Firstbank if Confluence or Duchesne Bank engage in certain activity relating to the possibility of a merger with any party other than Firstbank.

     The Merger Agreement additionally provides that in the event that  Confluence  shall enter into an agreement  with  any  third
party   providing  for  a  merger  or  certain   other   business
combinations  and  the entry of such agreement  occurs  during  a period  within nine months of (i) failure of the Merger Agreement
to   be   approved  by  the  shareholders  of  Confluence,   (ii)
termination  of  the Merger Agreement by Firstbank  for  material breach, or (iii) failure of certain closing conditions to  occur, then  Confluence  shall  pay to Firstbank as  liquidated  damages
$500,000, plus all reasonable out-of-pocket expenses incurred  by
Firstbank in connection with the transactions contemplated by the
Merger Agreement.

Exchange Agent

      Upon  the closing date of the Merger ("Closing Date"),  the total amount of the shares of Firstbank Common Stock to be issued will  be deposited with Colonial Bank, Des Peres, Missouri, which
will  act  as  exchange agent (the "Exchange Agent").   Within  5
business  days  following  the  Closing  Date,  each  holder   of
Confluence Common Stock will receive, after the  Effective  Date, a transmittal letter and instructions describing the procedure to be  followed  to exchange his or her certificate(s)  representing shares  of Confluence Common Stock for shares of Firstbank Common
Stock.   Each holder of Confluence Common Stock, upon  submission
to   the  Exchange  Agent  of  a  properly  executed  letter   of
transmittal  and  surrender to the Exchange Agent  of  the  stock certificate(s) formerly representing shares of Confluence  Common
Stock, will be entitled to receive a stock certificate evidencing the shares of Firstbank Common Stock to which such shareholder is entitled  and  shall  be  entitled to  receive  payment  for  any
fractional   shares.   Until  so  surrendered,   the   Confluence
certificate(s)  to  be exchanged for shares of  Firstbank  Common
Stock  shall be deemed for all purposes to evidence the right  to receive the number of shares of Firstbank Common Stock which  the holder thereof would be entitled to receive upon surrender of the
Confluence certificate(s).

     The Exchange Agent, under the Merger Agreement, will receive and  hold  dividends declared by Firstbank on shares of Firstbank
Common Stock (without accruing interest thereon) until such  time
as   the  Confluence  certificate(s)  shall  have  been  properly
surrendered   together  with  a  duly  executed   and   completed
transmittal  letter.   Interest will not  be  paid  on  any  cash
balances  held  by the Exchange Agent.  After 180 days  following the closing, the Exchange Agent will return any cash balances and
Firstbank  stock  certificates held  by  it  to  Firstbank.   Any
Confluence  shareholders who have not properly surrendered  their
Confluence  certificate(s) for exchange may then do  so  directly with Firstbank.

Fractional Shares

      No fractional shares of Firstbank Common Stock will be issued pursuant to the Merger. In lieu thereof, each holder of Confluence Common Stock who would otherwise be entitled to receive fractional shares will receive cash in an amount to be determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $27.50. Such amounts received in lieu of fractional share interests may vary from the market value of such fractional shares as of the Closing Date.
Cash received in lieu of a fractional share will be treated, for federal income tax purposes, as cash received in redemption of such fractional share interest. The receipt of such cash should cause the recipient to recognize capital gain or loss, in an amount equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis allocable to the fractional share interest. See "THE MERGER --
Certain Federal Income Tax Consequences."

                             Page 30

Conduct of Business Prior to the Merger

      The Merger Agreement provides that Firstbank and Confluence will  take or refrain from taking certain  actions prior  to  the
Merger.   In  general, Firstbank and Confluence have agreed  that
they will continue to conduct their respective businesses in  the usual,  regular,  and ordinary course in substantially  the  same manner that they have been conducted.

      During the period from the date of the Merger Agreement to the Closing Date, Confluence has agreed it will not, and will not cause, vote in favor of, or otherwise authorize, approve, or permit its subsidiary, Duchesne Bank to:

      (a) Declare and/or pay any dividends on its outstanding shares of capital stock, other than dividends from Duchesne Bank to Confluence;

      (b) Enter into or amend any employment, severance, or similar agreements or arrangements with any director, officer, key employee, or consultant; provided, however, that Confluence may engage such person or persons, who may be directors of Confluence, to perform a due diligence investigation of Firstbank and its subsidiaries;

     (c) Authorize, recommend, propose, or announce an intention to authorize, recommend, or propose, or enter into an agreement in principle with respect to, any merger, consolidation, or acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, other than as may be necessary pursuant to the exercise of the fiduciary duties of the Board of Directors of Confluence or Duchesne Bank, or release or relinquish any material contract rights not in the ordinary course of business;

      (d) Propose or adopt any amendments to the articles of incorporation of Confluence, the articles of association of Duchesne Bank or any of their respective by-laws;

      (e) Issue any shares of capital stock or effect any stock split or otherwise change its capitalization as it existed as of June 15, 1995;

       (f)   Grant,  confer,  or  award  any  options,  warrants,
conversion rights, or other rights not existing on June 15,  1995 to acquire any shares of its capital stock;

     (g)  Purchase or redeem any shares of its capital stock;

      (h)   Enter  into or increase any loan or credit commitment
(including standby letters of credit), purchase securities, or invest or agree to invest in any person or entity in an amount in excess of $100,000 without first consulting with Firstbank and Colonial; provided, however, that nothing in the Merger Agreement shall prohibit Duchesne Bank from honoring any contractual and legally binding obligation in existence on June 15, 1995;

      (i) Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of Confluence's representations and warranties untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act;

     (j)  Directly or indirectly (including through its officers,
directors,   employees,   or  other  representatives)   initiate,
solicit,  or  encourage any discussions, inquiries, or  proposals with  any  party (other than Firstbank and Colonial) relating  to the  disposition  of any significant portion of the  business  or assets of Confluence or Duchesne Bank, or the acquisition of  the
capital   stock  (or  rights  or  options  exercisable  for,   or
securities  convertible or exchangeable into, capital  stock)  of
Confluence  or

                             Page 31

Duchesne  Bank, or the merger  of  Confluence  or
Duchesne   Bank,  with  any  person,  corporation,   partnership,
business  trust,  or  other entity (each such  transaction  being referred to as an "Acquisition Transaction"), or provide any such person  with information (other than information required  to  be given  under  applicable law, rule or regulation)  or  assist  or negotiate  with  any such person with respect to  an  Acquisition
Transaction  other  than  as  may be necessary  pursuant  to  the exercise  of  the fiduciary duties of the Board of  Directors  of
Confluence or Duchesne Bank;

      (k)  Take back or commence foreclosure on any property; or

      (l) Take any actions, or fail to take any actions which alone, or together with any other action or inaction, shall create, alter, or eliminate any rights, benefits, obligations, or liabilities of any person (including, but not limited to the participants, beneficiaries, Confluence, Duchesne Bank, or, after the Merger, Firstbank or Colonial) with respect to any employee benefit plans or policies.

      Both parties have agreed that if there is any material adverse change in their business or condition, they will notify the other of such change. Confluence has also agreed to allow
Firstbank to review its books and records prior to the Merger.

Management and Operations of Confluence After the Merger

     On the Closing Date of the Merger, Confluence will be merged with  and  into Colonial and the separate corporate existence  of
Confluence  will  cease.   Colonial's  Board  of  Directors   and
officers  will  be  the  board  and  officers  of  the  surviving
corporation  after  the  Effective  Date.   The  operations    of
Confluence's  sole  subsidiary, Duchesne Bank,  are  expected  to continue with no material changes following the Effective Date.

      As a result of the Merger, Firstbank will continue to own all of the issued and outstanding stock of Colonial and will indirectly own all of the outstanding stock of Duchesne.

Conditions to the Merger

      The  Merger  Agreement provides that  consummation  of  the
Merger  is  subject  to  certain  conditions,  unless  any   such
condition  is  waived  by  the  party(ies)  in  whose  favor  the condition exists, including, but not limited to, the following:

     (1) The Merger Agreement shall have been validly approved by a vote of shareholders owning two-thirds of the issued and outstanding shares of Confluence Common
          Stock.

     (2) Confluence and Firstbank shall have complied with their respective agreements, covenants, and conditions and their representations and warranties shall have been confirmed as set forth in the Merger Agreement.

     (3) The Merger Agreement and the transactions contemplated thereby shall have been approved by the Federal Reserve
          Board, the Missouri Division, and any other Federal and/or State regulatory agencies necessary for the consummation of the Merger.

     (4)  The   Registration  Statement  (of  which  this   Proxy
          Statement/Prospectus  forms a  part)  shall  have  been
          declared effective and shall not be subject to  a  stop
          order or threatened stop order.

     (5) Neither Confluence, Firstbank nor Colonial shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                             Page 32

     (6)  There  shall have been no material adverse change since
          June  15,  1995, in the business, financial  condition,
          operations,   or   prospects  of  Firstbank   and   its
          subsidiaries, taken as a whole, or Confluence  and  its
          subsidiary,  taken as a whole, other  than  changes  in
          banking   laws   or   regulations,  or  interpretations
          thereof, that affect the banking industry generally  or
          changes in the general level of interest  rates.

     (7) Each of Confluence and Firstbank shall have received from legal counsel for the other party an opinion of such counsel relating to certain matters as set forth in the Merger Agreement.

     (8)  Confluence  shall  have received  an  opinion  of   (i)
          Thompson  &  Mitchell and (ii) Firstbank's  counsel  or
          accountants, each such opinion to the effect  that  (A)
          the  transactions contemplated by the Merger  Agreement
          will constitute a reorganization within the meaning  of
          Section  368 of the Internal Revenue Code of  1986,  as
          amended  (the "Code"), and that each constituent  party
          to   the   transaction  constitutes  a  "party   to   a
          reorganization" within the meaning of Section 368(b) of
          the Code, (B) no gain or loss will be recognized by the
          shareholders of Confluence as a result of  the  Merger,
          (C) each shareholder of Confluence who exchanges his or
          her shares of Confluence Common Stock solely for shares
          of  Firstbank Common Stock will recognize  no  gain  or
          loss, (D) the basis of such Firstbank Common Stock will
          equal  the  basis  of the Confluence Common  Stock  for
          which  it  is exchanged, and (E) the holding period  of
          the  Firstbank  Common Stock will include  the  holding
          period of the Confluence Common Stock for which  it  is
          exchanged,  assuming that such Confluence Common  Stock
          is  a  capital asset in the hands of the holder thereof
          at the Effective Date.

     (9)  Firstbank  shall  have  received  an  opinion  of   its
          counsel  or  accountants to the  effect  that  (A)  the
          transactions contemplated by the Merger Agreement  will
          constitute  a  reorganization  within  the  meaning  of
          Section  368  of the  Code , and that each  constituent
          party  to  the transaction constitutes a  "party  to  a
          reorganization" within the meaning of Section 368(b) of
          the Code, (B) no gain or loss will be recognized by the
          constituent parties as a result of the Merger, (C) each
          shareholder  of  Confluence who exchanges  his  or  her
          shares of Confluence Common Stock solely for shares  of
          Firstbank Common Stock will recognize no gain or  loss,
          (D) the basis of such Firstbank Common Stock will equal
          the  basis of the Confluence Common Stock for which  it
          is  exchanged,  and  (E)  the  holding  period  of  the
          Firstbank Common Stock will include the holding  period
          of  the   Confluence  Common  Stock  for  which  it  is
          exchanged,  assuming that such Confluence Common  Stock
          is  a  capital asset in the hands of the holder thereof
          at the Effective Date.

     (10) Firstbank  shall have received from KPMG  Peat  Marwick
          LLP an unqualified opinion stating that the Merger shall be properly accounted for as a pooling of interests transaction.

     (11) Firstbank shall not have received any objection from the Securities and Exchange Commission regarding the pooling of interests accounting treatment for the merger transaction.

     (12) Firstbank   shall   have   received   from   designated
          shareholders of Confluence a Shareholders'  Undertaking
          and an Agreement of Affiliates.

                             Page 33

     (13) The  average  of the high and low prices  of  Firstbank
          Common  Stock  as reported in The Wall Street  Journal,
          Midwest Edition, for the 20 consecutive trading days prior to the Closing Date shall not be less than $24.75 per share.

     (14) Firstbank and Colonial shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

Resales of Firstbank Common Stock

       All   shares   of  Firstbank  Common  Stock  received   by
shareholders  of  Confluence as a result of the  Merger  will  be transferable  without further restriction or  registration  under the  Securities  Act of 1933, as amended, (the "Securities  Act")
except   those  shares  issued  to  any  persons  who   will   be
"affiliates" of Firstbank after completion of the Merger  or  who have been "affiliates" of Confluence prior to the Merger, as such term  is defined and used in Rules 144 and 145  promulgated under
the  Securities  Act.   Only  those  persons  deemed  to  control
Confluence,   directly  or  indirectly,  through  one   or   more
intermediaries are affiliates of Confluence.  Each  affiliate  of
Confluence who desires to resell Firstbank Common Stock  received in  the  Merger  must  sell  such stock  either  pursuant  to  an effective  registration statement under the  Securities  Act,  as amended, or in accordance with an applicable exception,  such  as the  application provisions of Rule 145(d) of the Securities Act.
It  is  a  condition  of  consummation of the  Merger  that  each
Confluence  shareholder who is deemed to  be  an  "affiliate"  of either  Firstbank  or  Confluence  has  entered  into  a  written agreement to the effect that such person agrees: (i) not to  sell any  shares of Firstbank Common Stock except upon compliance with the  Securities  Act  and  the rules and regulations  promulgated thereunder;  and (ii) not to engage in any sales or pledges  that would disqualify the Merger from being properly accounted for  as a pooling-of-interests.

Accounting Treatment

      It  is  a condition to Firstbank's obligation to consummate the  Merger  that  it shall have received an unqualified  opinion from  its  independent accountants that the Merger shall properly be  accounted  for as a pooling-of-interests.  In the  event  the
Merger  does not qualify for the pooling-of-interests  method  of
accounting,   Firstbank  will  have  the  right,  but   not   the
obligation, to terminate the Merger Agreement and not  consummate the Merger.

      Under  the  pooling-of-interests method of accounting,  the historical  basis of the assets and liabilities of Firstbank  and
Confluence  will  be  combined  and  carried  forward  at   their
previously  recorded  amounts.    See "THE MERGER  --  Pro  Forma
Condensed Combining Financial Statements."

Federal Income Tax Consequences of the Merger

      The discussion set forth below  is a general description of the  material  federal income tax consequences of the  Merger  to certain  Confluence shareholders and does not  purport  to  be  a complete  analysis or listing of all potential tax considerations or  consequences relevant to a decision whether to vote  for  the approval  of  the  Merger.  The discussion does not  address  all aspects  of  federal income taxation that may  be  applicable  to
Confluence  shareholders subject to special  federal  income  tax
treatment   including  (without  limitation)   foreign   persons,
insurance  companies,  tax-exempt  entities,  retirement   plans,
dealers  in securities, and persons who acquired their Confluence
Common  Stock pursuant to the exercise of employee stock  options or  otherwise as compensation.  The discussion addresses  neither the  effect of any applicable state, local or foreign  tax  laws, nor  the  effect  of  any  federal  tax  laws  other  than  those pertaining  to the federal income tax.  IN VIEW OF THE INDIVIDUAL
NATURE  OF  FEDERAL  INCOME  TAX  CONSEQUENCES,  EACH  CONFLUENCE
SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR TO  DETERMINE
THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM.

                             Page 34

      The  discussion  is  based upon the Code,  regulations  and
rulings   now   in   effect  or  proposed   thereunder,   current
administrative rulings and practices, and judicial precedent, all of  which are subject to change.  Any such change, which  may  or may  not  be  retroactive, could alter the  tax  consequences  to shareholders  of Confluence discussed herein.  The discussion  is
also   based  upon  certain  assumptions  regarding  the  factual circumstances that will exist at the Effective Date of the Merger and  thereafter, including certain representations to be made  by
Confluence,  Firstbank,  and Colonial.  This  discussion  assumes that  shareholders  of  Confluence hold their  Confluence  Common
Stock  as a capital asset within the meaning of Section  1221  of the Code.  If any of these factual assumptions or representations are  inaccurate, the tax consequences of the Merger could  differ from those described herein.

      The Merger is intended to constitute a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Code, by reason of the application of Section 368 (a)(2)(D) of the Code, with the following federal income tax consequences:

     (1) Confluence shareholders will recognize no gain or loss as a result of the exchange of their Confluence Common
          Stock solely for shares of Firstbank Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

     (2)  The  aggregate  adjusted tax  basis  of  the  share  of
          Firstbank  Common  Stock received  by  each  Confluence
          shareholder  in  the Merger (including  any  fractional
          share  of Firstbank Common Stock deemed to be received,
          as described in paragraph 4 below) will be equal to the
          aggregate   adjusted  tax  basis  of  the   shares   of
          Confluence Common Stock surrendered.

     (3)  The  holding  period of the shares of Firstbank  Common
          Stock  received by each Confluence shareholder  in  the
          Merger  (including  any fractional share  of  Firstbank
          Common  Stock  deemed to be received, as  described  in
          paragraph  4 below) will include the holding period  of
          the   shares  of  Confluence  Common  Stock   exchanged
          therefor.

     (4)  A  Confluence  shareholder who  receives  cash  in  the
          Merger  in  lieu  of  a fractional share  of  Firstbank
          Common  Stock  will be treated as having  received  and
          then  redeemed such fractional share in return for  the
          cash.   The  receipt  of  such  cash  will  cause   the
          recipient  to recognize capital gain or loss  equal  to
          the  difference between the amount of cash received and
          the  portion of such holder's adjusted tax basis in the
          shares  of  Firstbank  Common Stock  allocable  to  the
          fractional share.

     (5)  A  Confluence shareholder who receives only cash  as  a result  of  the  exercise  of dissenters'  rights  will
          realize  gain  or loss for federal income tax  purposes
          (determined  separately as to each block of  Confluence
          Common  Stock  exchanged) in an  amount  equal  to  the
          difference  between (x) the amount of cash received  by
          such  shareholder, and (y) such shareholder's tax basis
          for  the  shares of Confluence Common Stock surrendered
          in  exchange  therefor, provided that the cash  payment
          does  not  have  the  effect of the distribution  of  a
          dividend.  Any such gain or loss will be recognized for
          federal  income  tax purposes and will  be  treated  as
          capital  gain  or  loss.  In general, if  a  Confluence
          shareholder does not actually or constructively own any
          Firstbank   Common   Stock  after   the   Merger,   the
          distribution   will  not  have  the   effect   of   the
          distribution  of  a  dividend.  However,  if  the  cash
          payment does have the effect of the distribution  of  a
          dividend,  the  amount  of  taxable  income  recognized
          generally will equal the amount of cash received;  such
          income generally will be taxable as a dividend; and  no
          loss (or other recovery of such shareholder's tax basis
          for  the  shares of confluence Common Stock surrendered
          in  the exchange) generally will be recognized by  such
          shareholder.

                             Page 35

          The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of
          Section  318  of the Code.  Under Section  318  of  the
          Code, a shareholder will be deemed to own stock that is actually or constructively owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right.

      Firstbank's and Confluence's obligations to consummate  the
Merger  are  subject to the condition that each  receive  certain expert  opinions  to  the  effect  that  the  Merger  will  be  a
"reorganization"  for federal income tax purposes  under  Section
368  of  the  Code,  and that the other tax consequences  of  the
Merger  will  in  all material respects be as described  in  this
section.   Such  opinion will be subject to  the  conditions  and
assumptions  stated  therein  and  will  also  rely  on   various
representations  made  by  Confluence,  certain  shareholders  of
Confluence,  and  Firstbank.  Copies  of  the  opinions  will  be
available,  without  charge,  to  Confluence  shareholders   upon
written  request to Firstbank.  An opinion of counsel,  unlike  a private  letter  ruling from the Internal  Revenue  Service  (the
"Service"),  has no binding effect on the Service.   The  Service
could  take a position contrary to counsel's opinion and, if  the matter  were litigated, a court may reach a decision contrary  to the  opinion.  The Service is not expected to issue a  ruling  on the  tax  effects  of  the Merger, and no such  ruling  has  been requested  and no such ruling has been requested.  Firstbank  and
Confluence have not sought any opinion with respect to  state  or local tax consequences of the Merger to Confluence shareholders.

      THE  FOREGOING  IS  A GENERAL DISCUSSION  OF  THE  MATERIAL
FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR
GENERAL INFORMATION ONLY.  THE FOREGOING DISCUSSION DOES NOT TAKE
INTO  ACCOUNT  THE  PARTICULAR FACTS AND  CIRCUMSTANCES  OF  EACH
CONFLUENCE SHAREHOLDER'S TAX STATUS AND ATTRIBUTES.  AS A RESULT,
THE  FEDERAL  INCOME TAX CONSEQUENCES ADDRESSED IN THE  FOREGOING
DISCUSSION MAY NOT APPLY TO EACH CONFLUENCE SHAREHOLDER.  IN VIEW
OF  THE  INDIVIDUAL  NATURE  OF  INCOME  TAX  CONSEQUENCES,  EACH
CONFLUENCE SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX  ADVISOR
REGARDING  THE  SPECIFIC TAX CONSEQUENCES OF THE MERGER  TO  SUCH
SHAREHOLDER,  INCLUDING THE APPLICATION AND  EFFECT  OF  FEDERAL,
STATE,  LOCAL  AND  OTHER TAX LAWS AND THE  POSSIBLE  EFFECTS  OF
CHANGES IN FEDERAL AND OTHER TAX LAWS.

Comparison  of Rights of Holders of Confluence Common  Stock  and
Holders of Firstbank Common Stock

      Firstbank  is incorporated under the laws of the  State  of
Delaware  and Confluence is incorporated under the  laws  of  the
State  of  Missouri.  Accordingly, stockholders of Firstbank  and
Confluence   are  generally  subject  to  different  rights   and
restrictions   under   their   respective   state   laws.    Upon
consummation  of the Merger, holders of Confluence  Common  Stock who  receive  Firstbank Common Stock will become stockholders  of
Firstbank, and their rights, in addition to being governed by the
Delaware  General  Corporation  Law,  will  be  governed  by  the
Certificate  of  Incorporation  and  Bylaws  of  Firstbank,   the
provisions of which differ from the Missouri Act and the Articles
of   Incorporation  and  Bylaws  of  Confluence.   The   material
differences in these provisions are discussed below.

                             Page 36

State Corporate Law

        Changes   in   Control.    Firstbank's   Certificate   of
Incorporation (the "Certificate") and its Bylaws ("Bylaws")  have certain  provisions  described below intended  to  encourage  any person  interested in acquiring Firstbank to obtain the  approval of  its Board of Directors and to discourage takeovers by persons intending  to eliminate the remaining stockholders'  interest  in
Firstbank through a reorganization.  Firstbank believes that,  in such  a  situation,  the  ability of the Board  of  Directors  to represent  effectively  the interests of  its  stockholders  will thereby  be enhanced.  However, a change in control of  Firstbank which  is  opposed by the Board of Directors could be  made  more difficult by these provisions, even if such a change were desired by a majority of the stockholders of Firstbank.  Firstbank is not aware  of any person who intends to acquire Firstbank or  seek  a change in control of Firstbank.  Confluence does not have any  of the  foregoing  provisions in its Articles  of  Incorporation  or
Bylaws.

      Authorized  Stock.   The Certificate  of  Incorporation  of
Firstbank authorizes 20,000,000 shares of Firstbank Common stock, par value $1.00 per share.  As of June 30, 1995, 9,828,682 shares of Firstbank Common Stock were issued and outstanding.  Firstbank is  also  authorized to issue up to 1,000,000 shares  of  no  par preferred stock from time to time (without stockholder action) in one  or more series and to fix for each series, by resolution  of the  Board  of Directors, the number of shares to be issued,  the
rights   of  such  shares  as  to  voting,  dividend,  redemption
(including  sinking fund provisions), liquidation, exchange,  and conversion.  No shares of preferred stock of Firstbank are issued and  outstanding.  Other than any rights or preferences that  may be granted to preferred stockholders in the future, the Firstbank
Common  Stock  holders  are  entitled to  receive,  ratably,  all
dividends   and   distributions.   No  right  of  redemption   or
conversion exists with respect to the Firstbank Common Stock.

      Confluence is authorized to issue 200,000 shares of  Common
Stock, par value $1.00 per share. As of June 30, 1995, 200,000 shares of Confluence Common Stock were issued and outstanding.

     Stockholders of Firstbank do not have any pre-emptive rights with respect to any of the authorized but unissued shares of Firstbank Common Stock and do not have any pre-emptive rights with respect to the Preferred Stock. Confluence may not issue any additional shares of stock unless and until it has complied with all the provisions of the First Stock Restriction Agreement previously executed by the shareholders of Confluence. See "THE
MERGER -- First Stock Restriction Agreement."

      Issuance of shares of preferred stock could have an  impact on  the voting rights of the holders of Firstbank Common Stock by the  creation of series voting rights on particular matters.  The issuance  of  shares  of preferred stock with  conversion  rights which are convertible into shares of Firstbank Common Stock could increase the potential number of shares of Firstbank Common Stock
outstanding.   It  is probable that if shares of preferred  stock
are  issued they would be preferred to the Firstbank Common Stock as  to  dividends and distributions in the event of  liquidation.
In  addition, Firstbank's Board of Directors may provide that the holders  of  any series of preferred stock will be  entitled,  in addition  to their preferential rights, to participate  with  the
holders   of   Firstbank  Common  Stock  in  dividends   and   in
distributions in liquidation.

       Although   Firstbank  has  no  arrangements,   agreements,
understandings, or plans at the present time for the issuance  or use of the shares of preferred stock, Firstbank believes that the availability of such shares will provide Firstbank with increased
flexibility   in  structuring  possible  future  financings   and
acquisitions  and  in meeting other corporate needs  which  might
arise.   The  authorized shares of preferred stock are  available
for issuance at such times and for such purposes as the Board  of
Directors

                             Page 37

may deem advisable without further action by the stockholders, except as may be required by law or regulatory authorities.

      In  the event of a proposed merger, tender offer, or  other attempt to gain control of Firstbank of which management does not approve,  it  might  be possible for the Board  of  Directors  to authorize the issuance of a series of preferred stock with rights and  preferences  which could impede the  completion  of  such  a
transaction  and therefore deter a future takeover attempt.   The
Board  of  Directors of Firstbank does not intend  to  issue  any preferred stock except on terms that the Board deems to be in the best interests of Firstbank and its then existing stockholders.

      Stockholder  Action Without a Meeting  and  Power  to  Call
Special Meetings. The Certificate of Firstbank provides that any corporate action which is permitted or required to be taken by stockholders may be taken without a meeting by written consent of not less than a majority of all of the stock entitled to vote upon the action if a meeting were held to approve such action.
However, the written consent of stockholders having not less than the minimum percent of shares required by Delaware law must be obtained and prompt notice of any action taken without a meeting must be given to all stockholders. The Bylaws of Firstbank provides that special meetings of the stockholders may be called by the Board of Directors of Firstbank or by any officer instructed by the Directors to call such meeting.

      Confluence's Bylaws provide that the shareholders may  take action  without  a meeting by written consent setting  forth  the action  so  taken signed by all of the shareholders  entitled  to vote  with  respect to the subject thereof, except  as  otherwise restricted by Missouri law.  Special meetings of the shareholders of  Confluence may be called at any time by the President, by the
Board of Directors, or upon written request of the holders of  at
least   fifty-one  percent  (51%)  of  all  of  the  issued   and
outstanding shares entitled to vote.

      Board of Directors.  The Board of Directors of Firstbank is
divided  into  three  classes  and  at  each  annual  meeting  of stockholders  one class of directors is elected  for  a  term  of three years.  Each class must be as nearly equal in number as  is
possible.   Under  its Certificate, vacancies  occurring  on  the
Board of Directors of Firstbank may be filled by a majority  vote of  the  remaining directors for the remainder of the full terms.
The classification system in electing directors tends to maintain the  incumbency  of  the existing directors  and  makes  it  more difficult for stockholders to change a majority of the directors.
A holder of a majority of the shares of voting stock of Firstbank may  need  two  or  three  years to replace  a  majority  of  the directors.

      The Bylaws of Firstbank authorize the Board of Directors by a majority vote of the full Board to vary the number of directors up to a maximum of 25. The currently established number is 10.
The authorized number of directors may be changed by resolution adopted by the Board of Directors.

      The Certificate of Firstbank provides for cumulative voting in  the  election  of directors.  Cumulative  voting  gives  each stockholder  voting  in an election of directors  the  number  of votes  equal to the number of directors to be elected  multiplied by  the  number  of  shares owned by the  stockholder,  and  each stockholder  may  cast such votes for one nominee  or  distribute them  in such a manner as he or she sees fit among any number  of
nominees.   Therefore, an acquisition of more than a majority  of
Firstbank Common Stock may be necessary to completely replace the
Board of Directors.

      The  Certificate of Firstbank provides that  nomination  of directors by stockholders must be in writing and be delivered  or mailed  to the Secretary of Firstbank generally no less  than  14 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days notice of  such  meeting is given to stockholders, then such  nomination must  be given to the Secretary not later than the close  of  the seventh  day following the day on which notice of the meeting

                             Page 38

is mailed to stockholders.   The notification  must  contain  the
information   specified  in  the  Certificate.   Nominations   by
stockholders not made in accordance with the Certificate shall be disregarded.

     The Bylaws of Confluence provide that the Board of Directors shall consist of thirteen (13) shareholders. The Bylaws also provide that all vacancies shall be filled by election by the shareholders except that vacancies not exceeding one-third (1/3) of the whole number of the board may be filled by an affirmative vote of the majority of the directors then in office, and the directors so elected may hold office until such vacancies are filled by election by the shareholders at a special or annual meeting.

     The Certificate of Firstbank provides for the elimination of the liability of directors for monetary damages for breach of fiduciary duties, as permitted by Section 102(b)(7) of the Delaware General Corporation Law. No similar provision exists in the Missouri Act.

      Stockholder  Vote  Required  for  Bylaws  Amendments.   The
Certificate  of  Firstbank allows the Board  of  Directors  by  a majority  vote of the full Board to adopt, amend, or  repeal  the
Bylaws.   Approval of the holders of at least 70 percent  of  the
voting  power  of then outstanding voting stock is  required  for
stockholders  to  adopt,  amend,  or  repeal  the  Bylaws.   This
provision is intended primarily to deter changes in the Bylaws to
reduce   the  authority  of  the  Board  of  Directors,   thereby
circumventing the effect of provisions for a classified Board  of
Directors.   It  would, however, apply to all  Bylaw  amendments,
regardless  of  subject  matter.   This  provision  would  enable
holders of more than 30 percent of the voting power to prevent an amendment  to  the Bylaws by the stockholders  even  if  it  were favored by the holders of a majority of the voting stock.

      The Bylaws of Confluence may be amended or repealed and new
Bylaws may be adopted by a majority vote of the Board of Directors.

      Business Combinations.  Section 203 of The Delaware General
Corporation   Law  requires  that  certain  types   of   business
combinations (including mergers, combinations, and sale or  other disposition of significant assets of a corporation)  may  not  be accomplished  with  an  interested  stockholder  (generally,  any person holding 15 percent or more, directly or indirectly through affiliates or associates, of the issued and outstanding shares of voting  stock of the corporation) within 3 years of the date  the person became an interested stockholder unless: (i) prior to such date  the Board of Directors of the corporation approved  of  the
business  combination  or  transaction  which  resulted  in   the
stockholder  becoming  an interested stockholder;  or  (ii)  upon consummation of the transaction which resulted in the stockholder becoming  an  interested stockholder, the interested  stockholder owned  at least 85 percent of the voting stock (excluding  shares of  stock  owned by persons who are both directors and  officers, and  by  certain employee stock plans); or (iii) on or subsequent to  such date, the business combination is approved by the  Board of  Directors and by the affirmative vote of stockholders holding at least two-thirds of the issued and outstanding voting stock of
the   corporation.   Section  203  applies  to  Firstbank.    The
provisions of Section 203 do not apply to Confluence.

      The  Missouri  Act  has a provision similar  in  nature  to
Section  203  of  the Delaware General Corporation  Law  (Section
351.459 of the Missouri Act). However, by its terms, this provision does not apply to Confluence, as Confluence has fewer than 100 shareholders.

      The Missouri Act requires the affirmative vote of not less than two-thirds (2/3) of the issued and outstanding shares of Confluence Common Stock for the authorization of a merger, consolidation, or sale or other disposition of substantial assets of Confluence.

      Stockholder  Vote  Required  to  Amend  or  Repeal  Certain
Provisions of the Certificate.  The provisions of the Certificate of  Firstbank  with  respect to the requirement  for  stockholder action  to  take  place at a meeting, calling  special  meetings,
removal  of  directors,  the  classification  of  the  Board   of
Directors,  and  the  provision  relating  to  amendment  of  the
Certificate are subject to repeal or

                             Page 39

amendment only upon approval of the holders of at least 70 percent of the voting stock. This provision would prevent holders of less than 70 percent of the voting power from circumventing any or all of the foregoing provisions by amending the Certificate to delete or modify one or more of them.

      First Stock Restriction Agreement.  Confluence and each  of the  shareholders  of  Confluence is a party  to  a  First  Stock
Restriction  Agreement (the "Stock Restriction Agreement")  which by  its  terms  requires Confluence not to issue  any  shares  of
Confluence  Common  Stock or transfer any shares  of   Confluence
Common  Stock to any person unless such person agrees  to  accept the  terms  of  the  Stock  Restriction Agreement  and  be  bound
thereby.   The Stock Restriction Agreement provides, among  other
things,  that:  (i) no shareholder shall transfer any  shares  of
Confluence  Common Stock without first giving written  notice  of the  transfer  to Confluence; (ii) such notice of transfer  shall constitute  an  irrevocable option by the proposed transferor  to other  shareholders to purchase all of the shares  of  Confluence
Common  Stock  proposed  to be transferred;  (iii)  upon  certain involuntary  transfers  of  shares of  Confluence  Common  Stock, similar irrevocable options for purchase of such Common Stock are
given  to  the non-transferring shareholders of Confluence.   The
number  of  shares of Confluence Common Stock as contemplated  by the  Merger  would  be  exempt from the provision  of  the  Stock
Restriction Agreement if such transfer is approved in writing  or by  a vote at a meeting of the shareholders of Confluence by  the holders of two-thirds (2/3) of the issued and outstanding shares.

      Stockholders of Firstbank have no rights similar  to  those existing under the Stock Restriction Agreement, and if the Merger is  consummated, former shareholders of Confluence will not  have any  such rights with respect to shares of Firstbank Common Stock
held   by  them  (whether  received  as  a  part  of  the  Merger consideration or otherwise acquired).

Dissenters' Rights

      Each  holder  of Confluence Common Stock has the  right  to dissent from the Merger and receive the fair value of such shares of Confluence Common Stock in cash if the shareholder follows the procedures required under Section 351.455 of the Missouri Act set forth  in  Exhibit  A,  the  material  provisions  of  which  are summarized below.  Under Section 351.455 of the Missouri  Act,  a holder  of Confluence Common Stock may dissent and Colonial  will pay  to  such  shareholder the fair value of  such  shareholder's shares  of  Confluence Common Stock as of the day  prior  to  the
Special  Meeting  if such shareholder: (1) files with  Confluence prior  to  or at the Special Meeting a written objection  to  the
Merger; and (2) does not vote in favor thereof; and (3) within 20 days  after the Closing Date of the Merger, makes written  demand on  Colonial for payment of the fair value of the shares held  by such  shareholder as of the day prior to the date of the  Special
Meeting.  Such demand shall state the number and class of  shares owned by such dissenting shareholder.  Any shareholder failing to make  demand  within  the  20-day period  shall  be  conclusively presumed  to have consented to the Merger and shall be  bound  by
the  terms  thereof.   Promptly after the  Closing  Date  of  the
Merger,  Firstbank will notify all shareholders of Confluence  of the  Closing Date.  A PROXY OR VOTE AGAINST THE MERGER WILL  NOT,
BY  ITSELF,  BE REGARDED AS A WRITTEN OBJECTION FOR  PURPOSES  OF
ASSERTING DISSENTERS' RIGHTS.

      If  within 30 days after the Closing Date of the Merger the value  of  such  shares  is agreed upon  between  the  dissenting shareholder  and Colonial, payment therefor shall be made  within
90  days after the Closing Date of the Merger, upon the surrender
by   such   shareholder  of  the  certificate   or   certificates
representing said shares.  Upon payment of the agreed value,  the dissenting shareholder shall cease to have any interest  in  such shares or in Confluence or Colonial.

      If  within  such  period of 30 days,  the  shareholder  and
Colonial   do  not  agree  as  to  value,  then  the   dissenting
shareholder may, within 60 days after the expiration of  the  30-
day   period,  file  a  complaint  in  any  court  of   competent
jurisdiction within the County in which the registered office  of the  surviving  or  new  corporation is situated,  asking  for  a finding  and determination of the fair value of

                             Page 40

such shares,  and shall be entitled to judgment against Colonial for the amount  of such  fair  value as of the day prior to  the date of the  Special Meeting, with interest thereon to  the date of such judgment.  The "fair value" determined by the court may
be  more  or  less  than  the  amount   offered   to  Confluence
shareholders  under  the  Merger Agreement.   The  judgment  shall
be  payable  only   upon   and simultaneously with the surrender
to Colonial of the  certificate or  certificates  representing the
shares  of  Confluence  Common Stock.    Upon  the  payment  of
the  judgment,  the  dissenting shareholder shall cease to have any interest in such shares or in Confluence or Colonial.  Unless the dissenting shareholder  shall file  such  complaint within the
60-day period, such  shareholder and  all  persons claiming under him or her shall be conclusively presumed  to have approved and ratified the Merger, and shall  be bound by the terms thereof.

      THE  ABOVE  SUMMARY OF THE PROVISIONS REGARDING DISSENTERS'
RIGHTS UNDER THE MISSOURI ACT IS QUALIFIED IN ITS ENTIRETY BY THE
TEXT OF SECTION 351.455 OF THE MISSOURI ACT.  THE TEXT OF SECTION
351.455 IS ATTACHED HERETO AS EXHIBIT A.

     SHAREHOLDERS OF CONFLUENCE INTENDING TO EXERCISE DISSENTERS'
RIGHTS  ARE  URGED  TO  SEEK THE ADVICE OF COUNSEL.   FAILURE  TO
COMPLY  WITH ALL REQUIREMENTS OF SECTION 351.455 OF THE  MISSOURI
ACT WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

Shareholders' Undertaking Agreements

      As  a  precondition to Firstbank entering into  the  Merger
Agreement,  certain  shareholders  of  Confluence  entered   into
Shareholders' Undertaking Agreements.  As of June 30, 1995, these individuals beneficially owned 33,894 shares of Confluence Common
Stock,   constituting   approximately  16.95   percent   of   the
outstanding shares of Confluence Common Stock.

      The Shareholders' Undertaking Agreements provide that, with respect to each shareholder of Confluence entering into the agreements: (i) he or she will not, without the prior written consent of Firstbank, enter into any negotiations, discussions, agreements, or understandings, or entertain any proposals, for the purpose of merging or consolidating Confluence or any of its subsidiaries with any other entity or causing Confluence or any of its subsidiaries to sell its assets or any shares of its capital stock to any other person or to issue or grant any options or rights to purchase shares of any class of its stock;
(ii) he or she will not with the prior written consent of Firstbank, enter into any negotiations, discussions, agreements, or undertakings, or entertain any proposals, for the purpose of selling any of his or her shares of stock of Confluence; and
(iii) he or she will vote all shares of Confluence he or she owns or controls, directly or indirectly, in favor of the transactions described in the Agreement and will use his or her best efforts to encourage the remaining shareholders of Confluence to vote his or her stock of Confluence in a similar manner.

                             Page 41

                  PRO FORMA CONDENSED COMBINING
                      FINANCIAL STATEMENTS
                           (UNAUDITED)

The  following financial information is set forth
at the pages indicated:                                              Page

Pro Forma Condensed Combining
Balance Sheet of Firstbank of Illinois Co. and Subsidiaries
and Confluence Bancshares Corporation and Subsidiary
as of June 30, 1995                                                   43

Pro Forma Condensed Combining
Statements of Income of Firstbank of Illinois Co. and
Subsidiaries and Confluence Bancshares Corporation and Subsidiary:

     For the years ended December 31, 1994, 1993, and 1992            44-46

     For the six month period ended June 30, 1995                     47

Notes to Pro Forma Condensed Combining Financial Statements           48


      The  unaudited pro forma condensed combining  balance sheet as of June 30, 1995, gives effect to the Merger between Firstbank and  Confluence,  as if the transaction had been  consummated  on
June  30,  1995  and  was  accounted for  under  the  pooling-of-
interests   method   of  accounting.   The  following   unaudited
condensed  combining  statements of income  for  the  six  months ended  June 30, 1995 and for the years ended December  31,  1994,
1993  and 1992 set forth the consolidated operations of Firstbank combined with the consolidated operations of Confluence  for  the periods  presented as if the Merger had occurred  on  January  1,
1992  (the  beginning  of the earliest year presented),  and  was
accounted   for   under   the  pooling-of-interests   method   of
accounting.

      These  pro forma condensed combining  financial statements, which  have  been  prepared by Firstbank  management  based  upon historical  financial  statements of  Firstbank  and  Confluence, should be read in conjunction with the accompanying notes to such pro  forma  condensed  combining  financial  statements  and  the consolidated  financial statements and related notes  thereto  of
Firstbank,  incorporated  herein by  reference,  and  Confluence,
included  elsewhere  herein.   The historical  interim  financial
information for the six months ended June 30, 1995 ,  used  as  a
basis   for   the  pro  forma  combined  consolidated   financial
statements,  include  all necessary adjustments,   which  in  the
opinions of management of Firstbank and Confluence, are necessary to  present the data fairly.  These pro forma condensed combining financial  statements may not be indicative of the  results  that actually would have occurred if the Merger had been in effect  on the  dates  indicated or the results of operations which  may  be obtained in the future.

                             Page 42

   Pro Forma Condensed Combining Balance Sheet of Firstbank of
                          Illinois Co.
   and Subsidiaries and Confluence Bancshares Corporation and
                           Subsidiary

                          June 30, 1995
                    (in thousands of dollars)

                           (unaudited)


                                                             Historical  Adjust-  Pro Forma
                                     Firstbank   Confluence  Combined    ments    Combined
ASSETS
 Cash and due from banks             $   81,834    $ 2,912   $   84,746      -    $   84,746
 Short-term investments                  30,516      5,536       36,052      -        36,052
 Investment securities                  413,464     14,929      428,393      -       428,393
 Loans, net of unearned discount      1,143,641     53,134    1,196,775      -     1,196,775
 Reserve for possible loan losses       (17,769)      (658)     (18,427)     -       (18,427)
 Premises and equipment                  40,747      1,982       42,729      -        42,729
 Other Assets                            47,007        738       47,745      -        47,745
                                     $1,739,440    $78,573   $1,818,013      -    $1,818,013

LIABILITIES AND SHAREHOLDERS' EQUITY

 Deposits
  Noninterest-bearing                $  233,115    $ 9,735   $  242,850      -    $  242,850
  Interest-bearing                    1,276,664     62,908    1,339,572      -     1,339,572
   Total deposits                     1,509,779     72,643    1,582,422      -     1,582,422
 Short-term borrowings                   36,144        -         36,144      -        36,144
 Other Liabilities                       17,484        407       17,891      -        17,891
 Long-term borrowings                       200        250          450      -           450
   Total liabilities                  1,563,607     73,300    1,636,907      -     1,636,907
 Shareholders' equity:
  Preferred stock (none issued)
  Common stock                            9,839        200       10,039      300      10,339
  Surplus                                39,490      3,800       43,290     (300)     42,990
  Retained Earnings                     128,587      1,194      129,781      -       129,781
  Unrealized holding gains (losses)
   on investment securities
    available-for-sale                   (1,812)       79        (1,733)     -        (1,733)
  Treasury stock                           (271)       -           (271)     -          (271)
   Total shareholders' equity           175,833     5,273       181,106      -       181,106
                                     $1,739,440   $78,573    $1,818,013      -    $1,818,013


See accompanying notes to pro forma condensed combining financial statements.

 Pro Forma Condensed Combining Statements of Income of Firstbank
                of Illinois Co. and Subsidiaries
      and Confluence Bancshares Corporation and Subsidiary

              For the Year Ended December 31, 1994

         (in thousands of dollars except per share data)

                           (unaudited)



                                                                 Pro Forma
                                       Firstbank    Confluence   Combined

 Interest income                     $  120,029     $    4,225  $   124,254
 Interest expense                        43,380          1,677       45,057
     Net interest income                 76,649          2,548       79,197
 Provision for possible loan losses       2,700            242        2,942
 Noninterest income                      18,784            118       18,902
 Noninterest expense                     57,906          1,520       59,426
 Net income before
     income tax expense                  34,827            904       35,731
 Income tax expense                      11,373            324       11,697

 Net income                          $   23,454            580       24,034


 PRO FORMA PER SHARE DATA:

 Weighted average number
     of shares outstanding            9,945,122                  10,445,122

 Net income                          $     2.36                 $      2.30




See accompanying notes to pro forma condensed combining financial statements.

Pro Forma Condensed Combining Statements of Firstbank of Illinois
                      Co. and Subsidiaries
      and Confluence Bancshares Corporation and Subsidiary

              For the Year Ended December 31, 1993

         (in thousands of dollars except per share data)

                           (unaudited)



                                                             Pro Forma
                                    Firstbank   Confluence   Combined

 Interest income                    $  121,114  $    2,896  $   124,010
 Interest expense                       44,168       1,238       45,406
   Net interest income                  76,946       1,658       78,604
 Provision for possible loan losses      5,395         140        5,535
 Noninterest income                     18,144          98       18,242
 Noninterest expense                    61,582       1,245       62,827
 Net income before income tax
  expense and cumulative effect
  of change in                          28,113         371       28,484
  accounting principle
 Income tax expense                      9,250         135        9,385

 Net income before cumulative
   effect of change in
   accounting principle             $   18,863         236       19,099

 PRO FORMA PER SHARE DATA:

 Weighted average number
   of shares outstanding             9,896,216               10,396,216

 Net income before cumulative
   effect of change in
   accounting principle             $     1.91              $      1.84



See accompanying notes to pro forma condensed combining financial statements.

 Pro Forma Condensed Combining Statements of Income of Firstbank
                         of Illinois Co.
   and Subsidiaries and Confluence Bancshares Corporation and
                           Subsidiary

              For the Year Ended December 31, 1992

         (in thousands of dollars except per share data)

                           (unaudited)


                                                                Pro Forma
                                      Firstbank   Confluence     Combined

 Interest income                     $  137,488  $    2,208    $  139,696
 Interest expense                        61,255       1,152        62,407
      Net interest income                76,233       1,056        77,289
 Provision for possible loan losses       5,941          73         6,014
 Noninterest income                      16,163          36        16,199
 Noninterest expense                     62,430         915        63,345
 Net income before income tax
   expense and extraordinary item        24,025         104        24,129
 Income tax expense                       7,032          25         7,057
 Net income before extraordinary
   item                                  16,993          79        17,072


 PRO FORMA PER SHARE DATA:

 Weighted average number
   of shares outstanding              9,831,863                10,331,863

 Net income before extraordinary
   item                              $     1.73               $      1.65



 See accompanying notes to pro forma condensed combining financial statements.

 Pro Forma Condensed Combining Statements of Income of Firstbank
                         of Illinois Co.
   and Subsidiaries and Confluence Bancshares Corporation and
                           Subsidiary

         (in thousands of dollars except per share data)

             For the Six Months Ended June 30, 1995

                           (unaudited)



                                                                Pro Forma
                                      Firstbank   Confluence     Combined

 Interest income                     $   62,556   $    2,934    $   65,490
 Interest expense                        26,148        1,404        27,552
     Net interest income                 36,408        1,530        37,938
 Provision for possible loan losses       1,050          103         1,153
 Noninterest income                      10,121           70        10,191
 Noninterest expense                     26,591          951        27,542
 Net income before income taxes          18,888          546        19,434
 Income tax expense
                                          6,687          208         6,895

 Net income                          $   12,201   $      338    $   12,539



 PRO FORMA PER SHARE DATA:

 Weighted average number
   of shares outstanding              9,977,511                 10,477,511

 Net income                          $     1.22                $      1.20




See accompanying notes to pro forma condensed combining financial statements.

             NOTES TO PRO FORMA CONDENSED COMBINING
                      FINANCIAL STATEMENTS
                           (UNAUDITED)


Background

       Firstbank proposes to acquire Confluence through the exchange of 500,000 shares of Firstbank Common Stock for all of the 200,000 issued and outstanding shares of Confluence Common Stock. Confluence owns 100 percent of the issued and outstanding shares of capital stock of Duchesne Bank.

Assumptions

     1. The pro forma condensed combining balance sheet of Firstbank of Illinois Co. and Subsidiaries and Confluence Bancshares Corporation and Subsidiary as of June 30, 1995, has been prepared in accordance with the following financial assumptions:

          a. The Merger between Firstbank and Confluence, in which 500,000 shares of Firstbank Common Stock are exchanged for all of the 200,000 issued and outstanding shares of Confluence Common Stock, occurred on June 30, 1995.

          b. The Merger is accounted for using the pooling-of-interests method of accounting and, accordingly, the balance sheets of Firstbank and Confluence as of June 30, 1995, are combined.

     2. The pro forma condensed combining statements of income presented herein have been prepared in accordance with the following financial assumption:

          a. The Merger between Firstbank and Confluence occurred at the beginning of the earliest period presented; i.e., January 1, 1992, and is accounted for using the pooling-of-interests method of accounting. Accordingly, the results of operations of Firstbank and Confluence are combined for all periods presented.

Material Contacts Between Firstbank and Confluence

      The only material contracts, arrangements, understandings, relationships, negotiations, or transactions between Firstbank and Confluence are the agreements entered into as a result of the proposed Merger. These agreements are the Merger Agreement and the Shareholders' Undertaking Agreements. For a discussion of these documents, see, respectively, "THE MERGER -- The Merger Agreement" and "THE MERGER -- Shareholders' Undertaking Agreements."
                             Page 49




    INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO.

      Firstbank is a multi-bank holding company owning directly or indirectly all of the issued and outstanding common stock of seven banks with locations throughout downstate Illinois and in the St. Louis metropolitan area of Missouri. Additionally, Firstbank owns all of the outstanding capital stock of two non-bank subsidiaries, FFG Trust Inc., a trust company organized under the laws of the State of Illinois, and FFG Investments, Inc., an Illinois corporation and a registered broker-dealer. On June 30, 1995, Firstbank has consolidated total assets of $1.74 billion, loans (net of unearned discount) of $1.14 billion, total deposits of $1.51 billion, and shareholders' equity of $176 million.

Annual Report of Firstbank

      Firstbank's 1994 Summary Annual Report to Stockholders distributed to Firstbank stockholders in March 1995 and Firstbank's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and Firstbank's Quarterly Report on Form 10-Q for the six months ended June 30, 1995, filed by Firstbank with the Securities and Exchange Commission, have been delivered with this Proxy Statement/Prospectus. Confluence shareholders are encouraged to review carefully these disclosure documents.

Incorporation by Reference

      The following information is hereby incorporated by reference into this Proxy Statement/Prospectus.

     1. Firstbank's Annual Report on Form 10-K for the year ended December 31, 1994.

     2. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since
          December 31, 1994.

     3. The description of Firstbank Common Stock set forth as Item 1 in Firstbank's Registration of Certain Classes of Securities on Form 8-A, dated
          March 8, 1977.

     4. All reports and documents filed by Firstbank pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 from the date of this Proxy Statement/Prospectus through and including the date of the Special Meeting of Shareholders of Confluence.

Market Price of Common Stock and Dividends

      Firstbank Common Stock is traded in the over-the-counter market under the symbol FBIC. The following table represents cash dividends declared and the rage of high and low sales prices for the Company's stock during the periods indicated, as quoted by the NASDAQ National Market System. These quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions. As of June 30, 1995, Firstbank Common Stock was held by 2,143 stockholders of record.
                             Page 50

                                                    Cash
                                                Dividends
                        High          Low        Declared
1995
1st Quarter             $27.75        $26.75      $0.22

2nd Quarter              27.00         25.50       0.22

3rd Quarter*             27.75         27.00       0.22

                                                    Cash
                                                Dividends
                        High          Low        Declared
1994
1st Quarter             $24.33        $22.67      $0.20

2nd Quarter              25.83         22.83       0.20

3rd Quarter              25.83         25.00       0.20

4th Quarter              25.83         25.00       0.20

                                                    Cash
                                                Dividends
                        High          Low        Declared
1993
1st Quarter             $26.17        $23.33      $0.18

2nd Quarter              25.00         23.33       0.18

3rd Quarter              25.00         23.83       0.18

4th Quarter              25.17         23.83       0.18

_______________

*Through August 3, 1995

NASDAQ Market Makers

      The following broker-dealers currently act as market makers of Firstbank Common Stock:

     Robert W. Baird & Co., Inc.
     Bear, Stearns & Co., Inc.
     The Chicago Corporation
     Herzog, Heine, Geduld, Inc.
     Howe, Barnes & Johnson, Inc.
     Keefe, Bruyette & Woods, Inc.
     M. A. Schapiro & Co., Inc.
     Stifel, Nicolaus & Co.



                             Page 51

      INFORMATION WITH RESPECT TO CONFLUENCE BANCSHARES CORPORATION

Business

Confluence was incorporated under the laws of the State  of Missouri in  November  1994 to serve as a  single bank  holding company for Duchesne
Bank.  In February 1995, the  Federal  Reserve Bank  of   St. Louis approved
the shareholders' request to change ownership control of Duchesne Bank. On February 15, 1995, the shareholders of Duchesne Bank received one share
of   Confluence  Common Stock  in exchange for each share of Duchesne Common
Stock. The merger represented a combination of entities under common control, and, accordingly, was accounted for in a manner similar to a pooling-of-interests. As of June 30, 1995, Confluence had total assets of $78,573,000;
deposits   of $72,643,000;  and  stockholders'  equity  of  $5,273,000.
Confluence employs  22 full time employees and seven part-time employees.

Duchesne   Bank   was  chartered under the laws of the  State   of Missouri
in December 1988 to operate in the City of St. Peters in St. Charles County. The City of St. Peters and St. Charles County are western suburbs of St. Louis County and the City of St. Louis, Missouri, and represent Duchesne Bank's primary and secondary markets, respectively. St. Charles County is the fastest growing county in the State of Missouri, and ranks in the top 25 fastest growing counties in the United States. The current population of
the  county  is  estimated to be 234,300, and  the   St.   Charles Economic
Development Council is projecting the population for the year 2000 to be 276,500. Approximately 55 percent of the county's work force is employed in St. Louis County. The dynamics of the market have positively impacted the growth and performance of Duchesne Bank.

Duchesne Bank opened for business in March 1989, and operated from leased space of approximately 2,000 square feet until March 1992. In March 1992, Duchesne Bank moved to its main banking facility located at 5500 Mexico
Road in  St. Peters.   Duchesne  Bank  opened its City of St. Charles branch
in January  1993   at  3201  North  Highway 94.  Duchesne  Bank operated
primarily as a commercial bank with limited retail activity during its first four years.

Duchesne Bank is a full-service community bank offering banking services to both the commercial and retail market sectors. Services include commercial
loans; commercial  and  personal   real estate  loans, both construction and
balloon  term   loans;   money market  accounts;  checking, savings, and time
deposit  accounts;  and mortgage   loan  services.  Duchesne Bank's  lending
business  focuses primarily    on    financing  commercial   real  estate,
construction and permanent financing for local community residences, and operating loans for privately held businesses.

Duchesne   Bank is subject to aggressive  competition from  other banking institutions operating in its service area individually and through a network
of 37 branches in St. Charles County.   In addition, Duchesne Bank competes
with other financial  institutions, including  savings and loan associations,
regional  credit    unions, insurance   companies,    and finance companies.
Duchesne Bank controlled approximately 4.3 percent of St. Charles County's Federal Deposit Insurance Corporation ("FDIC") reported $1.25 billion deposit base as of June 30, 1994.

Confluence    and   Duchesne   Bank   are subject to supervision, regulation,
and examination by the Missouri Division  of  Finance  and the  FDIC.   The
deposits of Duchesne Bank are insured by the Bank Insurance Fund  (BIF) of
the  FDIC.   As  a  bank  holding  company, Confluence is regulated by the
Federal Reserve Board.

Statistical Information About Confluence

In   the   following   pages, various statistical  information   about
Confluence   and   Duchesne  Bank is presented for review. Such information
should   be   read in conjunction with "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere herein.

                             Page 52

Distribution  of  Average  Assets, Liabilities  and  Stockholders'  Equity,  and Interest Rates.

The  following table shows the condensed average balance sheets for  the periods presented  and the percentage of each principal category of assets,  liabilities, and  stockholders' equity to total assets.  Also shown is the  average  yield
on each   category  of  interest-earning  assets  and  the  average  rate  paid   on interestbearing liabilities for each
of the periods presented.
                                                              Years Ended December31,
                                        1994                                 1993                                1992
                                 Percent  Interest  Average          Percent  Interest  Average          Percent  Interest Average
                        Average  of Total Income/   Yield/  Average  of Total Income/   Yield/   Average of Total Income/  Yield/
                        Balance   Assets  Expense   Rate    Balance   Assets  Expense   Rate     Balance  Assets  Expence  Rate
                                                                            (in thousands of dollars)
ASSETS
Earning assets:
Loans (1)               $40,918   71.55%   $3,696   9.03%   $27,360   62.77%   $2,413    8.82%   $18,815   60.96%  $1,761   9.36%
Investment
securities:
Taxable                   8,071   14.11       376   4.66      7,673   17.60       341    4.44      5,407   17.52      307   5.68
Nontaxable (2)              582    1.02        35   6.01        149    0.34        11    7.38          -       -        -      -
Federal funds sold        2,838    4.96       119   4.19      4,453   10.22       133    2.99      3,942   12.77      140   3.55
Other short-term
investments                  202    0.35        11   5.45         40    0.09         2    5.00          -       -        -     -
Total earning assets      52,611   91.99     4,237   8.05     39,675   91.02     2,900    7.31     28,164   91.25    2,208  7.84

Nonearning assets:
Cash and due from banks    2,637    4.61                       1,923    4.41                        1,071    3.47
Allowance for possible
loan losses                 (469)  (0.82)                       (295)  (0.68)                        (186)  (0.60)
Office properties,
furniture, and
equipment                  1,992    3.48                       1,930    4.43                        1,523    4.93
Other assets                 423    0.74                         355    0.82                          293    0.95
Total assets              $57,194 100.00%                    $43,588  100.00%                      $30,865 100.00%

LIABILITIES
Interest-bearing:
Deposits:
Savings, NOW and
money market accounts     $17,857  31.22%  $  505   2.83%    $15,308   35.12%   $  438   2.86%     $ 8,892  28.81%  $  358  4.02%
Time deposits              26,503  46.34    1,172   4.42      18,644   42.77       800   4.29       14,916  48.33      794  5.32
Total interest- bearing
liabilities                44,360  77.56    1,677   3.78      33,952   77.89     1,238   3.65       23,808  77.14    1,152  4.84

Noninterest-bearing
deposits                    7,983  13.96                       5,297   12.15                         2,940   9.52
Other liabilities             315   0.55                         191    0.44                           148   0.48
Total liabilities          52,658  92.07                      39,440   90.48                        26,896  87.14
STOCKHOLDERS' EQUITY        4,536   7.93                       4,148    9.52                         3,969  12.86
Total liabilities and
shareholders' equity     $57, 194 100.00%                    $43,588  100.00%                      $30,865 100.00%
Net interest income/net
yield on earning assets                    $2,560   4.87%                       $1,662   4.19%                      $1,056  3.75%

(1)   Average  balances  include non-accrual loans.  The income on  such  loans  is  included  in interest  but  is  recognized only  upon receipt.  Loan fees included  in  interest  income  are approximately $300,000, $231,000, and $167,000 for
      December 31, 1994, 1993, 1992, respectively.
(2)   Non-taxable investment income presented on a fully tax-equivalent basis assuming a tax rate of 34%.

                             Page 53

Interest Differential

The following table sets forth, on a tax-equivalent basis for the periods indicated, a summary of the changes in interest income and interest expense resulting from changes in yield/rates:
                                     Amount of Increase (Decrease)
                                Change From 1993         Change From 1992
                                 to 1994 Due to           to 1993 Due to
                                Volume    Yield/           Volume  Yield/
                                  (1)     Rate (2)  Total   (1)    Rate (2)  Total
                                           (in thousands of dollars)
Interest income:
     Loans                      $1,224   $  59      $1,283   $759   $(107)    $652
 Investment securities:
  Taxable                           18      17          35    111     (77)      34
  Nontaxable (3)                    26      (2)         24     11       0       11
   Total investment
   securities                       44      15          59    122     (77)      45
Federal funds sold                 (57)     43         (14)    17     (24)      (7)
Other short-term investments         9       0           9      2       0        2
     Total interest income       1,220     117       1,337    900    (208)     692
Interest expense:
 Deposits:
  Savings, NOW and
   money market accounts            72      (5)         67    204    (124)      80
  Time deposits                    347      25         372    177    (171)       6
   Total interest expense          419      20         439    381    (295)      86
Net interest income            $   801   $  97      $  898   $519   $  87     $606


(1)  Change in volume multiplied by yield/rate of prior period.
(2)  Change in yield/rate multiplied by volume of prior period.
(3) Nontaxable investment securities are presented on a fully tax-equivalent basis assuming a tax rate of 34%

NOTE: The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

Investment Portfolio

The table below sets forth the book value of investment securities held by Confluence for the periods indicated:

                                              December 31,

                              1994               1993              1992

                                Percent            Percent           Percent
                                Of Total           Of Total          Of Total
                         Amount Securities Amount Securities Amount Securities
                                          (in thousands of dollars)
U.S. Treasury and
other U.S. Government
agencies and corporations  $6,877  69.0%   $ 6,667    65.4%    $4,427   89.7%

Obligations of state and
political subdivisions      1,738  17.5      1,747    17.1        510   10.3

Other debt securities       1,349  13.5      1,786    17.5          -      -

Total                      $9,964 100.0%   $10,200   100.0%     $4,937 100.0%


Effective January 1, 1994, Confluence adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") for which the cumulative effect was
recorded  on the consolidated  balance sheet on that  date.   On  January  1,
1994,  debt securities with an amortized cost of $8,493,000 were classified as held-to-maturity  securities; debt securities  with  an  amortized cost
of $1,707,000   were classified  as  available-for-sale  securities; a market valuation account was established for the available-for-sale securities of approximately $1,000, to increase the recorded balance of such securities at January 1, 1994 to their fair value on that date; a deferred tax liability was also recorded to reflect the tax effect of the market valuation account; and the net increase resulting from the market valuation adjustment at January 1, 1994 was recorded as a separate component of stockholders' equity.

As of December 31, 1994, debt securities with an amortized cost of $4,763,000 were classified as held-to-maturity securities; debt securities with an amortized cost of $5,246,000 were classified as available-for-sale securities; the market valuation account for the available-for-sale securities was adjusted to approximately $(45,000) to decrease the recorded balance of such securities at December 31, 1994 to their fair value on that date; the deferred
tax liability   was  adjusted  to  a  deferred tax   asset of approximately
$16,000 to reflect the tax effect of the market valuation account; and the separate component of stockholders' equity was adjusted to a $(29,000) balance, resulting from the market valuation adjustment at December 31, 1994. The change in the market valuation account and related components resulted from an overall increase in the interest rate environment during 1994, as a direct result of the Federal Reserve increasing the discount rate.

As of June 30, 1995, debt securities with an amortized cost of $6,394,000 were classified as held-to-maturity securities; debt securities with an amortized cost of $8,416,000 were classified as available-for-sale securities; the market valuation account for the available-for-sale securities was adjusted to approximately $119,000 to increase the recorded balance of such securities at June 30, 1995 to their fair value on that date; the deferred tax asset was adjusted to a deferred tax liability of approximately $40,000 to reflect the tax effect of the market valuation account; and the separate component of stockholders' equity was adjusted to a $79,000 balance, resulting from the market valuation adjustment at June 30, 1995.
The significant change in the market valuation account and related components resulted from an overall decrease in the interest rate environment during the six months ended June 30, 1995.

In addition, securities identified  as available-for-sale at December 31, 1994
and maturing   prior  to  June  30, 1995 were reinvested in securities  which have market values at June  30,  1995 in excess of their amortized cost basis.


The following table summarizes maturity and yield information on the investment portfolio at December 31, 1994:

                                                          Weighted
                                                        Average Tax-
                                          Book           Equivalent
                                         Value             Yield
                                          (in thousands of dollars)
U.S. Treasury and other U.S. Government
 agencies and corporations:
  0 to 1 year                            $3,509               4.9%
  1 to 5 years                            2,672               5.2
  5 to 10 years                             696               6.9
  Over 10 years                               -                 -
   Total                                 $6,877               5.2

State and political subdivisions:
  0 to 1 year                           $   567               6.1%
  1 to 5 years                            1,072               5.6
  5 to 10 years                               -                 -
  Over 10 years                              99               8.8
   Total                                 $1,738               5.9

Other securities:
  0 to 1 year                           $   403               4.5%
  1 to 5 years                              372               4.8
  5 to 10 years                               -                 -
  Over 10 years                             574               4.6
   Total                                 $1,349               4.6

Total securities:
  0 to 1 year                            $4,479               5.0%
  1 to 5 years                            4,116               5.3
  5 to 10 years                             696               6.9
  Over 10 years                             673               5.2
   Total                                 $9,964               5.3

NOTE: Presented on a fully tax-equivalent basis assuming a tax rate of 34%.

Loan Portfolio

Types of Loans:

The composition of the loan portfolio is summarized as follows:


                                         December 31,

                            1994             1993             1992

                              Percent           Percent          Percent
                             Of Total          Of Total         Of Total
                        Amount  Loans    Amount   Loans   Amount   Loans
                                     (in thousands of dollars)
Commercial, financial
and agricultural      $ 8,275  17.8%   $6,453    19.8%   $ 4,861   20.1%
Real estate:
Commercial             19,541  42.0    13,607    41.8     11,280   46.7
Construction            9,045  19.4     7,014    21.6      4,762   19.7
Residential             7,464  16.1     4,317    13.3      2,470   10.2
Total                  36,050  77.5    24,938    76.7     18,512   76.6
Consumer                1,911   4.1     1,111     3.4        787    3.3
Other                     298   0.6        30     0.1         10      -
Total Loans           $46,534 100.0%  $32,532   100.0%   $24,170  100.0%

                             Page 57

The following table sets forth the maturity and sensitivities composition of total loans at December 31, 1994:
                                              December 31, 1994
                                                     Maturing
                                                 After One
                                        In One     Through     After
                                       Year or      Five        Five
                                         Less       Years      Years      Total
                                               (in thousands of dollars)
Fixed Rate Loans
Commercial, financial and agricultural  $  1,827   $  2,601       $    -   $ 4,428
Real estate:
Commercial                                 6,363      8,790          374    15,527
Construction                               4,502        624            -     5,126
Residential                                1,945       4,372           -     6,317
                                          12,810      13,786         374    26,970
Consumer                                     270       1,532           -     1,802
Other                                          -           6           -         6

Total fixed rate loans                   $14,907     $17,925     $   374   $33,206

Variable Rate Loans
Commercial, financial,
and agriculture                          $   876     $ 2,343     $   628   $ 3,847
Real estate:
Commercial                                   544       2,634          836    4,014
Construction                               3,077         842            -    3,919
Residential                                  432         571          144    1,147
                                           4,053       4,047          980    9,080
Consumer                                       -         109            -      109
Other                                        292           -            -      292

Total variable rate loans               $  5,221    $  6,499      $ 1,608  $13,328

Total Loans
Commercial, financial and
agricultural                            $  2,703    $  4,944      $   628  $ 8,275
Real estate:
Commercial                                 6,907      11,424        1,210   19,541
Construction                               7,579       1,466            -    9,045
Residential                                2,377       4,943          144    7,464
                                          16,863      17,833        1,354   36,050
Consumer                                     270       1,641            -    1,911
Other                                        292           6            -      298

Total loans                              $20,128     $24,424       $1,982  $46,534

                             Page 58

Risk Elements involved in Lending Activities:

The following table details the nonperforming asset information for the periods presented:


                                                  December 31,
                                     1994            1993              1992

                                         (in thousands of dollars)

Non-accrual loans                $   118         $      -          $   552
Loans past due 90 days or more        56                -                9
Restructured loans                     -                -                -
Total nonperforming loans            174                -              561
Foreclosed propery                     -                -                -
Total nonperforming assets       $   174          $     -          $   561


Nonperforming loans to loans        0.37%               -%            2.32%
Nonperforming assets to loans
plus foreclosed property            0.37                -             2.32
Nonperforming assets to total
assets                              0.27                -             1.57

Total assets                     $63,841          $51,095          $35,812
Total loans                       46,534           32,532           24,170
Total loans plus foreclosed
property                          46,534           32,532           24,170


It is generally the policy of Duchesne Bank to discontinue the accrual of interest on loans when principal or interest is due and has remained unpaid for 90 days or more, unless the loan is well secured and in the process of collection.


Potential Problem Loans:

Certain loans may require frequent management attention and are reviewed on a monthly or more frequent basis. Although payments on these loans are less than 90 days past due, or in many cases current, the borrowers presently have or have had a history of financial difficulties and management has concern as to the borrower's ability to comply with present loan repayment terms. As such, these loans may result in classification at some future point as non-performing. At December 31, 1994, such loans (excluding all nonperforming loans described above) amounted to $899,000.


Loan Concentrations:

A  substantial portion of the loan portfolio is secured by real  estate
located in Duchesne Bank's service  area.   In addition, Duchesne Bank has a
concentration of credit in the residential construction economic sector. The majority of the construction loans are made to local home builders to fund the construction of both presold and speculative residential homes. These residential homes are located throughout Duchesne Bank's primary market area. The ability of Duchesne Bank's borrowers to honor their contractual obligations is dependent on the local economy and its effect on the real estate market.

Other Interest-Bearing Assets

Other interest-bearing assets, consisting of federal funds sold and interest-bearing deposits with other financial institutions, would not be considered nonperforming at December 31, 1994 and 1993 if such assets were loans.

Summary of Loan Loss Experience

The following table summarizes changes in the allowance for possible loan losses arising from loans charged-off and recoveries on loans previously charged-off, by loan category and additions to the allowance that have been charged to expense:

                                                          December 31,
                                                    1994       1993      1992
                                                    (in thousands of dollars)
Allowance balance at beginning of period        $    391   $    250   $   162
Loans charged-off:
Commercial, financial and agricultural                46          -         -
Real estate:
Commercial                                             -          -         -
Residential                                           30          -         -
Total                                                 30          -         -
Consumer                                               6          -         -
Total charge-offs                                     82          -         -
Recoveries of loans previously
charged-off:
Commercial, financial and agricultural                 8          1        14
Real estate:
Commercial                                             -          -         -
Residential                                            -          -         -
Total                                                  -          -         -
Consumer                                               -          -         1
Total recoveries                                       8          1        15
Net charge-offs (recoveries)                          74         (1)      (15)
Additions to allowance charged to operations         242        140        73
Allowance balance at end of period               $   559    $   391   $   250

Net charge-offs (recoveries) to average loans       0.18%         - %   (0.08%)
Allowance for possible loan losses to loans         1.20       1.20      1.03
Allowance for possible loan losses to
nonperforming loans                               321.26          -     44.56

Average loans                                    $40,918    $27,360   $18,815
Total loans                                       46,534     32,532    24,170
Nonperforming loans                                  174          -       561

In  determining whether there is an adequate balance in the allowance   for
possible loan losses, Duchesne Bank's management places its emphasis as follows: evaluation of the loan portfolio with regard to potential future exposure on loans to specific customers and industries, reevaluation of each nonperforming loan, loans classified by supervisory authorities, loans identified by management as potential problems and listed on internal watch lists, and an overall view of the remaining portfolio in light of past loan loss experience.

Historical  loan  loss performance has been  favorable for Duchesne  Bank  as
evidenced  above.    The  allowance for possible  loan  loss has steadily
increased from 1.03% of aggregate loans at December 31, 1992 to 1.20% at December 31, 1994 and to 1.24% at June 30, 1995.

Management views the allowance for possible loan losses as being available for all potential or previously unidentified loan losses which may occur in the future. The risk of future losses that is inherent in the loan portfolio is not precisely attributable to a particular loan or category of loans.

Based  on  its  review of adequacy,  Duchesne  Bank management  has  estimated those portions of the allowance that could be attributable to major categories of loans  as detailed in the table below:
                                                        December 31,
                                          1994              1993              1992
                                            Categories        Categories         Categories
                                               % of              % of               % of
                                              Total             Total              Total
                                    Allowance Loans   Allowance Loans   Allowance  Loans
                                                 (in thousands of dollars)
Allowance allocation:
Commercial, financial and
agricultural                           $ 67    17.8     $ 47    19.8%     $ 30     20.1%                               %
Real estate:
Commercial                              168    42.0      117    41.8        75     46.7
Construction                            196    19.4      137    21.6        88     19.7
Residential                              28    16.1       20    13.3        13     10.2
Total real estate                       392    77.5      274    76.7       176     76.6
Consumer                                 34     4.1       23     3.4        15      3.3
Other                                     -     0.6        -     0.1         -        -
Unallocated                              66       -       47       -        29        -
                                       $559   100.0%    $391   100.0%     $250    100.0%

Allocations  estimated  for  the  loan  categories  do   not specifically
represent  that  loan  charge-offs   of   that magnitude will necessarily be
incurred.  The allocation does not restrict future loan losses attributable to  other categories. The risk factors considered when determining the overall level of the allowance are the same when estimating the  allocation  by  major category,  as  specified  in  the allowance category.

Deposits

The  following  table shows, for each type of  deposit,  the average  monthly amount and the average rate  paid  on  each type of deposit for the years ended December 31, 1994, 1993, and 1992:
                                                              December 31,
                                              1994                1993                1992
                                        Average  Average    Average  Average    Average  Average
                                        Balance   Rate      Balance   Rate      Balance   Rate
                                                        (in thousands of dollars)
Noninterest- bearing demand
deposits                                 $ 7,983      -%      $ 5,297     -%     $ 2,940      -%
Interest-bearing demand
deposits                                  16,332   2.86        14,322  2.88        8,664   4.03
Savings, NOW and money
market deposits                            1,525   2.49           986  2.64          228   3.95
Time deposits                             26,503   4.42        18,644  4.29       14,916   5.32
                                         $52,343   3.20%      $39,249  3.15%     $26,748   4.31%

The following table shows the maturity of time deposits of $100,000 or more at December 31, 1994 (in thousands of dollars):

Three months or less                   $  2,649
Over three through six months             1,634
Over six months through twelve months     4,240
Over twelve months                        3,332
                                        $11,855

Return on Equity and Assets

The following ratios are among those commonly used in analyzing banks and bank holding companies:

                                          1994       1993       1992
                                          (in thousands of dollars)
Return on Average Assets:

Net Income                                $   580    $   236    $   101
Average Assets                             57,194     43,588     30,865
                                             1.01%      0.54%      0.33%

Return on Average Equity:
Net Income                                $   580    $   236    $   101
Average Equity                              4,536      4,148      3,969
                                            12.79%      5.69%      2.54%
Dividend Payout Ratio

Not applicable - No cash dividends have been paid on Confluence Common
Stock.


Equity to Assets Ratio:

Average Equity                            $  4,536   $  4,148    $ 3,969
Average Assets                              57,194     43,588     30,865
                                              7.93%      9.52%     12.86%


Properties

Duchesne Bank's principal banking office is located at 5500 Mexico  Road,
St. Peters, Missouri.   Duchesne Bank also operates a branch facility at
3201 North Highway 94 in the City of St. Charles, Missouri. All facilities are owned by Duchesne Bank. The main banking office was designed and real property is available for an additional 12,000 to 18,000 square feet of commercial office space.

Legal Proceedings

At this time, there are no legal proceedings against either Confluence or Duchesne Bank.

Market Price of Common Stock and Dividends

There is no established public trading market for Confluence Common Stock. To the knowledge of management, there have been no transfers of Confluence Common Stock since the organization of Confluence in February 1995. The transfer of Confluence Common Stock is restricted by the terms of the Stock Restriction Agreement by and among each of the shareholders of Confluence.

Security Ownership of Certain Beneficial Owners and Management of Confluence

The following table sets forth, as of June 30, 1995, beneficial ownership of Confluence Common Stock by: (i) each beneficial owner of more than five
percent (5%)   of Confluence  common stock, (ii) each director  and executive officer of Confluence, and (iii) all directors and executive officers of Confluence as a group.

                                   Shares of Confluence
                                       Common Stock      Percent of
Name of Beneficial Owner            Beneficially Owned     Class (1)

John C. Hannegan
1519 Kandahar
St. Charles, Mo  63301                    69,065            34.53%

Trust Estate of John W. Tlapek
147 Glenridge Parkway
ElDorado, AR  71730                       63,421            31.71

Gordon A. Gundaker
833 Durrow Drive
St. Louis, MO  63141                     15,000              7.50

James L. Wilhite                          7,836(2)           3.92

Jerome A. Burkemper                       7,500(3)           3.75

John W. Hammond                           5,054(4)           2.53

Ernest W. Dempsey                         2,554(5)           1.28

William H. Weber                          2,554(6)           1.28

Raymond E. Botz                           2,500(7)           1.25

W. Dale Finke                             1,779               (8)

Henry W. Clever, Jr. MD                   1,501(9)            (8)

Henry J. Elmendorf                        1,334(10)           (8)

Charles W. Bennett                        1,001(11)           (8)

David P. Seifert                            155(12)           (8)

Richard C. Leuck                            125(13)           (8)

Thomas W. Keyes                               1               (8)

All directors and executive
 officers as a group (13 persons)        33,894             16.95

(1) Share ownership percentages are based upon 200,000 shares of Confluence Common Stock issued and outstanding as of June 30, 1995.
(2) Shares include 7,835 shares held of record by James L. Wilhite, Trustee under Agreement dated 12/16/81.
(3) Shares include 7,499 shares held of record by Jerome A. Burkemper, Trustee Under the Jerome A. Burkemper Trust Agreement dated November 23, 1993.
(4) Shares include 5,054 shares held of record by John W. Hammond and Sandra
    L. Hammond.
(5) Shares include 2,527 shares held of record by Edward D. Jones & Co., custodian FBO Ernest W. Dempsey IRA.
(6) Shares include 2,500 shares held of record by Weber Investments, a Missouri Partnership.
(7) Shares include 2,499 shares held of record by Raymond E. Botz, Trustee Under Agreement dated 6/5/81 for the Benefit of Raymond E. Botz.
(8) Less than one percent.
(9) Shares include 1,500 shares held of record by Henry W. Clever, Jr., M.D. and Roseann Clever.
(10)Shares include 1,333 shares held of record by Dale R. Rollings, Trustee of the Henry J. Elmendorf Trust Agreement.
(11)Shares include 1,000 shares held of record by Charles W. Bennett and Doris R. Bennett.
(12)Shares include 155 shares held of record by David P. Seifert and Justine V. Seifert.
(13)Shares include 124 shares held of record by Richard C. Leuck and Celeste
    E. Leuck.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DUCHESNE BANK

Introduction

The following discussion and analysis is intended to review the significant factors affecting the financial condition and results of operations of Confluence and Duchesne Bank (collectively referred to herein as the "Company") for the six months ended June 30, 1995 and 1994 and the three-year period ended December 31, 1994. It provides a more comprehensive review which is not otherwise apparent from the consolidated financial
statements  alone.  Reference should   be  made  to  those statements  and
the selected financial data presented elsewhere herein for an understanding of the following review.

Net Income Analysis

Net income for 1994 was $580,000 as compared to $236,000 for 1993 and $101,000 for 1992. The increase in net income for 1994 as compared to 1993 was due primarily to an increase in net interest income of $890,000, partially offset by a $275,000 increase in noninterest expense. The increase in net income for 1993 as compared to 1992 was primarily due to a $602,000 increase in net interest income, partially offset by a $330,000 increase in noninterest expense. The Company is beginning to realize the benefits from the economies of size associated with growth of its earning asset base.

Net income was $338,000 as compared to $203,000 for the six months ended June 30, 1995 and 1994, respectively. The earnings increase was due primarily to an increase in net interest income, loan fee income and noninterest expense control in relationship to asset growth.

Net Interest Income

Net interest income is the largest component of earnings and is affected by the volume of the sources and uses of funds, the respective rates earned and paid on those funds, the mix of those funds, and the volume of nonperforming
assets. The Company's  net  interest  income  increased by   53.7% to
$2,548,000 during 1994 after an increase of 57.0% in 1993. The net interest margin, which is calculated by dividing taxequivalent net interest income by average interest-earning assets, was 4.87% in 1994 as compared to 4.19% and 3.75% in 1993 and 1992, respectively.

The   increase  in  the  net  interest  margin  during 1994 primarily resulted from the overall rise in the level of interest rates and an increase in the Company's loan to deposit ratio. The Company increased its loan to deposit ratio from 69.75% to 79.43% between December 31, 1993 and December 31, 1994. The Company also increased its average yield on earning assets from 7.31% in 1993 to 8.05% in 1994. For the same period, the average cost of interest-bearing liabilities only increased from 3.65% to 3.78%. Management was able to hold interest rates lower on its deposits for most of the year. Management shifted its mix of earning assets from taxable investment securities and federal funds sold to loans. The Company's average federal funds position dropped from $4,453,000 in 1993 to $2,838,000 in 1994. This shift in asset mix further impacted the net interest margin.

The increase in the net interest margin during 1993 versus 1992 primarily resulted from an $11,511,000 increase in average interest-earning assets, offset by a $10,144,000 increase in average interest-bearing liabilities.
Additionally,   the  mix  of  interest-bearing liabilities changed  as
management was able to attract deposit  growth through  interest-bearing
demand  deposits accounts.   The average  cost of funds was lower for these
types of accounts as compared to time deposit accounts. As a result of this change in mix and the decline in interest rates in 1992 which remained low throughout 1993, the average yield on interest bearing liabilities dropped from 4.84% in 1992 to 3.65% in 1993.

During 1994, an increase in the average volume of loans and taxable and non-taxable investment securities resulted in an increase in interest income of $1,268,000. This increase was partially offset by a $57,000 decrease in interest income associated with a decrease in the average volume of federal
funds  sold.   The rise in interest rates  on  the average  volume  of  all interest-earning assets increased interest income by only $117,000. Increases in the average volume of interest-bearing demand deposits, savings and money market accounts and time deposits resulted in an increase in interest
expense  of  $419,000.   Changes  in interest  rates  on the average volume of
interest-bearing liabilities resulted in an increase in interest expense of $20,000. The net effect of the volume and rate changes associated with all categories of interest-earning assets during 1994 as compared to 1993 increased interest income by $1,337,000 while the net effect of the volume and rate changes associated with all categories of interest-bearing liabilities increased interest expense by $439,000.

During 1993, increases in the average volume of all interestearning assets resulted in an increase in interest income of $900,000. Changes in interest rates on the average volume of loans, taxable investment securities, and federal funds sold resulted in a decrease in interest income of $208,000. Increases in the average balances of all interest-bearing liabilities resulted in an increase in interest expense of $381,000. Changes in interest rates on the average volume of interest-bearing liabilities resulted in a decrease in interest expense of $295,000. The net effect of the volume and rate changes associated with all categories of interestearning assets during 1993 as compared to 1992 increased interest income $692,000, while the net effect of the volume and rate changes associated with all categories of interest-bearing liabilities increased interest expense by $86,000.

Net interest income was $1,530,000 for the first six months of 1995, a 36.1% increase from the same period of 1994. Interest income increased $1,101,000 for the first six months of 1995, and interest expense increased $695,000. This increase is primarily attributable to the overall rise in the level of interest rates in the economy, the increased volume of loans and the increased volume of both taxable and non-taxable investment securities. Loan demand remains fairly strong in Duchesne Bank's primary market of St. Charles County.

Provision For Possible Loan Losses

The provision for possible loan losses charged to expense was $242,000 in 1994. During 1993 and 1992, the provision for possible loan losses charged to expense was $140,000 and $73,000, respectively. Management made the decision during 1992 to increase the allowance for possible loan losses from 1.00% to 1.20% of aggregate loans outstanding.

Although the Company has not experienced significant loan losses with any one particular category or class of loans, management remains cognizant of the credit risks associated with the business and the Company's continual
increase in loan  volume.   The  Company has chargedoff a total  of $116,000
in principal from March 1989 through June 30, 1995. Total recoveries for the same period are $30,000, resulting in historical net charge-off experience of $86,000.

The allowance for possible loan losses is maintained at a level considered adequate to provide for potential losses. The provision for possible loan losses is based on a periodic analysis, considering, among other factors, current economic conditions, loan portfolio composition, past loan loss experience, independent appraisals, loan collateral and payment experience. In addition to the allowance for estimated losses on identified problem
loans,  an  overall unallocated allowance  is  established  to   provide for
unidentified credit losses inherent in the portfolio. As adjustments become necessary, they are reflected in the results of operations in the periods in which they become known.

Management believes the allowance for possible loan losses is adequate to absorb losses in the loan portfolio. While management uses available information to recognize loan losses, future additions to the allowance
may be necessary based  on  changes  in economic conditions.   In addition,
various regulatory agencies, as an integral part of the examination process, periodically review the allowance for possible loan losses. Such agencies may require the Company to increase the allowance for possible loan losses based on their judgements and interpretations about information available to them at the time of their examinations.

Management continues to take an aggressive position towards nonperforming loans. In 1992, Duchesne Bank experienced credit problems with one large commercial real estate transaction. Duchesne Bank was able to take possession and subsequently liquidate the property within a one week time frame. This action was performed at no loss to the Company. Nonperforming loans at December 31, 1994 are well secured and expected to be liquidated during 1995 without loss to Duchesne Bank.

The provision for possible loan losses was $103,000 for the six months ended June 30, 1995. This figure compares to $120,000 for the same period in 1994. The allowance for possible loan losses is within the Board of Director's guidelines of a minimum 1.20% reserve at June 30, 1995. During this period in 1994, management increased the provision for possible loan losses due to a specific problem credit. This credit was ultimately sold back to the U.S. Small Business Administration, and a charge-off of approximately
$69,000 was made against  the  allowance for possible  loan  losses.   The
allowance for possible loan losses to nonperforming loans is 169.2% at June 30, 1995.

Noninterest Income
The Company's noninterest income was $118,000, representing a 20.4% increase from 1993 results. In comparison, 1993 noninterest income represented a
172.2% increase  over 1992 results.   Service charges on deposit accounts
increased by $22,000 or 40.7% in 1994 due to an increase in deposits.

Noninterest income performance has been poor for the Company due to its weak retail market presence prior to March 1992, and desire to attract core commercial and retail demand account deposits. Several institutions and credit unions in the market offer "free" demand deposit accounts.

Noninterest income is expected to increase in 1995 based on management's decision to compete for mortgage loan originations. Residential building is a major business in Duchesne Bank's market with over 3,300 single family
residential  permits issued in 1994.   New  home volume  is expected  to
decrease by only 10%  to  12%  in 1995.  The mortgage   loan   program  will
compliment the Company's construction lending program. Based on projected loan closings, the Company expects to see positive results from this program beginning in the third quarter of 1995.

Noninterest income for the first six months of 1995 was $70,000 as compared to $58,000 for the same period in 1994.

Noninterest Expense
Noninterest expense increased 22.1% and 36.1%, respectively for 1994 and 1993 over the previous year. Salaries and employee benefits, the largest component of noninterest expense, increased by $170,000 or 29.4% in 1994 and
$169,000 or   41.4%   in   1993.   These increases are primarily attributable
to the rapid growth experienced by Confluence. Asset growth was 24.9% and 42.7%, respectively for 1994 and 1993. Assets to full time equivalent ("FTE") employees was $3,143,000 at June 30, 1995. This productivity measure has fluctuated between $2,600,000 and $3,200,000 in assets per FTE employee in each of the past five years.

Salary and employee benefit expenses for 1994 were impacted by a transition in executive management, and the implementation of a 401(k) program. Salaries and benefits were also effected by the new branch facility in 1993, and the expenses associated with its opening. As a percentage of average assets, total noninterest expense for 1994 was 2.65% following 2.86% and 2.96% in 1993 and 1992, respectively. Noninterest expense items other than salaries and employee benefits show an increase of 15.7% from 1994 to 1993, and an increase of 31.8% from 1993 to 1992. The Company has experienced increases to all expense categories as a result of average asset growth.

Noninterest expense was $951,000 or an increase of 29.4% for the first six months of 1995 compared to $735,000 for the first six months of 1994.
Salaries and employee benefits increased  by   $135,000.   The increase
is primarily attributable to the Company's growth. Annualized salaries and employee benefits at June 30, 1995 would be $946,000 as compared to $747,000 for the year ended December 31, 1994. These expenses are well below peer group averages as reported in the Federal Financial Institutions Examination Council Uniform Bank Performance Report. Increases in other expenses, comprised of occupancy, furniture and equipment, FDIC insurance, and miscellaneous expenses, have contributed to the increase in noninterest expense exclusive of salaries and employee benefits.

Occupancy and furniture and equipment expenses increased $25,000 for the six month period ended June 30, 1995 as the result of additional staffing and a data processing conversion. Advertising and marketing expenses increased as a result of the Company's efforts to promote its mortgage loan operation and its Advisory Board of Directors. Data processing fees fell $26,000 for the first six months of 1995 as compared to 1994 due to reduced charges and one time expenses incurred during the first six months of 1994.

Income Taxes

Income tax expense was $324,000 for 1994, $135,000 for 1993, and  $25,000
for 1992. Income tax expense of $208,000 and $124,000 was recorded for the six months ended June 30, 1995, and 1994, respectively. The effective tax rate was 35.8%, 36.4%, and 24.0% for the years ended December 31, 1994, 1993, and 1992, respectively. The decrease in the effective tax rate between 1994 and 1993 is primarily the result of an increase in the percentage of nontaxable income on investment securities to income before income tax
expense.   The Company benefited from operating loss carry forwards in 1992 due to start-up expenses incurred during 1989 and 1990. The effective income tax rate was 38.1% and 37.9% for the six months ended June 30, 1995 and 1994, respectively.

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). The Company implemented SFAS 109 during the first quarter of 1993 on a prospective basis; however, no adjustment was necessary to reflect the cumulative effect of adoption in the Company's 1993 consolidated statement of income.

Liquidity and Interest Rate Sensitivity

Liquidity is provided to the Company earning assets including short-term investments in federal funds sold, maturities in the construction loan portfolio and through maturities in the investment portfolio.

The asset/liability management process, which involves management of the components of the balance sheet to allow assets and liabilities to reprice at approximately the same time, is a dynamic process essential to minimizing the effect of interest rate fluctuations on net interest income. The following table reflects the Company's GAP analysis (rate sensitive assets minus rate sensitive liabilities) as of December 31, 1994:

                                               December 31, 1994
                                                Over    Over
                                             3 Months   1 Year
                                   3 Months   Through    Through   After
                                     or Less  12 Months  5 Years   5 Years    Total
                                               (in thousands of dollars)
Assets:
Investments in debt securities      $ 1,492    $ 2,987    $ 4,116   $ 1,369   $ 9,964
Loans                                17,121     11,114     17,925       374    46,534
Federal funds sold                    1,715          -          -         -     1,715
Interest-bearing deposits                 -          -        202         -       202
Total interest-sensitive assets     $20,328    $14,101    $22,243    $ 1,743  $58,415
Liabilities:
Interest-bearing demand deposits    $14,169    $     -    $     -    $     -  $14,169
Saving, NOW and money market
deposits                              1,476          -          -           -   1,476
Time deposits                         5,202     13,242     14,920           -  33,364
Total interest-senstive liabilities $20,847    $13,242    $14,920     $     - $49,009
GAP by period                       $  (519)   $   859    $ 7,323     $ 1,743 $ 9,406
Cumulative GAP                      $  (519)   $  340     $ 7,663     $ 9,406

As is indicated in the preceding table, the Company was liability sensitive on a cumulative basis in the near term (3 months or less) at December 31, 1994 based on contractual maturities. In this regard, an increase in the general level of interest rates would generally have a negative effect on the Company's net interest income as the repricing of the larger volume of interest sensitive liabilities would create a larger amount of interest expense than the additional amount of interest income created by the repricing of the smaller volume of interest sensitive assets.

The following table summarizes certain trends in the Company's balance sheet during the three-year period ended December 31, 1994:

                                                  December 31,
                                          1994         1993         1992
                                           (in thousands of dollars)
Total assets                             $63,841      $51,095      $35,812
Earning assets                            58,392       47,680       33,089
Deposits                                  58,556       46,600       31,645
Loans to deposits (loans, net
of unearned discount)                      79.43%       69.75%       76.32%
Loans to total assets (loans,
net of unearned discount)                  72.85        63.61        67.44
Debt securities to total assets            15.61        19.96        13.79

Loans                                    $46,534      $32,532      $24,170
Unearned discount                            (23)         (30)         (18)
Loans, net of unearned discount          $46,511      $32,502      $24,152

Investment securities -
available-for-sale                      $  5,201      $     -      $     -
Investment securities -
held-to- maturity                          4,763       10,200        4,937
Total investments                       $  9,964      $10,200      $ 4,937

Investment securities -
available-for-sale                      $  5,201      $     -      $     -
Investment securities -
held-to-maturity                           4,763       10,200        4,937
Federal funds sold                         1,715        4,775        4,000
Interest-bearing deposits                    202          203            -
Loans                                     46,534       32,532       24,170
Unearned discount                            (23)         (30)         (18)
Total earning assets                     $58,392      $47,680      $33,089

The  composition of total assets and earning assets changed during 1994 as
funds were shifted from investment securities to  loans.   Investment
securities were a smaller percentage of  total  assets  in  1994  as compared to 1993. This percentage was 15.61% and 19.96%, respectively, for 1994 and 1993. A second factor effecting the Company's composition of total assets was a $3,060,000 decrease in federal funds sold between 1994 and 1993. These funds were shifted into loans due to strong loan demand and potentially higher asset yields.

During 1993, the composition of total assets and earning assets changed due to a $14,955,000 increase in deposits. These funds were placed into $8,362,000 of loans and $5,263,000 of investment securities. Deposit growth exceeded the Company's ability to generate new loans. Additionally, the Company experienced a change in the deposit mix during 1993 as average interestbearing demand, savings, money market deposits increased faster than time deposits. This trend was primarily attributable to the lower interest rate environment experienced during 1993 as maturing, longer term time deposits were reinvested in more liquid short term investments.

Earning assets increased $10,712,000 from December 31, 1993 to December 31, 1994 while total assets increased $12,746,000 during the same period. Interest-bearing deposits increased $11,661,000 while total deposits increased $11,956,000. The increase in deposits resulted from promotions on time deposits and interest-bearing demand deposit accounts offered by the Company.

The Company's earning assets increased $15,207,000 from December 31, 1994 to June 30, 1995 while total assets increased $14,732,000 during the same period. Total deposit growth for the period was $14,087,000. The majority of the Company's deposit growth resulted from two time deposit promotions.

Capital Adequacy

The  Company's stockholders' equity was $5,273,000  at June 30,  1995.   This
represented an increase of 9.24% over stockholders' equity at December 31, 1994. The $446,000 increase in stockholders' equity was the result of $338,000 in earnings for the first six months of 1995, and a $108,000 increase in the unrealized holding gain on investment securities available-forsale (adjusted for taxes).

In February 1995, Confluence obtained a $2,000,000 line of credit secured by 100% of its investment in Duchesne Bank. The line of credit is used to supplement Duchesne Bank's capital base. Duchesne Bank is situated in a high growth market, and current earnings cannot sustain Duchesne Bank's asset growth. The line of credit is a two year interest only note floating at one-quarter under prime. The note is governed by the following restrictions: the principal balance cannot exceed 30% of Duchesne Bank's capital base, Duchesne Bank must generate a minimum .50% return on assets and classified
loans must not exceed 30% of capital.   The current  outstanding  principal
balance on the loan is $250,000 and $220,000 was used to make a capital contribution to Duchesne Bank. The Company is operating within the loan covenants.

The   Company's   stockholders'   equity   was $4,827,000, $4,276,000, and
$4,040,000 at December 31, 1994,  1993, and 1992,   respectively.   During
1994, stockholders' equity increased $551,000 or 12.9% as a result of net income of $580,000 offset by a $29,000 unrealized holding loss on
investment  securities  available-for-sale.   During 1993, stockholders'
equity increased $236,000 or 5.8%. This increase was solely attributable to net income.

Risk-based  capital  guidelines for  financial institutions were adopted by
regulatory authorities effective January 1, 1991.   These guidelines were
designed to relate regulatory capital requirements to the risk profile of the specific institutions and to provide for uniform requirements among the various regulators. Currently, the risk-based capital guidelines require the Company to meet a minimum total capital ratio of 8.0% of which at least 4.0% must consist of Tier 1 capital. Tier 1 capital generally consists of
(a) common   stockholders'  equity, (b)  qualifying perpetual preferred stock and related surplus subject to certain limitations specified by the FDIC, and (c) minority interests in the equity accounts of consolidated securities less goodwill and any other intangible assets and investments in subsidiaries that the FDIC determines should be deducted from Tier 1 capital. The FDIC also requires a minimum leverage ratio of 3.0%, defined as the ratio of Tier 1 capital less purchased mortgage servicing rights to total assets, for banking organizations deemed the strongest and most highly rated by banking regulators. A higher minimum leverage ratio is required of less highly rated banking organizations.

The following table summarizes on a consolidated basis the Company's risk-based capital and leverage ratios:

                                                   December 31,
                                            1994       1993     1992

Tier I capital ratio                        9.21%     10.83%   14.24%
Total risk based capital ratio             10.27      11.82    15.12
Leverage ratio                              7.61       8.37    11.28

Additionally, financial analysts often track primary capital levels as an indicator of capital adequacy. Primary capital includes equity capital, allowance for possible loan losses, and debt considered equity for regulatory capital purposes. Tangible primary capital represents primary capital reduced by total intangible assets included in the balance sheet. At December 31, 1994, on a consolidated basis the Company's primary capital was $5,415,000 compared to $4,667,000 and $4,290,000 at December 31, 1993 and 1992, respectively. The Company's primary capital to asset ratio on a consolidated basis was 8.41%, 9.06%, and11.90% at December 31, 1994, 1993,
and  1992,  respectively.   The  Company's tangible primary  capital  is
identical to primary capital as there were no intangible assets included in the Company's balance sheet at December 31, 1994, 1993 and 1992.

Risk Management

The Company's management objective in structuring the balance sheet is to maximize the return on stockholder's equity while minimizing the associated risks. The major risks involved in the banking industry are market, credit, and liquidity risks. The following discussion is a discussion of the Company's management of these risks.

Market Risk Management

The Company's management believes its loan and investment portfolios are sufficiently diversified to minimize the effect of a downturn in any particular industry or market. The Company does have a concentration of credit in the residential construction economic sector. This market risk is managed
by  using  contracted title  companies for disbursement   of  loan  funds,
third party construction inspectors, and closely monitoring individual projects and credits to detect industry trends. Approximately $36,050,000 or 77.5% of the loan portfolio was concentrated and secured by real estate at
December 31, 1994. The commercial loan portfolio, which includes loans made primarily to businesses located and served by the Company, is generally secured by business assets such as real estate, inventory, accounts receivable, and equipment. Of the $36,050,000 in loans secured by real estate, $7,464,000 or 16.1% of total loans are secured by one- to four-family residential mortgages. Consumer loans as of December 31, 1994 totaled $1,911,000 or
4.1% of the loan portfolio.   At December  31,  1994,  the total investment
portfolio was $9,964,000, a 2.3% decrease from the same period in 1993. Approximately 69.0% of the portfolio is comprised of U.S. government issues.

     Credit Risk Management

The risks the Company's management assumes in providing products to customers is fundamental to its business operation. Credit risk management includes defining an acceptable level of risk and return, establishing policies and procedures to govern the credit process, and maintaining a thorough portfolio review function. Credit policies are ultimately the responsibility of the Company's Board of Directors and, as such, are reviewed and approved by the Board of Directors. Of equal importance in this risk management process are the ongoing, monitoring procedures performed by management.

Nonperforming loans represented .73% of total loans at June 30, 1995 compared to .37%, 0.00%, and 2.32% at December 31, 1994, 1993, and 1992, respectively.
The Company does not have any other real estate owned as a result of foreclosure at June 30, 1995. The Company was in a similar position at December 31, 1994, 1993, and 1992, respectively.

Liquidity Risk Management

Liquidity is a measurement of the Company's ability to meet the  borrowing
needs and the deposit withdrawal requirements of its customers.   The Company
actively manages the composition of its assets and liabilities to maintain the appropriate level of liquidity in the balance sheet. Management is guided by regularly reviewed policies when determining the appropriate portion of total assets which should be comprised of readily marketable assets available to meet future liquidity needs. Much of this liquidity risk management has been discussed previously in connection with the liquidity and rate sensitivity.

Implementation of New Accounting Pronouncements

Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114") and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosures" ("SFAS 118"), which amends SFAS 114.

SFAS 114 (as amended by SFAS 118) defines the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans for which terms have been modified in troubled-debt restructurings (a restructured loan). Specifically, a loan is considered impaired when it is probable a creditor will be unable to collect all amounts due both principal and interest - according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan are required to be discounted at the loan's effective interest rate. Alternatively, impairment can be measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Regardless of the historical measurement method used, SFAS 114 requires a creditor to measure impairment based on the fair value of the collateral when the creditor determines foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan's effective rate of interest as stated in the original loan agreement.

SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. The Company has elected to continue to use its existing nonaccrual methods for recognizing interest on impaired loans. The Company continues to apply all payments received on impaired loans to the outstanding balance of the loan until such a time as the loan balance is reduced to zero, after which payments are applied to interest income until such time as the foregone interest in recovered, or until such a time as an improvement in the condition of the loan has occurred which would warrant resumption of interest accruals.

As of the adoption date of January 1, 1995 and at June 30, 1995, the Company had one impaired loan in the amount of approximately $118,000 which is represented by the loan on nonaccrual status December 31, 1994. No specific reserve has been allocated to this impaired loan at January 1, 1995 and June 30, 1995. The adoption of SFAS 114 and SFAS 118 resulted in no adjustment to the provision for possible loan losses.

Impact of New Accounting Pronouncements

In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of
Financial Instruments" ("SFAS   107").   During  October  1994,  the FASB
issued Statement  of  Financial  Accounting Standards   No. 119, "Disclosure
about Derivative Financial Instruments and Fair Value of Financial Instruments" ("SFAS 119").

SFAS 107 requires disclosure of the fair value of financial instruments for which it is practicable to estimate that value in the body of the financial statements or in the accompanying notes to the financial statements. The methods and significant assumptions used to estimate the fair value of financial instruments must also be disclosed.

SFAS 107 defines a financial instrument as cash, evidence of an ownership interest in an entity, or a contract that both: (1) imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments with the second entity; and (2) conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or to exchange other financial instruments with the first entity.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are the best evidence of the fair value of financial investments. If quoted market prices are not available, management's best estimate of fair value may be based on the quoted market price of a financial nstrument with similar characteristics or on valuation techniques. If it is not practicable for an entity to estimate the fair value of a financial instrument or a class of financial instruments, the entity must disclose information pertinent to estimating the fair value of that financial instrument or class of financial instruments such as the carrying amount, effective interest rate, and maturity, and the reasons why its not practicable to estimate fair value.

SFAS 107 is effective for financial statements issued for fiscal years ending after December 15, 1992, except for entities with less than $150 million in total assets. For those entities, the effective date shall be for financial statements issued for fiscal years ending after December 15, 1995. Management of the Company does not believe SFAS 107 will have a material effect on the Company's consolidated financial condition when implemented.

SFAS 119 requires disclosures about the amounts, nature, and terms of derivative financial instruments that are not subject to SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk" because they do not result in off-balance sheet risk of account loss.
SFAS 119 requires that a distinction be made between financial instruments held or issued for trading purposes and financial instruments held or issued for purposes other than trading. SFAS 119 is effective for financial statements issued for fiscal years ending after December 15, 1994, except for entities with less than $150 million in total assets. For those entities, SFAS 119 is effective for financial statements issued for fiscal years ending after December 31, 1995. Management of the Company does not believe SFAS 119 will have a material effect on their consolidated financial condition when implemented.

Effect of Inflation

Persistent high rates of inflation can have a significant effect on the reported financial condition and results of operation of all industries. However, the asset and liability structure of commercial banks is substantially different from that of an industrial company in that virtually all assets and liabilities of commercial banks are monetary in nature. Accordingly, changes in interest rates may have significant impact on a commercial bank's performance. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

Inflation does have an impact on the growth of total assets in the banking industry, often resulting in a need to increase equity capital at higher than normal rates to maintain an appropriate equity-to-assets ratio.

Although it is obvious that inflation affects the growth of total assets, it is difficult to measure the impact precisely. Only new assets acquired in each year are directly affected, so a simply adjustment of asset totals by use of an inflation index is not meaningful. The results of operations also have been affected by inflation, but again, there is no simple way to measure the effect on the various categories of income and expense.

                 REGULATION AND SUPERVISION

      Firstbank and Confluence are bank holding companies within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and are registered as such with the Federal Reserve Board. Under the Bank Holding Company Act, and the regulations promulgated thereunder, Firstbank and Confluence are required to file quarterly reports on their respective operations and such additional information as the Federal Reserve Board may require. They are also subject to examination by the Federal Reserve Board which has jurisdiction to regulate the terms of certain debt issues of each company, including the authority to impose reserve requirements.

      All of the subsidiary banks of Firstbank are state banks chartered under the Illinois Banking Act, except for The First National Bank of Central Illinois and Colonial Bank. The Illinois state banks are subject to regulation and examination by the Illinois Commissioner of Banks and Trust Companies under the provisions of the Illinois Banking Act and by the FDIC under the provisions of the Federal Deposit Insurance Act. Elliott State Bank, a subsidiary of Firstbank, is an Illinois state "member" bank of the Federal Reserve System, and is subject to regulation and examination by the Federal Reserve Board. The First
National Bank of Central Illinois, a subsidiary of Firstbank, is chartered under the National Banking Act and is subject to supervision and regulation by the Office of the Comptroller of the Currency (the "Comptroller"). Colonial Bank, a subsidiary of Colonial, is chartered as a Missouri banking corporation by the Missouri Division of Finance under the laws of the State of Missouri and is subject to regulation and supervision by the Missouri Division and the FDIC under the provisions of the Federal Deposit Insurance Act.

      The subsidiary bank of Confluence, Duchesne Bank, is chartered as a Missouri banking corporation by the Missouri Division of Finance under the laws of the State of Missouri. It is subject to regulation and supervision by the Missouri Division and the FDIC under the provisions of the Federal Deposit Insurance Act.

      The federal and state laws and regulations generally applicable to banks regulate, among other things, the scope of business of the aforesaid subsidiary banks, their investments, their reserves against deposits, and the nature and amount of and collateral for loans, and include restrictions on the number of banking offices and activities which may be performed at such offices. These laws and regulations are generally designed for the protection of the bank's depositors and not the shareholders of a banking institution.

     The primary source of cash for Firstbank and Confluence comes in the form of dividends from subsidiary banks. Banks organized under Federal, Illinois and Missouri law must meet certain requirements respecting the amount of their capital and surplus, and in certain instances, must obtain regulatory approval before declaring dividends. Under the National Banking Act and the Illinois Banking Act, until a bank's surplus equals or exceeds the amount of its capital, no dividends may be declared unless at least one-tenth of the bank's net profit earned since declaration of the last dividend has been transferred to surplus. A Missouri bank may not pay a dividend if its surplus fund does not equal forty percent of the capital of the bank, until one-tenth of its net earnings shall be credited to the surplus fund (or such capital). Illinois banks are prohibited from paying dividends in an amount greater than net profits then on hand less losses and bad debts. In addition, approval of the Comptroller, or his designate, is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. Sound banking practices also require the maintenance of adequate levels of capital. Federal regulatory authorities have adopted standards for the maintenance of capital by banks, and adherence to such standards may further limit the ability of The First National Bank of Central Illinois to pay dividends.

      Illinois state banks are allowed to establish branches without limit as to number or geographic location, thus giving Illinois state banks the same branching rights enjoyed by national banks in Illinois. Missouri similarly allows unrestricted branching of Missouri state banks.

      Subsidiary banks of a bank holding company are subject to certain restrictions under the Federal Reserve Act and the Federal Deposit Insurance Act on loans and extensions of credit to the bank holding company or to its subsidiaries, investments in the stock or other securities of the bank holding company or its subsidiaries, or advances to any borrower collateralized by such stock or other securities.

      The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before merging with or consolidating into another bank holding company, acquiring substantially all the assets of any bank, or acquiring direct or indirect ownership or control of more than five percent of the voting shares of any bank. The Federal Reserve Board may not approve an acquisition by a bank holding company unless such acquisition has been specifically authorized by applicable statute.

      The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company which is not a bank and from engaging in any business other than that of banking, managing and controlling banks, or furnishing services to banks and their subsidiaries. Firstbank and Confluence, however, may engage in, and may own shares of companies engaged in, certain businesses determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. The Bank Holding Company Act does not place territorial restrictions on the activities of bank holding companies or their non-bank subsidiaries. The Federal Reserve Board has adopted minimum capital ratios and guidelines to provide a framework for assessing the adequacy of the capital of bank holding companies by the Reserve Bank. The guidelines apply to all bank holding companies regardless of size and are used in the examination and supervisory process as well as in the analysis of applications to be acted upon by the Federal Reserve Board.

      The Federal Reserve Board has established minimum capital ratios under its risk-based capital guidelines. The risk-based guidelines are used by the Federal Reserve Board for the purposes of assessing the capital adequacy of Firstbank and Confluence. Currently the risk-based capital guidelines require Firstbank and Confluence to meet a minimum Total Capital ratio of 8 percent, of which at least 4 percent must consist of Tier 1 Capital. Tier 1 Capital generally consists of (a) common shareholders' equity, (b) qualifying perpetual preferred stock and related surplus, subject to certain limitations specified by the Federal Reserve Board, and (c) minority interests in the equity accounts of consolidated subsidiaries; less goodwill and any other intangible assets and investments in subsidiaries that the Federal Reserve Board determines should be deducted from Tier 1 capital.

       The  Federal  Reserve  Board  has  also  adopted   an
additional capital standard for bank holding companies. Under this new standard, a 3 percent leverage ratio of Tier 1 Capital to total assets is the minimum requirement for banking organizations that are deemed the strongest and most highly rated by the Federal Reserve Board. A higher minimum leverage ratio is required of less highly rated banking organizations.

      Illinois bank holding companies are permitted to acquire banks and bank holding companies, and be acquired by bank holding companies, located in any state which authorizes such acquisitions under qualifications and conditions which are not unduly restrictive, as determined by the Commissioner, when compared to those imposed under Illinois law. Recently enacted federal
legislation  permits bank   holding  companies  to  acquire
savings and loanassociations located anywhere in the United
States.

       Effective September 29, 1995, pursuant to the provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), an Illinois bank holding company may acquire either control or substantially all the assets of a bank located outside of Illinois, regardless of whether the acquisition would be prohibited by state law. The Interstate Banking
Act also will permit, effective June 1, 1997, merger transactions between insured banks with different home states, regardless of prohibitions under state law, which converts existing bank offices into branches of the resulting bank. The Act imposes certain concentration limitations and permits a state, during the interim period, to either "opt in" or "opt out" of the interstate branching provisions.

      The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA") requires the federal banking regulatory agencies to take prompt corrective action against undercapitalized financial institutions. Under the FDICIA, financial institutions are assigned to one of five categories, based upon the adequacy of their capital: well-capitalized; adequately capitalized; undercapitalized; significantly undercapitalized; or critically undercapitalized. The FDICIA requires each federal banking regulatory agency to specify by regulation the capital levels for each category. Undercapitalized, significantly undercapitalized, and critically undercapitalized financial institutions are subject to prompt imposition of newly authorized corrective measures. Each of the federal banking agencies have regulations defining these five categories. The FDICIA also places restrictions on capital distributions and operations of undercapitalized financial institutions. All insured financial institutions are prohibited from making capital distributions or paying management fees to any person or company who controls the financial institution if such distribution or payment would leave the financial institution undercapitalized. A financial institution which is not well-capitalized generally cannot accept brokered deposits or pay rates on deposits which are significantly higher than the prevailing rates of interest on insured deposits. Undercapitalized financial institutions may not increase total average assets, make acquisitions, establish new branch offices, or engage in any new line of business unless certain statutory conditions have been met, including prior approval by the FDIC of the financial institution's capital restoration plan. FDICIA also gives the appropriate federal banking regulatory agency discretion to take any of the corrective actions authorized for significantly undercapitalized financial institutions, if the agency determines that such actions are necessary to protect the deposit insurance funds.

       The FDICIA further provides that if an insured depository institution receives a less than satisfactory examination rating for asset quality, management, earnings, or liquidity, the examining agency may deem such financial institution to be engaging in an unsafe or unsound practice. The potential consequences of being found to have engaged in an unsafe or unsound practice are significant, because under FDICIA the appropriate federal banking regulatory agency may: (i) for a financial institution otherwise classified as well-capitalized, reclassify the financial institution as adequately capitalized; (ii) for a financial institution classified as adequately capitalized, take any of the prompt corrective actions authorized for undercapitalized financial institutions and impose restrictions on capital distributions and management fees; and (iii) for a financial institution classified as undercapitalized, take any of the prompt corrective actions authorized for significantly undercapitalized financial institutions.

                        OTHER MATTERS

      The Special Meeting of Shareholders of Confluence is called for the purpose set forth in the Notice of Special Meeting and discussed herein. The Board of Directors of Confluence does not know of any matters for action by shareholders at such meeting other than the matters described in the notice. If any other matter should properly come before the Special Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of Confluence.

                    STOCKHOLDER PROPOSALS

      If the Merger is approved, the other conditions of the Merger are satisfied and the Merger is consummated, shareholders of Confluence will become stockholders of Firstbank at the Effective Date. Firstbank stockholders may submit to Firstbank proposals for formal consideration at the 1996 annual meeting of Firstbank's stockholders and inclusion in Firstbank's proxy statement for such meeting. All such proposals must be received in writing by the
Secretary of Firstbank at Firstbank of Illinois Co., The First National Bank Building, 205 South Fifth Street, Springfield, Illinois, 62701 by December 9, 1995, in order to be considered for inclusion in Firstbank's proxy statement and proxy for the 1996 annual meeting.

                        LEGAL MATTERS

      Certain legal matters with respect to the Merger and the legality of the Firstbank Common Stock offered hereby will be passed upon by counsel for Firstbank, Brown, Hay & Stephens, 700 First National Bank Building, P.O. Box 2459, Springfield, Illinois 62705-2459. Certain legal matters will be passed upon for Confluence by Thompson & Mitchell, One Mercantile Center, Suite 3300, St. Louis, Missouri 63101-1693.

                           EXPERTS

      The consolidated financial statements of Firstbank and subsidiaries as of December 31, 1994, and 1993 and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Confluence and subsidiary as of December 31, 1994, and 1993 for each of the years in the three-year period ended December 31, 1994, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      FINANCIAL INFORMATION

                  Index to Financial Statements

                                                                 Page

Confluence Bancshares Corporation and Subsidiary:

  Independent Auditors' Report                                   F-2


  Consolidated Balance Sheets - June 30, 1995
  and December 31, 1994 and 1993                                 F-3

  Consolidated Statements of  Income - Six Months Ended
  June 30, 1995 and 1994 and Years Ended December 31, 1994,
  1993 and 1992                                                  F-4

  Consolidated Statements of Stockholders' Equity - Six Months
  Ended June 30, 1995 and Years Ended December 31, 1994,
  1993 and 1992                                                  F-5

  Consolidated Statements of Cash Flows - Six Months Ended
  June 30, 1995 and 1994 and Years Ended December 31, 1994,
  1993 and 1992                                                  F-6

  Notes  to  Consolidated Financial Statements -
  December 31, 1994, 1993 and 1992                               F-7


                      Page     F-1



                  Independent Auditors' Report


The Board of Directors and Stockholders
Confluence Bancshares Corporation:

We have audited the accompanying consolidated balance sheets of Confluence Bancshares Corporation and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of Confluence Bancshares Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Confluence Bancshares Corporation and subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in notes 1 and 2 to the consolidated financial statements, Confluence Bancshares Corporation and subsidiary changed their method of accounting for investments in debt securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994. As discussed in notes 1 and 6, Confluence Bancshares Corporation and subsidiary changed their method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                   KPMG Peat Marwick LLP

St. Louis, Missouri
June 30, 1995


                      Page     F-2

                CONFLUENCE BANCSHARES CORPORATION
                         AND SUBSIDIARY
                   CONSOLIDATED BALANCE SHEETS
          June 30, 1995 and December 31, 1994 and 1993
       (dollars expressed in thousands, except share data)
                                                         June 30,  December 31
                   ASSETS                                 1995    1994   1993
                                                       (Unaudited)
Cash and due from banks                                $  2,912   3,470  1,459
Federal funds sold                                        5,335   1,715  4,775
         CASH AND CASH EQUIVALENTS                        8,247   5,185  6,234
Interest-bearing deposits with other                        201     202    203
  financial institutions
Investment securities:
  Available-for-sale, at estimated market value           8,535   5,201      -
  Held-to-maturity (estimated market value of $6,438,
   $4,559, and $10,225 at June 30, 1995 and December 31,
   1994 and 1993, respectively)                           6,394   4,763  10,200
Loans                                                    53,156  46,534  32,532
  Less:
   Unearned discount and deferred loan fees                  22      23      30
   Allowance for possible loan losses                       658     559     391
      LOANS, NET                                         52,476  45,952  32,111
Office properties, furniture, and equipment, net of
  accumulated depreciation                                1,982   1,984   1,946
Accrued interest receivable                                 526     364     279
Other assets                                                212     190     122
      TOTAL ASSETS                                      $78,573  63,841  51,095

    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest-bearing                                    9,735   9,547   9,252
  Interest-bearing                                       62,908  49,009  37,348
      TOTAL DEPOSITS                                     72,643  58,556  46,600
Note payable                                                250       -       -
Accrued interest payable                                    274     187      90
Other liabilities                                           133     271     129
      TOTAL LIABILITIES                                  73,300  59,014  46,819
Stockholders' equity:
  Common stock, $1 par value; 200,000 shares authorized,
   issued and outstanding                                   200     200     200
  Surplus                                                 3,800   3,800   3,800
  Retained earnings                                       1,194     856     276
  Unrealized holding gain (loss) on securities
  available-for-sale, net                                    79     (29)      -
      TOTAL STOCKHOLDERS' EQUITY                          5,273   4,827   4,276
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $78,573  63,841  51,095

See accompanying notes to consolidated financial statements.


                          Page   F-3

               CONFLUENCE BANCSHARES CORPORATION AND  SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                       Six months ended June 30, 1995 and
            1994  and years ended December 31, 1994, 1993, and 1992
              (dollars expressed in thousands, except share data)
                                                              June 30                December 31
                                                          1995      1994        1994     1993    1992
                                                      (Unaudited)
Interest income:
  Interest and fees on loans                            $  2,415     1,599      3,696   2,413   1,761
  Interest on investment securities:
       Taxable                                               371       167        376     341     307
       Exempt from federal income tax                         32        10         23       7       -
    Interest on federal funds sold                           111        52        119     133     140
    Interest on interest-bearing deposits with
       other financial institutions                            5         5         11       2       -
    TOTAL INTEREST INCOME                                  2,934     1,833      4,225   2,896   2,208
Interest expense:
    Interest on deposits                                   1,397       709      1,677   1,238   1,152
    Interest on note payable                                   7         -          -       -       -
         TOTAL INTEREST EXPENSE                            1,404       709      1,677   1,238   1,152
         NET INTEREST INCOME                               1,530     1,124      2,548   1,658   1,056
Provision for possible loan losses                           103       120        242     140      73
         NET INTEREST INCOME AFTER
           PROVISION FOR POSSIBLE
           LOAN LOSSES                                     1,427     1,004      2,306   1,518     983
Noninterest income:
    Service charges on deposit accounts                       41        38         76      54      22
    Loss on sale of investment securities, net                 -         -          -       -      (1)
    Other service charges and fee income                      29        20         42      44      15
         TOTAL NONINTEREST INCOME                             70        58        118      98      36
Noninterest expense:
    Salaries                                                 400       287        637     496     358
    Employee benefits                                         73        51        110      81      50
    Occupancy                                                 63        54        112     109      63
    Furniture and equipment                                   64        48        101      79      51
    Data processing fees                                      34        60         97      89      77
    Federal Deposit Insurance Corporation assessment          64        50        107      76      54
    Stationery, supplies, and postage                         30        21         42      45      24
    Directors' fees                                           23        21         42      34      45
    Advertising and public relations                          25         8         21      14      28
    Other expenses                                           175       135        251     222     165
         TOTAL NONINTEREST
                EXPENSE                                      951       735      1,520   1,245     915
         INCOME BEFORE INCOME
                TAX EXPENSE AND
                EXTRAORDINARY ITEM                           546       327        904     371     104
Income tax expense                                           208       124        324     135      25
         INCOME BEFORE
                EXTRAORDINARY ITEM                           338       203        580     236      79
Extraordinary item - utilization of net operating loss
    carryforwards                                              -         -          -       -      22
         NET INCOME                                      $   338       203        580     236     101
Share data:
    Average common shares outstanding                    200,000   200,000    200,000 200,000 200,000
    Earnings per common share:
       Income before extraordinary item                  $  1.69      1.02       2.90    1.18     .40
       Extraordinary item                                      -         -          -       -     .11
       Net income                                        $  1.69      1.02       2.90    1.18     .51

See accompanying notes to consolidated financial statements.


                         Page   F-4

                    CONFLUENCE BANCSHARES CORPORATION
                             AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Six months ended June 30, 1995
             and years ended December 31, 1994, 1993, and 1992
            (dollars expressed in thousands, except share data)
                                                                                               Unrealized
                                                                               Re-              holding
                                                                               tained        gain (loss) on         Total
                                                                               earn-          securities           stock-
                                                        Common                 ings          available-          holders'
                                                        stock    Surplus     (deficit)       for-sale,net          equity
Balance at December 31, 1991                            $200     3,800         (61)                 -              3,939

Net income                                                 -         -         101                  -                101

Balance at December 31, 1992                             200     3,800          40                  -              4,040

Net income                                                 -        -          236                  -                236

Balance at December 31, 1993                             200     3,800         276                  -              4,276

Cumulative effect of implementation of
    change in accounting for investment
    securities, net of tax                                 -         -           -                  1                   1

Net income                                                 -         -         580                  -                 580

Net change in unrealized holding gain (loss)
  on securities available-for-sale,
  net of tax                                               -         -           -                (30)                (30)

Balance at December 31, 1994                             200     3,800         856                (29)              4,827

Net income (unaudited)                                     -         -         338                  -                 338

Net change in unrealized holding gain (loss)
  on securities available-for-sale,
  net of tax (unaudited)                                   -         -           -                108                 108

Balance at June 30, 1995 (unaudited)                    $200     3,800       1,194                 79               5,273

See accompanying notes to consolidated financial statements.


                             Page    F-5

                      CONFLUENCE BANCSHARES CORPORATION
                               AND  SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Six months ended June 30, 1995 and 1994 and
                years ended December 31, 1994, 1993, and 1992
                      (dollars expressed in thousands)
                                                                           June 30                   December 31
                                                                       1995       1994       1994       1993     1992
                                                                         (Unaudited)
Cash flows from operating activities:
    Net income                                                      $    338       203         580      236      101
    Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization, net of accretion                    54        65         123      177      136
       Provision for possible loan losses                                103       120         242      140       73
       Decrease (increase) in accrued interest receivable               (162)        7         (85)     (91)     (35)
       Increase (decrease) in accrued interest payable                    87        22          97       18      (18)
       Net change in other assets and liabilities                       (216)      (17)         89       56       20
       Loss on sale of investment securities, net                          -         -           -        -        1
       Other operating activities, net                                   (1)       (16)         (7)      12       (6)
    Originations of loans for sale                                   (1,508)      (887)     (1,496)    (353)       -
    Proceeds from sale of loans                                       1,508        887       1,496      353        -
         NET CASH PROVIDED BY
                OPERATING ACTIVITIES                                    203        384       1,039      548      272
Cash flows from investing activities:
    Purchase of interest-bearing deposits                                 -          -           -     (205)       -
    Purchase of investment securities, available-for-sale            (6,469)         -      (5,389)       -        -
    Purchase of investment securities, held-to-maturity              (2,294)         -         (99)  (9,796)  (6,139)
    Proceeds from maturities and principal payments of
       investment securities, available-for-sale                      3,299         33         855        -        -
    Proceeds from maturities and principal payments of
       investment securities, held-to-maturity                          670      2,949       3,798     4,443    1,950
    Proceeds from sales of investment securities,
       available-for-sale.                                                -          -         996         -        -
    Proceeds from sales of investment securities,
       held-to-maturity                                                   -          -           -         -    2,025
    Net increase in loans                                            (6,631)    (9,137)    (14,084)   (8,362)  (7,964)
    Recoveries of loans previously charged off                            5          -           8         1       15
    Purchases of office properties, furniture, and equipment            (58)      (103)       (129)     (373)    (636)
         NET CASH USED IN
                INVESTING ACTIVITIES                                (11,478)    (6,258)    (14,044)  (14,292) (10,749)
Cash flows from financing activities:
    Net increase in deposits                                         14,087      6,950      11,956    14,955    8,594
    Borrowings on note payable                                          250          -           -         -        -
         NET CASH PROVIDED BY
                FINANCING ACTIVITIES                                 14,337      6,950      11,956    14,955    8,594
         NET INCREASE (DECREASE) IN
                CASH AND CASH EQUIVALENTS                             3,062      1,076      (1,049)    1,211   (1,883)
Cash and cash equivalents, beginning of period                        5,185      6,234       6,234     5,023    6,906
Cash and cash equivalents, end of period                            $ 8,247      7,310       5,185     6,234    5,023
Supplemental disclosures of cash flow information:
    Cash paid (received) during the period for:
        Income taxes                                                $   389        187         305        60       (6)
        Interest on deposits and note payable                         1,317        687       1,580     1,220    1,170
    Noncash:
           Transfer of debt securities to available-for-sale              -      1,708       1,708         -        -
           Loans charged-off                                              9         77          82         -        -

See accompanying notes to consolidated financial statements.


                        Page   F-6

1. Summary of Significant Accounting Policies

   Organization
   Confluence Bancshares Corporation (Bancshares) was formed for the purpose of acquiring control of the Duchesne Bank (the
   Bank),  a  Missouri chartered bank, which commenced operations
   on March   30,   1989.   On  February  15,   1995,   the
   shareholders of the Bank received one share of Bancshares stock in exchange for each share of Bank stock. The merger represented a combination of entities under common control and, accordingly, was accounted for in a manner similar to a pooling of interest. Therefore, results of operations for periods prior to February 1995, reflect the results of operations for only the Bank.

   Business
   Confluence Bancshares Corporation and subsidiary (the Company) provides a full range of banking services to individual and corporate customers through its wholly owned subsidiary bank located in St. Peters, Missouri. The Company is subject to competition from other financial and nonfinancial institutions providing financial products throughout the local area. Additionally, the Company and the Bank are subject to the regulations of certain federal and state agencies which perform periodic examinations.

   Basis of Financial Statement Presentation
   The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and conform to predominant practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions which significantly affect the reported amounts in the consolidated financial statements. The most significant estimate, which is particularly susceptible to significant change in the near term, relates to the determination of the allowance for possible loan losses. The more significant accounting policies used by the Company in the accompanying consolidated financial statements are summarized below.

   Principles of Consolidation
   The consolidated financial statements include the accounts  of
   the  Company  and  the  Bank.   All  significant  intercompany
   balances and transactions have been eliminated.

   Cash and Cash Equivalents
   For purposes of the consolidated statements of cash flows, cash and cash equivalents is defined as cash and due from banks and federal funds sold.

   Investment Securities
   The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), on
   January 1, 1994. Under SFAS 115, debt securities are classified in one of three categories: trading, available for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Securities not classified as trading or held-to-maturity are classified as available-for-sale.

                            Page F-7

Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized gains and losses associated with transfers of securities from the held-to-maturity category to the available-for-sale category are recorded as a separate component of stockholders' equity. The unrealized gains and losses included in the separate component of stockholders' equity for securities transferred from the available-for-sale category to the held-to-maturity category are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield using the interest method.

A decline in the market value of any available-for-sale or held-to-maturity security below cost, that is deemed other than temporary, results in a charge to earnings and the establishment of a new cost basis for the security.

For securities in the available-for-sale and held-to-maturity categories, premiums and discounts are amortized and accreted over the lives of the respective securities, with consideration of historical and estimated prepayment rates,
as an   adjustment  to  yield  using  the  interest  method.
Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Prior  to adoption of SFAS 115 on January 1, 1994, investments
in debt  securities  were  stated  at  cost,  adjusted   for
amortization of premiums and accretion of discounts over the period to maturity of the respective security. Amortization of premiums and accretion of discounts on mortgage-backed securities were amortized in relation to the corresponding prepayment rates, both historical and estimated, using a method which approximates the interest method. Gains or losses were recognized upon realization and were shown separately in the consolidated statements of income and the
cost   of   the  securities  sold  was  based  on  a  specific
identification method.

Loans
The Company grants commercial, real estate mortgage, and consumer loans primarily to customers in the Company's immediate geographic lending area. A substantial portion of the loan portfolio is secured by real estate in the local area. In addition, the Company has a concentration of credit in the residential construction economic sector.

                               Page F-8

Loans receivable are carried at cost, adjusted for amortization of premiums and accretion of discounts using a method which approximates the level yield method. Interest and fees on loans are recorded in income using the interest method. Loans receivable are stated at cost as the Company has the ability and it is management's intent to hold them to maturity. The accrual of interest is discontinued when management believes interest or principal may not be paid in a timely manner in the normal course of business. A loan remains on nonaccrual status until the loan is current as to payment of both principal and interest and/or the borrower demonstrates the ability to pay and remain current. Generally, payments received on nonaccrual loans are recorded as principal reductions. Interest income is recognized after all principal has been repaid or an improvement in the condition of the loan has occurred which would warrant resumption of interest accruals.

The Bank originates certain loans which are sold in the secondary mortgage market with servicing released to various private investors. These fixed and adjustable rate loans are sold on a note-by-note basis. Upon committing to a loan applicant to originate a mortgage loan, the Company enters into an agreement to sell the mortgage loan to the investor without recourse. At December 31, 1994 and 1993, no mortgage loans were held for sale. The gains and losses on the sale of mortgage loans are included in other service charges and fee income in the consolidated statements of income.

The allowance for possible loan losses is maintained at a level considered adequate to provide for potential losses. The provision for possible loan losses is based on a periodic analysis, considering, among other factors, current economic conditions, loan portfolio composition, past loan loss experience, independent appraisals, loan collateral, and payment experience. In addition to the allowance for estimated losses on identified problem loans, an overall unallocated allowance is established to provide for unidentified credit losses inherent in the portfolio. As adjustments become necessary, they are reflected in the results of operations in the periods in which they become known.

Management believes the allowance for possible loan losses is adequate to absorb losses in the loan portfolio. While management uses available information to recognize loan losses, future additions to the allowance may be necessary
based   on  changes  in  economic  conditions.   In  addition,
various regulatory agencies, as an integral part of the examination process, periodically review the allowance for possible loan losses of the Company. Such agencies may require the Company to increase its allowance for possible loan losses based on their judgments and interpretations about information available to them at the time of their examinations.

Office Properties, Furniture, and Equipment
Office properties, furniture, and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the related assets. Office properties and improvements are depreciated over five to 40 years and furniture and equipment over three to seven years. Expenditures for major renewals and betterments of office properties, furniture, and equipment are capitalized, and those for maintenance and repairs are expensed as incurred.

                           Page F-9

   Income Taxes
   The Company and the Bank file consolidated federal income tax returns.

   In  February  1992, the Financial Accounting  Standards  Board
   (FASB) issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires a change from the deferred method of accounting for income taxes pursuant to Accounting Principle Board (APB) Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is
   recognized   in  income  in  the  period  that  includes   the
   enactment date.

   Effective January 1, 1993, the Company adopted SFAS 109; however, no adjustment was necessary to reflect the cumulative effect of adoption in the Company's 1993 consolidated statement of income.
   Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes were recognized for income and expense items that were reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

   Earnings Per Common Share
   Earnings per common share data is calculated using the weighted average number of shares of common stock outstanding during each period.

2. Investments in Debt Securities
   Effective January 1, 1994, the Company adopted SFAS 115, for which the cumulative effect was recorded on the consolidated balance sheet on that date. On January 1, 1994, debt securities with an amortized cost of $1,707,000 were classified as available-for-sale securities; a market valuation account was established for the available-for-sale securities of approximately $1,000 to increase the recorded balance of such securities at January 1, 1994 to their fair value on that date; a deferred tax liability was also recorded to reflect the tax effect of the market valuation account; and the net increase resulting from the market valuation adjustment at January 1, 1994 was recorded as a separate component of stockholders' equity. The Company did not classify any securities as trading securities at January 1, 1994.
                                Page F-10

   The  amortized  cost, gross unrealized gains and  losses,  and estimated  market  values  of debt  securities  classified  as available-for-sale at December 31, 1994 are as follows:
                                                                  Gross           Gross       Estimated
                                                   Amortized    unrealized      unrealized     market
                                                     cost         gains           losses        value
                                                              (dollars expressed in thousands)
   U.S. Treasury securities                        $4,152           -              (21)         4,131
   Securities of U.S. government corporations
     and agencies                                     495           1                -            496
   Mortgage-backed securities                         599           -              (25)           574
                                                   $5,246           1              (46)         5,201

   The  amortized  cost, gross unrealized gains and  losses,  and estimated market values of debt securities classified as held to-maturity at December 31, 1994  are as follows:
                                                                     Gross             Gross       Estimated
                                                   Amortized       unrealized        unrealized     market
                                                     cost            gains             losses        value
                                                                 (dollars expressed in thousands)
   U.S. Treasury securities                        $  550               -               (6)            544
   Securities of U.S. government corporations
     and agencies                                   1,700               -             (104)          1,596
   Obligations of states and political
     subdivisions                                   1,738               -              (71)          1,667
   Other debt securities                              775               -              (23)            752
                                                   $4,763               -             (204)          4,559

   The  amortized  cost and estimated market value of  investment
   securities  classified  as  available-for-sale  and   held-to
   maturity  at  December 31, 1994, by contractual maturity,  are shown  below.  Expected maturities may differ from contractual maturities  because borrowers may have the right  to  call  or
   prepay   obligations  with  or  without  call  or   prepayment
   penalties.
                                                Available-for-sale                  Held-to-maturity
                                                             Estimated                         Estimated
                                             Amortized         market        Amortized          market
                                               cost            value          cost               value
                                                           (dollars expressed in thousands)
   Due in one year or less                     $2,969            2,959          1,520              1,506
   Due after one year through five years          982              972          3,144              2,959
   Due after five years through ten years         696              696             -                   -
   Due after ten years                              -                -             99                 94
                                                4,647            4,627          4,763              4,559
   Mortgage-backed securities                     599              574              -                  -
                                               $5,246            5,201          4,763              4,559

                                    Page F-11

   The  amortized  cost, gross unrealized gains and  losses,  and
   estimated   market   values   of  investment   securities   at
   December 31, 1993 were as follows:
                                                                    Gross         Gross        Estimated
                                                  Amortized       unrealized    unrealized       market
                                                    cost            gains         Losses         value
                                                             (dollars expressed in thousands)
   U.S. Treasury securities                        $ 4,466            8             -           4,474
   Securities of U.S. government corporations
     and agencies                                    2,201            1             (2)         2,200
   Obligations of states and political
     subdivisions                                    1,747           21              -          1,768
   Other debt securities                             1,786            2             (5)         1,783
                                                   $10,200           32             (7)        10,225

   Proceeds from the sale of investment securities classified as available-for-sale during 1994 were approximately $996,000.
   The sales produced no gains or losses.

   Proceeds from the sale of investment securities during 1992 were approximately $2,025,000. Gross gains and losses of $0 and approximately $1,000, respectively, were realized on those sales. There were no sales of investment securities in 1993.

   Investment  securities with a carrying value of  approximately
   $5.9 million and $4.5 million at December 31, 1994 and 1993, respectively, were pledged to secure public funds and for other purposes as required or permitted by law.

3. Loans
   The  composition of the loan portfolio at December 31,  1994 and 1993 is as follows:
                                                1994             1993
                                          (dollars expressed in thousands)
     Commercial, financial, and agricultural   $ 8,275           6,453
     Real estate:
       Commercial                               19,541          13,607
       Construction                              9,045           7,014
       Residential                               7,464           4,317
     Consumer                                    1,911           1,111
     Other                                         298              30
                                               $46,534          32,532

   The Company grants commercial, residential, and consumer loans to customers throughout their service area, which is primarily in St. Louis and St. Charles County, Missouri. A substantial portion of the loan portfolio is secured by real estate in the local area. In addition, the Company has a concentration of credit in the residential construction economic sector. The majority of the construction loans are made to local home builders to fund residential construction, on both pre-sold and speculative residential homes, in subdivisions located throughout the Company's service area. The ability of the Company's borrowers to honor their contractual obligations is dependent upon the local economy and its effect on the real estate market.

                              Page F-12

   Transactions  in  the allowance for possible loan  losses  for the  years  ended  December  31,  1994,  1993,  and  1992  are summarized as follows:
                                                    1994   1993   1992
                                             (dollars expressed in thousands)
     Balance at beginning of year                   $391    250    162
     Provision charged to operations                 242    140     73
     Loans charged off                               (82)    -      -
     Recoveries of loans previously charged off        8     1      15
     Balance at end of year                         $559    391    250

   Nonaccrual loans totaled approximately $118,000 at December 31, 1994. Interest on nonaccrual loans, which would have been recorded under the original terms of the loans, and interest on nonaccrual loans, which was actually recorded, were approximately $13,000 and $10,000, respectively, for the year ended December 31, 1994. There were no nonaccrual loans at December 31, 1993.

   Aggregate  loan transactions involving executive officers  and directors of the Company for the year ended December 31,  1994 are summarized as follows (dollars expressed in thousands):

   Aggregate balance, December 31, 1993               $2,291
   New loans and advances                              2,024
   Repayments                                         (1,014)
   Aggregate balance, December 31, 1994               $3,301

   Such loans were made in the ordinary course of business at normal credit terms, including interest rates and collateral, prevailing at the time for comparable transactions with unrelated parties, and do not involve more than the normal risk of collection.

4. Office Properties, Furniture, and Equipment
   Office  properties, furniture, and equipment at  December  31,
   1994 and 1993 are summarized as follows:
                                                     1994      1993
                                           (dollars expressed in thousands)
          Land and land improvements               $  492       489
          Buildings and improvements                1,242     1,233
          Furniture, fixtures, and equipment          530       413
                                                    2,264     2,135
          Less accumulated depreciation               280       189
                                                   $1,984     1,946

   Depreciation  expense for the years ended December  31,  1994,
   1993,  and  1992  was  approximately  $91,000,  $85,000,   and
   $56,000, respectively.

                              Page F-13

   The  Company leases three automobiles under operating  leases.
   Future  minimum  rentals  under the  lease  agreements  as  of
   December  31,  1994  are  as  follows  (dollars  expressed  in thousands):
              1995                            $17
              1996                             11
                                              $28

5. Interest-Bearing Deposits
   Interest-bearing deposits at December 31, 1994 and 1993 are summarized as follows:
                                                  1994         1993
                                          (dollars expressed in thousands)
       Interest-bearing demand deposits         $14,169       15,359
       Savings deposits                           1,476        1,384
       Time and certificates of deposit:
         Less than $100,000                      21,509       12,152
         $100,000 and over                       11,855        8,453
                                                $49,009       37,348

   A local hospital, at which a director of the Company and the Bank is an officer, maintained deposits of approximately $7.5 million and $6.3 million at the Bank at December 31, 1994 and 1993, respectively. The related interest paid on those deposits totaled approximately $251,000 and $227,000 for the years ended December 31, 1994 and 1993, respectively.
   Interest on deposits for the years ended December 31, 1994, 1993, and 1992 consists of the following:

                                             1994   1993    1992
                                      (dollars expressed in thousands)
     Interest-bearing demand deposits     $  467     412     349
     Savings deposits                         38      26       9
     Time and certificates of deposit:
       Less than $100,000                    757     462     362
       $100,000 and over                     415     338     432
                                          $1,677   1,238   1,152

6. Income Taxes
   As discussed in note 1, the Company adopted SFAS 109 as of January 1, 1993; however, no adjustment to the consolidated statement of income was necessary to reflect the cumulative effect of this adoption in the Company's consolidated financial statements.

   The components of income tax expense for the years ended
   December 31, 1994, 1993, and 1992 are as follows:

                                                        1994    1993     1992
                                                      (dollars expressed in
                                                         thousands)
     Current:
       Federal                                          $344      147      37
       State and local                                    36       13       2
                                                         380      160      39
     Deferred income taxes                               (56)     (25)    (14)
                                                        $324      135      25

   A reconciliation of expected income tax expense to income tax expense computed by applying the federal statutory rate of 34% to income before income tax expense and extraordinary item for the years ended December 31, 1994, 1993, and 1992 to reported income tax expense is as follows:

                                                        1994     1993    1992
                                                        (dollars expressed in
                                                           thousands)
     Expected statutory federal income tax              $307      127      35
     Increase (decrease) in income taxes
       resulting from:
       State and local income tax,
        net of federal income tax effect                  24        9       2
       Tax-exempt income                                  (8)      (3)      -
       Graduated income tax rates                          -        -     (13)
       Other, net                                          1        2       1
              Income tax expense                        $324      135      25

   The  tax  effects of temporary differences that give  rise  to significant  portions of the deferred tax assets and  deferred tax  liabilities at December 31, 1994 and 1993  are  presented below:
                                                        1994     1993
                                              (dollars exressed in thousands)
   Deferred tax assets:
      Allowance for possible loan losses                $179       96
      Unrealized holding loss on securities
        available-for-sale                                16        -
      All other deferred tax assets                        -        5
            Total deferred tax assets                    195      101
     Deferred tax liabilities:
      Office properties, furniture, and equipment        (49)     (29)
      All other deferred tax liabilities                  (5)      (3)
            Total deferred tax liabilities               (54)     (32)
            Net deferred tax asset                      $141       69

                                    Page F-15

   Pursuant to SFAS 109, a valuation allowance would be provided on deferred tax assets when it is more likely than not some portion of the assets will not be realized. The Company has not established a valuation allowance as of December 31, 1994 and 1993, due to management's belief that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

   The significant components of deferred income tax expense for the year ended December 31, 1992 is as follows (dollars expressed in thousands):

      Provision for possible loan losses for financial
      reporting purposes greater than for tax reporting
      purposes                                                   $(24)
      Depreciation                                                  6
      Other, net                                                    4
                                                                 $(14)

   For consolidated financial statement purposes, the Company had approximately $56,000 of net operating loss carryforwards which were fully utilized in 1992. The utilization of the net operating loss carryforwards is reflected as an extraordinary item in the consolidated statements of income.

7. Commitments and Contingent Liabilities
   The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

   The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                    Contractual amount
                                                      1994      1993
                                              (dollars expressed in thousands)
    Financial instruments whose contractual amounts
       represent:
    Commitments to extend credit                     $7,616     6,372
    Standby letters of credit                           589       554

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

                                    Page F-16

   Commitments to extend credit and standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include commercial and residential real estate, accounts receivable, inventory and equipment, and securities.

   At  December  31,  1994 and 1993, approximately  $186,000  and
   $84,000, respectively, of cash and due from banks represented cash reserves on deposits maintained by the Company in accordance with Federal Reserve Bank requirements.

8.  Capital Requirements and Dividend Limitations
   The Bank is restricted by state and federal regulations in the amount of dividends which is available for payment to the Company. The Bank is state-chartered and subject to supervision by the Federal Deposit Insurance Corporation and Missouri Division of Finance, and is only limited in the amount of dividends paid, without prior regulatory approval, to the maintenance of minimum capital requirements and to what sound and prudent banking practices would permit.

   Subsequent to December 31, 1994, as described in note 11, the Company entered into a line of credit note with an unaffiliated bank, which requires maintenance of certain financial ratios. Additionally, in accordance with the provisions of the Company's Agreement and Plan of Merger with Firstbank of Illinois Co. described in note 12, the Company is prohibited from making any dividend distributions to the shareholders from June 15, 1995 through the transaction closing date, which is expected to occur in the third quarter of 1995.

9. Federal Funds Purchased
   At December 31, 1994, the Company has the ability to borrow a total of approximately $3.7 million from three unaffiliated financial institutions under federal fund lines of credit. There were no outstanding borrowings at December 31, 1994 or at December 31, 1993.

10.Employee Benefits
   Effective July 1, 1994, the Company established a defined contribution 401(k) plan to provide retirement benefits to eligible employees. Contributions made by the Company under the plan were approximately $7,000 for the year ended December 31, 1994. Postretirement benefits are generally not provided for the Company's employees.

11.Interim Consolidated Financial Information - (Unaudited)

   Basis of Presentation
   The unaudited interim consolidated financial statements include the accounts of the Company and the Bank after elimination of material intercompany transactions. This unaudited data, in the opinion of the Company, includes all adjustments necessary for the fair presentation thereof. All adjustments made were of a normal and recurring nature.

                                Page F-17

   Note Payable
   On February 27, 1995, the Company obtained a line of credit demand note with an original face value of $2,000,000 from an unaffiliated bank. On that same date, the Company borrowed $250,000 on the line of credit which was used to pay approximately $30,000 in organizational expenses related to the formation of Confluence Bancshares Corporation. The remaining $220,000 was used to make a capital contribution to the Bank.

   The  demand  note  provides for interest  payments  quarterly.
   The demand note bears interest at the lending bank's prime rate on commercial loans (9.0% at June 30, 1995). Principal payments are not required, and the Company has the right to prepay the demand note in whole or in part at any time without penalty or premium provided certain conditions are met. All of the common stock of the Bank is pledged to secure the demand note. The loan contains various restrictions with respect to the Company, including maintenance of certain financial ratios. As of June 30,
   1995, the Company has complied with all restrictions and limitations in the line of credit loan agreement.

   Implementation of New Accounting Principle
   Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114) and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (SFAS 118), which amends SFAS 114.

   SFAS 114 (as amended by SFAS 118) defines the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans for which terms have been modified in troubled-debt restructurings (a restructured loan). Specifically, a loan is considered impaired when it is probable a creditor will be unable to collect all amounts due - both principal and interest - according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan are required to be discounted at the loan's effective interest rate. Alternatively, impairment can be measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Regardless of the historical measurement method used, SFAS 114 requires a creditor to measure impairment based on the fair value of the collateral when the creditor determines foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan's effective rate of interest as stated in the original loan agreement.

   SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. The Company has elected to continue to use its existing nonaccrual methods for recognizing interest on impaired loans. The Company continues to apply all payments received on impaired loans to the outstanding balance of the loan until such a time as the loan balance is reduced to zero, after which payments are applied to interest income until such time as the forgone interest is recovered, or until such a time as an improvement in the condition of the loan has occurred which would warrant resumption of interest accruals.

   As of the adoption date of January 1, 1995 and at June 30, 1995, the Company had one impaired loan in the amount of approximately $118,000 which is represented by the loan on nonaccrual status December 31, 1994 . No specific reserve has been allocated to this impaired loan at January 1, 1995 and June 30, 1995. The adoption of SFAS 114 and SFAS 118 resulted in no prospective adjustment to the provision for possible loan losses.

                                Page F-18

12.Subsequent  Event  -  Merger  Agreement  with  Firstbank  of
   Illinois Co.
   On June 15, 1995, the Company entered into an Agreement and Plan of Merger with Firstbank of Illinois Co. (Firstbank) and Firstbank's wholly owned subsidiary, Colonial Bancshares, Inc. (Colonial) to merge Confluence Bancshares Corporation into Colonial. At December 31, 1994, Firstbank, which is headquartered in Springfield, Illinois, had total assets of
   approximately  $1.75  billion.   The  merger  agreement with
   Firstbank will be effected through a stock for stock exchange. The merger is contingent upon approval of various regulatory agencies and the stockholders of Confluence Bancshares Corporation and the Federal Reserve Bank under the
   Agreement.   If approved, the merger is expected to  close by
   the third quarter of 1995.


                                 Page F-19




                             EXHIBIT A

Section 351.455 of the Missouri Act provides:

     351.455 Shareholder who objects to merger may demand value of shares when:

     1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number of class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

      2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

      3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the country in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender of the surviving or new corporation of the certificate or certificates representing said shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares of in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

      4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                             Page A-1






        PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

           Under its Certificate of Incorporation, Firstbank shall, to the full extent permitted by the Delaware General Corporation Law, as it may be in effect from time to time, indemnify each person who is or was a director or officer of Firstbank against any liability, cost, or expense incurred by him or her in his or her capacity as a director or officer or arising out of his status as a director or officer.

                             Page II-1

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

     2.1 Agreement and Plan of Merger, dated as of June 15, 1995, by and among Firstbank of Illinois Co., Colonial Bancshares, Inc. and Confluence Bancshares Corporation

     2.2  First Amendment to Agreement and Plan of Merger, dated as of July 15, 1995, by and among Firstbank of Illinois
          Co.,   Colonial   Bancshares,  Inc.  and   Confluence Bancshares
          Corporation

     5.1  Opinion of Brown, Hay & Stephens

     8.1  Opinion of Thompson & Mitchell

    13.1  Form 10-K for the fiscal year ended December 31, 1994 of Registrant (including the portions of the Registrant's 1994 Annual Report incorporated therein) is incorporated by reference herein.

    13.2 Quarterly reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995 are incorporated by reference herein.

    23.1  Consent of KPMG Peat Marwick LLP

    23.2  Consent of KPMG Peat Marwick LLP

    23.3  Consent of Brown, Hay & Stephens (included  in  Exhibit 5.1)

    24.1  Power of Attorney (included on page II-4)

    99.1  Form of Proxy for Confluence Bancshares Corporation

     (b)  Financial Statement Schedules

               Not Required

                             Page II-2

Item 22.  Undertakings

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions (described in Item 20), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                             Page II-3

                           SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Illinois, on _________________________, 1995.

                                   FIRSTBANK OF ILLINOIS CO.


                                   By:  /s/ Mark H. Ferguson
                                        Mark H. Ferguson
                                        Chairman, President and
                                        Chief Executive Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Mark H. Ferguson and Chris R. Zettek and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Capacity                                       Date

/s/ Mark H. Ferguson                                         July 31, 1995
Mark H. Ferguson,
     Chairman, President,
     Chief Executive Officer and Director

/s/ Leo J. Dondanville, Jr.                                  July 31, 1995
Leo J. Dondanville, Jr.
     Director

/s/ William T. Grant, Jr.                                    July 31, 1995
William T. Grant, Jr.
     Director

/s/ William B. Hopper                                        July 31, 1995
William B. Hopper
     Director

                             Page II-4

/s/ Robert W. Jackson                                        July 31, 1995
Robert W. Jackson
     Director


/s/ William R. Schnirring                                    July 31, 1995
William R. Schnirring
     Director


/s/ Robert L. Sweney                                         July 31, 1995
Robert L. Sweney
     Director


/s/ E. Jack Thornburg                                        July 31, 1995
E. Jack Thornburg
     Director


/s/ P. Richard Ware                                          July 31, 1995
P. Richard Ware
     Director


/s/ Richard E. Zemenick                                      July 31, 1995
Richard E. Zemenick
     Director


/s/ Chris R. Zettek                                          July 31, 1995
Chris R. Zettek
     Executive Vice President and
     Chief Financial Officer


/s/ Daniel R. Davis                                          July 31, 1995
Daniel R. Davis
     Vice President and Controller
     (Principal Accounting Officer)

                             Page II-5


                               EXHIBIT INDEX

     Exhibit

     2.1 Agreement and Plan of Merger, dated as of June 15, 1995, by and among Firstbank of Illinois Co., Colonial Bancshares, Inc. and Confluence Bancshares Corporation

     2.2 First Amendment to Agreement and Plan of Merger, dated as of July 14, 1995, by and among Firstbank of Illinois Co., Colonial Bancshares, Inc. and Confluence Bancshares Corporation

     5.1   Opinion of Brown, Hay & Stephens

     8.1   Opinion of Thompson & Mitchell

    13.1 Form 10-K for the fiscal year ended December 31, 1994 of Registrant (including the portions of the Registrant's 1994 Annual Report incorporated therein) is incorporated by reference herein.

    13.2 Quarterly reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995 are incorporated by reference herein.

    23.1   Consent of KPMG Peat Marwick LLP

    23.2   Consent of KPMG Peat Marwick LLP

    23.3   Consent of Brown, Hay & Stephens (included in Exhibit 5.1)

    23.4   Consent of Thompson & Mitchell (included in Exhibit 8.1)

    24.1   Power of Attorney (included on Page II-4)

    99.1   Form of Proxy for Confluence Bancshares Corporation




                             Page II-6








                                                  EXHIBIT 2.1
                 AGREEMENT AND PLAN OF MERGER

                             Among

                    FIRSTBANK OF ILLINOIS CO.
                     a Delaware corporation

                               and

                    COLONIAL BANCSHARES, INC.
                     a Missouri corporation

                               and

                CONFLUENCE BANCSHARES CORPORATION
                     a Missouri corporation





                       Dated June 15, 1995
                        TABLE OF CONTENTS

                  Agreement and Plan of Merger

I.   The Merger

     1.01 The Merger
     1.02 Closing
     1.03 Effective Time
     1.04 Articles of Incorporation and By-Laws
     1.05 Board of Directors and Officers
     1.06 Additional Actions
     1.07 Conversion of Securities
     1.08 Surrender and Exchange of Shares
     1.09 No Fractional Shares
     1.10 Closing of Stock Transfer Books

II.  Representation and Warranties of Confluence

     2.01 Organization and Authority
     2.02 Corporation Authorization; Records
     2.03 Subsidiaries of Duchesne
     2.04 Capitalization of Confluence
     2.05 Capitalization of Duchesne
     2.06 Financial Statements
     2.07 Reports
     2.08 Title to and Condition of Duchesne Assets
     2.09 Real Property
     2.10 Contracts, Commitments, and Certain Loans
     2.11 Absence of Defaults
     2.12 Absence of Undisclosed Liabilities
     2.13 Taxes and Tax Returns
     2.14 Material Adverse Change
     2.15 Litigation and Other Proceedings
     2.16 Legal Proceedings and Governmental Compliance
     2.17 Labor and Employment
     2.18 Material Interests of Certain Persons
     2.19 Employee Benefit Plan
     2.20 Conduct of Confluence and Duchesne to Date
     2.21 Proxy Statement, etc.
     2.22 Brokers, Investment Bankers, and Finders
     2.23 Accuracy of Information

III. Representations and Warranties of Firstbank

     3.01 Organization and Authority
     3.02 Corporation Authorization; Records
     3.03 Capitalization of Firstbank
     3.04 Firstbank Financial Statements
     3.05 Reports
     3.06 Material Adverse Changes
     3.07 Registration Statement, etc.
     3.08 Brokers, Investment Bankers, and Finders
     3.09 Accuracy of Information
     3.10 Litigation; Governmental Compliance; Other Proceedings
     3.11 Tax and Regulatory Matters
     3.12 Compliance with Laws

IV.  Conduct of Business Prior to the Effective Time

     4.01 Conduct of Business Prior to the Effective Time
     4.02 Forbearances by Confluence
     4.03 Forbearance by Firstbank

V.   Additional Agreements

     5.01 Access and Information
     5.02 Registration Statement; Regulatory Matters
     5.03 Shareholder Approvals
     5.04 Current Information
     5.05 Agreements of Affiliates
     5.06 Expenses
     5.07 Miscellaneous Agreements and Consents
     5.08 Press Releases
     5.09 Shareholders' Undertakings
     5.10 Due Diligence Review
     5.11 ERISA Matters
     5.12 Employee Agreements and Benefits
     5.13 Directors' and Officers' Indemnification 5.14 Duchesne Board of Directors
     5.15 Tax Opinion Certificates
     5.16 Firstbank Merger, Consolidation, or Acquisition

VI.  Certain Conditions

     6.01 Conditions to Each Party's Obligations to Effect the Merger
     6.02 Conditions to Obligations of Confluence
     6.03 Conditions to Obligations of the Firstbank Entities

VII. Termination, Amendment, and Waiver

     7.01 Termination
     7.02 Effect of Termination
     7.03 Amendment
     7.04 Waiver

VIII. General Provisions
     8.01 Survival of Representations, Warranties, and Agreements
     8.02 Indemnification
     8.03 No Assignment; Successors and Assigns
     8.04 Severability
     8.05 No Implied Waiver
     8.06 Headings
     8.07 Entire Agreement
     8.08 Schedules
     8.09 Counterparts
     8.10 Notices
     8.11 Governing Law
     8.12 Best Knowledge and Belief

Exhibit 2.04        First Stock Restriction Agreement

Exhibit 5.05        Affiliate Letter

Exhibit 5.09        Voting Agreement

Exhibit 5.15(a)
 (b) and (c)        Tax Opinion Certificates

Exhibit 6.02        Firstbank's Counsel's Legal Opinion

Exhibit 6.03        Confluence's Counsel's Legal Opinion

                  AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the date last below written by and among FIRSTBANK OF ILLINOIS CO., a Delaware corporation ("Firstbank"), COLONIAL BANCSHARES, INC., a Missouri corporation ("Colonial", and collectively with Firstbank, the "Firstbank
Entities")  and CONFLUENCE   BANCSHARES CORPORATION, a Missouri corporation
("Confluence"):


      WHEREAS, Confluence is the beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of the capital stock of Duchesne Bank, a Missouri banking corporation ("Duchesne"); and

        WHEREAS, Firstbank is the beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of the capital stock of Colonial; and

       WHEREAS,   the  respective  Boards  of  Directors  of the Firstbank
Entities and Confluence have authorized the execution and delivery of this Agreement; and

      WHEREAS, the Firstbank Entities and Confluence desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement;

      NOW, THEREFORE, in consideration of the premises and of the representations, warranties, and agreements herein contained, the parties agree as follows:


                           ARTICLE I
                          The Merger


      1.01 The Merger. Subject to the terms and conditions of this Agreement, Confluence shall be merged with and into Colonial (the "Merger") in accordance with the Missouri General and Business Corporation Law (the "Missouri Act") and the separate corporate existence of Confluence shall cease. Colonial shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation").

      1.02  Closing.  The closing (the "Closing") of  the
Merger shall  take  place,  subject to satisfaction  or  waiver of  all conditions  set  forth in Article VI hereof, at  the offices of Brown, Hay & Stephens, 700 First National Bank Building, Springfield, Illinois, 10:00 a.m. local time, on the last Business Day (as hereinafter defined) of the month in which  the last  of  the  following events occurs: (a) the
receipt  of  the requisite  approval  of  this Agreement by
the  shareholders  of Confluence  as  set  forth in Section
5.03 hereof   and  (b)  the receipt  of the approval of the
Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the expiration of any required waiting period, or at such other time and place as the Firstbank
Entities  and  Confluence  shall  agree  (the "Closing Date").
For purposes of this Agreement, "Business Day" shall mean any day that the Office of the Secretary of State of the State of Missouri is open for receipt of official corporate filings.

      1.03 Effective Time. On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Missouri Secretary of State for filing articles of merger (the "Articles of Merger") in such form as required by, and duly executed and acknowledged in
accordance  with,   the  relevant provisions  of the Missouri
Act. The Merger shall be effective (the "Effective Time") upon the issuance of a certificate of merger by the Missouri Secretary of State.

     1.04 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Colonial in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation and shall continue until amended in accordance with their provisions and applicable law.

     1.05 Board of Directors and Officers.

           (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of Colonial immediately prior to the Effective Time and the terms of those directors after the Effective Time shall be the same as their respective terms immediately prior to the Effective Time (either by operation of this Agreement or by action of Firstbank as the sole shareholder of the Surviving Corporation immediately after the Effective Time).

           (b) The officers of Colonial shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified.

        1.06  Additional  Actions.   If,  at  any  time  after
the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments, or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Confluence, or (b) otherwise carry out the purposes of this Agreement, Confluence and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, or assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Confluence or otherwise to take any and all such actions.

      1.07 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Firstbank Entities, Confluence, or the holder of any of the following securities:

           (a) Each share of common stock, $1.00 par value, of Confluence (the "Confluence Common Stock") outstanding shall be converted into the right to receive 2.5 shares of common stock, $1.00 par value, of Firstbank (the "Firstbank
Common Stock") (such shares of Firstbank Common Stock to be received in the Merger are collectively referred to herein as the "Firstbank Conversion Stock"). The Firstbank Common
Stock is the only class of Firstbank stock that is currently registered pursuant to Section 12 of the Securities
Exchange Act of 1934, as amended, and is traded on the NASDAQ National Market under the symbol "FBIC." No conversion will be made with respect to any shares of Confluence Common Stock ("Dissenting Shares") the holder of which has effectively demanded pursuant to the Missouri
Act the appraisal of such shares and who has timely filed a written objection to the Merger and who neither voted in favor of, nor consented in writing to, the Merger, and who, as a result thereof, is entitled to receive the payment of the fair value of such holder's shares of Confluence
Common Stock from the Surviving Corporation in accordance with the Missouri Act (the "Dissenting Shareholder"). The exchange ratio of 2.5 shares of Firstbank Common Stock for every 1 share of Confluence Common Stock shall be equitably adjusted to take into account any Capital Change respecting Firstbank in accordance with Subsection (f) of this Section.

           (b) Each share of common stock of Colonial issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding from and after the Effective Time, and shall for all purposes be
deemed  to  be validly   issued   and  outstanding  shares  of
the   Surviving Corporation.

           (c) The holders of the Dissenting Shares, if any, shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the Missouri Act. The Surviving Corporation shall make any payment to the holders of Dissenting Shares pursuant to the Missouri Act.

          (d) If, in accordance with the Missouri Act any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable share of the consideration provided in subsection (a) of this Section.

           (e)  Confluence shall give the Firstbank Entities
(i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Missouri Act and received by Confluence, and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the Missouri Act. Confluence shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of the Firstbank Entities, settle or offer to settle any such demands.

          (f)  As used herein, the term "Capital Change"
includes stock splits, stock   dividends,  combinations   of shares,
distributions of warrants or other rights, and/or any other capital rearrangements by Firstbank. In the event that any Capital Change occurs between the date of this Agreement and the Closing Date respecting the shares of $1.00 par value Firstbank common stock comprising the Firstbank Conversion Stock, the consideration comprising the Conversion Stock shall be equitably adjusted so that the holders of Confluence Common Stock who are entitled to receive Firstbank Conversion Stock pursuant to the Merger will receive (in lieu of each share of $1.00 par value Firstbank common stock to which such holder would have been entitled if no Capital Change had occurred) the same shares and/or other rights or property that a holder of one share of $1.00 par value Firstbank common stock immediately prior to such Capital Change was entitled to continue to own and/or receive immediately after such Capital Change. This provision shall apply severally in the event of successive Capital Changes.

     1.08 Surrender and Exchange of Shares.

           (a)   After  the  Effective Time,  each  holder  of
a certificate  or  certificates theretofore evidencing outstanding shares  of Confluence Common Stock shall, upon surrender  of  the same  to: Colonial  Bank,  Des Peres, Missouri,  (the  "Exchange
Agent"), be entitled to receive in exchange therefor such
portion of the Firstbank Conversion Stock as shall be
attributable to the shares of Confluence Common Stock
theretofore represented by  the certificate  or  certificates so surrendered, all  as  determined pursuant to  Section 1.07.
Immediately prior to  the  Effective Time,  Firstbank shall deliver the Firstbank Conversion Stock to the Exchange Agent for subsequent delivery to the former holders of Confluence Common Stock, as hereinafter provided. Within five (5) Business Days following the Closing Date, the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Confluence  Common  Stock, and which  is  to  be  exchanged for Firstbank Conversion  Stock, a form  of  letter  of  transmittal
(which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon
delivery of  such certificate to the Exchange Agent) advising such  holder of  the  terms  and the exchange effected by the
Merger  and  the procedure for surrendering to the Exchange
Agent such certificate in  exchange  for  certificates evidencing  Firstbank
Conversion Stock   attributable  to  the  Confluence  Common Stock being
surrendered.   Upon receipt by the Exchange Agent of  a  properly completed and executed letter of transmittal and applicable certificate for shares of Confluence Common Stock, the Exchange Agent shall promptly forward to the person(s) properly designated in the letter of transmittal the Firstbank Conversion Stock and any other consideration or amounts that may be due. Unless and until any such outstanding certificates for shares of Confluence Common Stock shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of Firstbank Conversion Stock as of any time subsequent to the Effective
Time shall be paid to any holder thereof who otherwise would have been entitled to receive the same, but upon such surrender of such outstanding certificate there shall be paid to such holder the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have therefore become payable with respect to the number of whole shares of Firstbank Conversion Stock represented by the Firstbank Conversion Stock issued upon such surrender and exchange of such certificate. The Exchange Agent shall receive and hold all dividends or other distributions paid or distributed with respect to shares of Firstbank Conversion Stock held by it for the account of the persons entitled thereto. After one hundred eighty (180) days following the Effective Time, the Exchange Agent shall deliver to Firstbank all shares of Firstbank Conversion Stock and all undistributed cash and other funds (including any interest received with respect thereto) which Firstbank, or any of the Firstbank Entities have transferred to the Exchange Agent, and which have not been disbursed to holders of certificates formerly representing shares of Confluence Common Stock, and thereafter such holder shall be entitled to look to the Firstbank Entities, jointly and/or severally (subject to abandoned property, escheat, and other similar laws) with respect to such of the foregoing as would otherwise be deliverable or payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any holder of shares of Confluence Common
Stock for any consideration paid to a public official pursuant to any applicable abandoned property, escheat, or similar laws.

           (b)  If any certificate evidencing shares of
Firstbank Conversion Stock is to be issued in a name other than that in which the certificate so surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to Firstbank any transfer or other taxes required by reason of the issuance of a certificate for shares of Firstbank Conversion Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of Firstbank that such tax has been paid or is not payable.

      1.09  No  Fractional  Shares.   Notwithstanding  any
other provision of this Agreement, neither certificates nor scrip for fractional shares of Firstbank Conversion Stock shall be issued in the Merger. Each holder of shares of Confluence
Common Stock who  otherwise would have been entitled to a
fraction of a  share of  Firstbank Conversion Stock shall
receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to
which such holder would otherwise be entitled  by  $27.50.   No
such holder shall be entitled to dividends, voting rights, or any other rights in respect of any fractional share.

      1.10  Closing of Stock Transfer Books.  The stock transfer books  of  Confluence shall be closed at the close of business
5 business  days preceding the date of the Effective Time.  In the event of a transfer of ownership of Confluence Common Stock which is  not  registered  in the transfer records of Confluence, the consideration to be distributed pursuant to this Agreement may be delivered to  a transferee if the certificate representing such shares  is  presented to the Exchange Agent, accompanied  by all documents  required to evidence and effect such transfer  and by payment  of  any applicable stock transfer taxes.  The Firstbank
Entities  and the Exchange Agent shall be entitled to rely  upon the stock transfer books of Confluence to establish the identity of those persons entitled to receive the consideration specified in this Agreement for their shares of Confluence Common Stock, which books shall be conclusive
with respect to the ownership  of such  shares.   In  the event of a
dispute with respect to the ownership of any such shares, the Firstbank Entities and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such consideration.

                          ARTICLE II
         Representations and Warranties of Confluence


      As a material inducement to the Firstbank Entities to
enter into   and perform  their  respective  obligations  under
this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore or hereafter made by the Firstbank Entities, Confluence hereby represents and warrants to the Firstbank Entities as follows:

       2.01   Organization  and  Authority.   Confluence   is a
corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, and all other jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Confluence is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of
1956, as amended (the "BHC Act"). Except for Duchesne, Confluence has no subsidiaries.

      Duchesne is chartered as a Missouri Banking corporation by the Missouri Division of Finance (the "Division of Finance"), is duly authorized, validly existing, and in good standing under the laws of the State of Missouri, and is a bank insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDIC Act"). Each of Confluence and Duchesne possess all corporate power and authority to own and operate its respective properties and to carry out its respective businesses as and where the same are now being conducted. The character of the properties owned or leased by each of Confluence and Duchesne and the nature of the business transacted by each do not require that any of them be qualified to do business in any other jurisdiction.

     2.02 Corporation Authorization; Records. Confluence has the corporate power and authority to enter into this Agreement and, subject to the approval of the Merger by the shareholders of Confluence and such approvals of government agencies and other governing boards having regulatory authority over Confluence, Duchesne, or the Firstbank Entities as may be required by applicable law, rule, or regulation, to carry out its obligations hereunder. The only shareholder vote of Confluence required to approve the Merger is the affirmative vote of the holders of twothirds (2/3) of the outstanding shares of Confluence Common Stock, entitled to vote at any meeting of shareholders of Confluence held for such purpose. The execution, delivery, and performance of this Agreement by Confluence and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Confluence. Subject to the approvals as aforesaid, this Agreement is the valid and binding obligation of Confluence, enforceable against Confluence in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

       Neither   the  execution,  delivery  and  performance by
Confluence  of  this  Agreement,  nor  the  consummation  of the transactions contemplated hereby, nor compliance by Confluence with any of the provisions hereof, will (a) except as set forth in Schedule 2.02 attached hereto, violate, conflict with, or result in a breach of any provisions of, or constitute a default for  an event which, with notice or
lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of  any lien,
security interest, charge, or encumbrance upon any of the properties or assets of Confluence or Duchesne under any of
the terms,   conditions,  or  provisions  of  (i)  the articles of
incorporation, articles of association, or by-laws of each, or (ii) except as set forth in Schedule 2.02 attached hereto, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Confluence or Duchesne is a party or by which it may be bound, or to which Confluence or Duchesne or any of the properties or assets of Confluence or Duchesne may be subject, or
(b) subject to compliance with the statutes and regulations referred to in this Section, violate any judgment, ruling, order, writ, injunction, decree, or to the best of Confluence's knowledge, any statute, rule, or regulation applicable to Confluence or Duchesne or any of their respective properties or assets.

      Other than in connection or compliance with the provisions of the Missouri Act, the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, or filings, consents, reviews, authorizations, approvals, or exemptions required under the BHC Act, or any required approvals of the Division of Finance, or the FDIC, no notice to, filing with, exemption or review by, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by Confluence of the transactions contemplated by this Agreement.

      The minute books and stock records of Confluence and Duchesne are complete and correct in all material respects and accurately reflect in all material respects
all   meetings, consents  and  other  actions  of the
organizers, incorporators, shareholders, boards of directors, and committees of the boards of directors occurring since the organization of each.

     2.03 Subsidiaries of Duchesne. Duchesne has no subsidiaries and does not control, or have any interest in any other corporation, partnership, joint venture, or other business association (other than any interest pledged to Duchesne in the ordinary course of its business as security for the obligations of third parties to Duchesne or held by Duchesne as a consequence of its exercise of rights and remedies in respect of any interest pledged as security in respect of such obligations).

      2.04 Capitalization of Confluence. The authorized stock
of Confluence consists of 200,000 shares of common stock, par value $1.00  per share, of which, as of the date hereof,
200,000 shares are issued and outstanding, and no shares are issued but not outstanding and held in treasury. Except as provided in that certain First Stock Restriction Agreement
(a copy  of  which  is attached  hereto as Exhibit 2.04), there
are no other  shares  of capital   stock   or  other  equity
securities   of Confluence outstanding  and  no other options,
warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Confluence, or contracts, commitments, understandings, or arrangements by which Confluence is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the issued and outstanding shares of Confluence Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right to any shareholder of Confluence.

      2.05 Capitalization of Duchesne. The authorized capital stock of Duchesne consists of 200,000 shares of common stock, par value $10.00 per share, of which 200,000 shares are issued and outstanding. Confluence has and will have as of the Closing Date good and marketable title to all then issued and outstanding shares of the common stock of Duchesne, free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature
whatsoever.   Except as provided  in  the  Collateral Pledge
Agreement which is attached hereto as Exhibit 2.05, there are no other shares of capital stock or other equity securities of Duchesne outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into shares of any capital stock of Duchesne, or contracts, commitments, understandings, or arrangements by which Duchesne is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional
shares of capital  stock.   All  of  the issued  and
outstanding shares of Duchesne's common stock are validly issued, fully paid, and nonassessable.

     2.06 Financial Statements.

           (a)   Not  later  than  fifteen  (15)  days
following execution of this Agreement, Confluence shall furnish Firstbank with copies of the following financial statements:

               (i)  Balance sheets, statements of income or
loss, statements of cash flows and statements of shareholders' equity together with notes thereto of Duchesne for the period ending December 31, 1992, and balance sheets of Duchesne, as audited by KPMG Peat Marwick LLP, for the years ending June 30, 1993 and June 30, 1994, and the unaudited consolidated balance sheets and statements of income or loss and statements of shareholders' equity of Duchesne at and for each of the periods ending September 30, 1994; December 31, 1994; and March 31, 1995;

                (ii) Any and all reports of Confluence which have been filed with the Federal Reserve Board prior to the execution of this Agreement, or if none have yet been filed, then such reports shall be provided to Firstbank within five (5) Business Days following the date such report is filed or on the date such report is due, whichever is earlier;

                (iii) The Reports of Condition and Income of Duchesne as of December 31, 1992, 1993, and 1994, and as of March 31, 1995, as furnished by Duchesne to each federal and state Bank regulatory agency having jurisdiction over its affairs; and

               (iv) The Confluence consolidated balance sheet and statement of income or loss, statement of cash flows, and statement of shareholders' equity at and for the month ended April 30, 1995.

           (b) The financial statements referenced above in subsection (a) of this Section are referred to collectively as the "Financial Statements". The Financial Statements have been prepared in accordance with the books and records of Confluence and Duchesne and in accordance with generally accepted accounting principles and/or regulatory accounting principles in the case of Duchesne, and present fairly the consolidated financial position of Confluence and the financial position of Duchesne at the dates thereof and the results of their operations and cash flows for the periods stated.

           (c)  Confluence and Duchesne have each prepared,
kept, and maintained through the date hereof true, correct, and complete financial and other books and records of their
affairs which   fairly  reflect  their  respective  assets,
properties, liabilities, and operations.

          (d) All of the accounts, notes, other receivables, and investment securities which are reflected in the Financial Statements were acquired in the ordinary course of business.

      2.07  Reports.   Confluence and  Duchesne  have  filed
all reports,    registrations,  and  statements,  together
with any required amendments thereto, that they were required to file with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the
Division of Finance, and (iv) any applicable state securities authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Confluence Reports." As of their respective dates and to the extent applicable, the Confluence Reports complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), the Federal Reserve Board, the FDIC, the Division of Finance, and any applicable state securities authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.08 Title to and Condition of Duchesne Assets.

           (a)   Except  as  may be reflected  in  the
Financial Statements, Confluence and Duchesne have, and at the Closing Date will have, good and marketable title to all of their respective properties and assets, including, without limitation, those reflected on the Financial Statements, free and clear of any liens, charges, pledges, encumbrances, defects, claims, or rights of third parties, except:

               (i)  as set forth in Schedule 2.08 attached
hereto under the heading "Encumbrances; " or

                (ii)   for liens for taxes, assessments, or
other governmental charges not yet delinquent; or

                (iii)     with respect to real property only,
for such easements and other encumbrances as do not individually or in the aggregate materially and adversely affect the use or value of such real estate.

           (b)   No  material assets reflected on  the
Financial Statements in respect of Confluence or Duchesne have been sold, leased, transferred, assigned, or otherwise disposed of since December 31, 1994, except in the ordinary course of business or as set forth in Schedule 2.08 under the heading "Dispositions."

           (c)   All  furniture,  fixtures, vehicles,
machinery, equipment, and computer software owned or used by
Confluence  and Duchesne including any of such items leased as a lessee  and  all facilities  and  improvements comprising
part  of  any  owned or leased  real  property,  taken as a  whole as to each of the foregoing, and with no single such item being deemed of material importance, is fit for the purposes for which they are currently used,  will  remain,  in the same level of order and repair as currently exists through the Effective Time and free of defects not currently existing and in the same operating condition as is currently existing, subject only to normal wear and tear. The operation by Confluence and Duchesne of such properties is in compliance in all material respects with all applicable laws,
ordinances,   and  rules  and  regulations  of  any governmental
authorities having jurisdiction.

     2.09 Real Property.

           (a) The legal description of each parcel of real property owned by Confluence and Duchesne (other than real property (i) held by Duchesne as a trustee in the ordinary course of its business, or (ii) acquired in foreclosures or in lieu of foreclosures and being held by Duchesne for disposition as required by law ("OREO")) is set forth in Schedule
2.09 attached hereto  under  the  heading  "Owned  Real  Property"
(such real property and other similar real property previously owned by Confluence or Duchesne being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Confluence and Duchesne as lessee is also set forth in Schedule 2.09 under the heading "Leased
Real Property" (such real property being herein referred to as "Leased Real Property"). Collectively, the Owned Real
Property and the Leased Real Property is herein referred to as the"Real Property."

           (b)  Confluence and Duchesne enjoy peaceful
possession of all of the Real Property currently owned or leased by them.

           (c)   Neither Confluence nor Duchesne has any
interest in any other real property except interests as a mortgagee, and except for OREO.

          (d) To the best of Confluence's knowledge, none of the buildings, structures, or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect, and all such buildings, structures, and improvements are located and constructed in material conformity with all applicable zoning ordinances and building codes.

          (e)  None of the buildings, structures, or
improvements located on the Real Property are the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction, or condemnation action or proceeding pending or threatened with respect to any such building, structure or improvement.

           (f) Except as set forth in Schedule 2.09 under the heading of "Property Especially Mentioned," neither any Owned Real Property nor any real property now or, to the best of Confluence's knowledge, previously held by Confluence or Duchesne as a result of any foreclosures is or was in violation of any federal, state, or municipal environmental laws, regulations, or ordinances and there are not nor have there been conditions existing on any of the Owned Real
Property or on any real property held by Duchesne as a result of foreclosure, or otherwise existing with respect to Confluence and Duchesne which give rise to, or may give rise to, any such violation, or which require or may in the future require remedial action under or with respect to such laws, regulations, and ordinances.

     2.10 Contracts, Commitments, and Certain Loans.

           (a)  Schedule 2.10 attached hereto contains a
complete and  accurate  listing of all agreements (written  or oral)  and other  contracts (including any leases, whether as lessor  or  as lessee)  to which Confluence or Duchesne is a party which involve commitment of funds by either of more than $10,000.00 or which cannot be terminated by Confluence or
Duchesne on  thirty  (30) days'  notice  or  less without
liability, other  than  contracts entered  into  in  respect of  deposits,  loan  agreements and commitments,  notes, security
agreements, repurchase agreements, Bankers'   acceptances,
outstanding  letters   of credit   and commitments to issue letters
of credit, participation agreements, and  other  documents  relating to loan or  deposit transactions entered into by Duchesne in the ordinary
course of business.   In addition,  Schedule  2.10 also contains a
complete and accurate listing of all loan commitments, outstanding letters of credit and commitments to issue letters of credit, and other documents relating to or involving commitments to extend credit by Confluence or Duchesne.

           (b)   Except for the contracts and agreements
required to be listed on Schedule 2.10, neither Confluence nor Duchesne is a party to or bound by any written or oral:

                  (i)     agreement,    contract, arrangement,
understanding, or commitment with any labor union or similar organization:

                 (ii) bonus, incentive compensation, deferred compensation, retirement, savings, stock purchase, stock option, or other similar plan;

               (iii)     franchise or license agreement:

                (iv) employment, severance or termination pay, agency, consulting, or similar agreement, contract, arrangement, understanding or commitment;

                (v) loans or other obligations payable or owing to any officer, director, or employee, except (i) salaries and wages incurred and accrued in the ordinary course of business and/or
(ii) obligations due in respect of any depository accounts maintained by any of the foregoing at Duchesne in the ordinary course of business;

                (vi)  loans  or  debts payable or  owing  by
any executive officer or director of Confluence or Duchesne or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board; or
                (vii) other agreement, contract, arrangement, understanding or commitment extending beyond six (6) months from the date hereof that cannot be cancelled without cost or penalty upon notice of thirty (30) days orless.

           (c) Confluence and Duchesne each carry property casualty, liability, fidelity, and other insurance coverages as set forth in Schedule 2.10 under the heading "Insurance."

            (d) True, correct, and complete copies of the agreements, contracts, leases, insurance policies, and other documents referred to in Schedule 2.10 shall be furnished or made available to the Firstbank Entities.

          (e)  To the best of Confluence's knowledge, each of
the agreements,  contracts,  leases, insurance  policies,  and other documents  referred to in Schedule 2.10 is a valid,
binding,  and enforceable obligation of the parties sought to
be bound thereby, except   as   the  enforceability  thereof may
be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

           (f)   There  is set forth in Schedule 2.10  under the
heading  "Loans"   a  true,  correct, and  complete  listing,
by account  or  other  identifying number,  of   (i)  all
loans of Duchesne which have been accelerated during the past 24 months and which as of the time of acceleration, had in excess of
$25,000.00  of  principal  and  interest  due;  (ii)   all loan
commitments  or  lines  of  credit of Duchesne  which  have
been terminated during the past 24 months by reason of default or material adverse developments in the condition of the borrower or other  events  or  circumstances  affecting  the  credit  of the borrower  and which, as of the time of termination,
pertained  to more than $25,000.00 of principal and interest;
(iii) all loans, lines  of  credit, and loan commitments as to which Duchesne has given notice to the borrower or customer of Duchesne's intent to terminate during the past 24 months and which, as of the time of such notice pertained to more than $25,000.00 of principal and interest; (iv) all loans, all notification letters, and other written communications between Duchesne and any of its borrowers, customers, or other parties during the past 24 months under which, or pursuant to which, Duchesne has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults, which, as of the time of such request or demand, had more than $25,000.00 of principal and interest  due;  and
(v) each borrower, customer, or  other  party which  has
notified Duchesne during the past 24  months  of,  or asserted against Duchesne, in writing, any "lender liability" or similar claim, and, to the best of Confluence's knowledge, each borrower, customer, or other party which has given Confluence or Duchesne
any oral  notification  of,   or  asserted   against Confluence
or Duchesne, any such claim.

      2.11  Absence of Defaults.  Except as set forth in Schedule
2.11 attached hereto under the heading "Defaults," there are no pending material disputes between Confluence or Duchesne and the other parties to the agreements, contracts, leases, insurance policies, and other documents referred to in Schedule 2.10, and all such agreements, contracts, leases, insurance policies, and other documents are in full force and effect and not in default in any material respect with respect to Confluence or Duchesne, or, to the best of Confluence's knowledge, any other party thereto, and will continue in full force and effect immediately after the Closing Date.

       2.12  Absence  of  Undisclosed  Liabilities.   Except as
disclosed in Schedule 2.12 attached hereto:

           (a) Neither Confluence nor Duchesne, as of the date hereof, has any debts, liabilities, or obligations, whether accrued, absolute, contingent, or otherwise and whether due or to become due, except:

                 (i)   liabilities  reflected  in  the Financial
Statements; or
                (ii) debts, liabilities or obligations incurred since June 30, 1994, in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, tort, infringement, or lawsuits, and none of which materially and adversely affect their respective financial positions or results of operations, or businesses, assets, or operations; and

           (b) Confluence and Duchesne were not, as of June 30, 1994, and since such date have not become, a party to any contract or agreement which affected, affects, or may reasonably be expected to affect, materially and adversely, their respective financial positions, results of operations, businesses, assets, or operations.

      2.13 Taxes and Tax Returns. Confluence and Duchesne have timely filed or will timely file all tax returns required to be filed at or prior to the Closing Date. Confluence and Duchesne have paid, or have set up adequate reserves on the Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and have set up adequate reserves on the Financial Statements for the payment of all taxes anticipated to be payable in respect of the periods subsequent to the last of said periods for which returns have been filed (treating for this purpose the Closing Date as the last day of an applicable period, whether or not it is in fact the last day of a taxable period). Neither Confluence nor Duchesne will have any material liability for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment, or governmental charge have been proposed, asserted, or assessed (tentatively or definitely) against Confluence or Duchesne which would not be covered by existing reserves. Neither Confluence nor Duchesne is delinquent in the payment of any material tax, assessment, or governmental charge, nor has it requested any extension of time within which to file any tax return in respect of any fiscal year which has not since been filed and no requests for waivers of the time to assess any taxes are pending. There are no pending or unresolved audits of any tax returns filed by Confluence or Duchesne.

     2.14 Material Adverse Change. Except as otherwise disclosed in any of the Schedules of Confluence referenced herein, since June 30, 1994, there has been no material adverse change in the business, financial condition, results of operations, or prospects of Confluence and Duchesne taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally, or changes in the general level of interest rates).

      2.15 Litigation and Other Proceedings.  Except as set
forth in Schedule 2.15, neither Confluence nor Duchesne is a party to any pending or threatened claim, action, suit, investigation, or proceeding, or is subject to any order, judgment or decree. Without limiting the generality of the foregoing, except as set forth in Schedule 2.15, as of the date of this Agreement, there are no actions, suits, or proceedings pending or threatened against Confluence or
Duchesne  or  any  of their  respective officers,   employees,
or  directors  by any   shareholder of Confluence  or any former
shareholder or involving claims under the Community Reinvestment Act of 1977, the Bank Secrecy Act, the Right to Financial Privacy Act, or any other laws applicable to Confluence or Duchesne.

      2.16  Legal Proceedings and Governmental Compliance.
Except as  set  forth  in Schedule 2.16, (i) there is no claim, action, suit,or proceeding, or governmental proceeding or, to the best knowledge of Confluence, investigation, pending or threatened against Confluence or Duchesne or their business, properties, or assets;  and (ii) no such claim, action, suit, or proceeding,
or governmental   proceeding   or investigation,  if  adversely
determined,  will affect materially and adversely  the  financial
conditions,  results of  operations,  business,   assets, or
operations of Confluence or Duchesne.

      Confluence and Duchesne are in compliance in all material respects with all laws, ordinances, rules, regulations, and orders, licenses and permits that are applicable to each.

     Confluence and Duchesne hold all permits, business licenses, certificates, franchises, and other similar items, which, if not held, would materially adversely affect the financial condition, operations, prospects, and/or ownership rights as to the assets and properties of any of the foregoing. A true, correct and complete list of all such items is set forth in Schedule
2.16 attached hereto.

      There is no legal action or governmental proceeding or, to the best knowledge of Confluence, investigation pending or threatened against Confluence or Duchesne that could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is Confluence or Duchesne subject to any order of court or governmental authority having any such effect.

     Except as set forth in Schedule 2.16, neither Confluence
nor Duchesne  is subject to a material liability as a result of  its ownership, operation, or use of any property (whether directly or as  a consequence of such property being part of
its  investment portfolio,   including,  without  limitation,
properties under foreclosure, property held by such in its capacity as a trustee, and property in which Confluence or Duchesne has an interest, but excluding property held as collateral for the security of any loan due it) (the "Property") (a) that is contaminated by or contains any hazardous waste, toxic
substance,  or related materials,   including   without  limitation,
asbestos, PCBs, pesticides, herbicides, or any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit, proceeding, or investigation is pending or has been initiated against Confluence or Duchesne relating to the Property before any court or other governmental authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and
there is no outstanding judgment, order, writ,   injunction,  decree,
or  award against   or   affecting Confluence  or  Duchesne with respect
to the  same.   Except  for statutory  or regulatory restrictions of
general application,  no federal,  state, municipal or other governmental  authority  has placed  any restriction on the business of Confluence or Duchesne which reasonably  could be expected to have
a  material  adverse effect   on   the  business,  financial  condition,
results of operations, or prospects of Confluence or Duchesne.

      2.17 Labor and Employment. No work stoppage involving Confluence or Duchesne is pending or, to the best knowledge of Confluence, threatened. Confluence and Duchesne
are not involved in,   threatened  with,  or  affected  by,
any  labor   dispute, arbitration,  lawsuit, or administrative
proceeding which could materially and adversely affect the business of Confluence and Duchesne. Employees of Confluence
and  Duchesne   are  not represented by any labor union nor are
any collective bargaining agreements otherwise in effect with respect to such employees.

      2.18 Material Interests of Certain Persons. Except as set forth on Schedule 2.18, to the best knowledge of Confluence, no officer or director of Confluence or Duchesne has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Confluence or Duchesne.

     2.19 Employee Benefit Plan.  There are set forth in
Schedule 2.19 all pension, retirement, stock option, stock
purchase, stock ownership,  savings,  stock appreciation right,
profit  sharing, deferred   compensation,  consulting,  bonus,
group insurance, Section 125, severance, and other employee benefit, incentive, and welfare policies, contracts, plans, and arrangements, and all trust agreements related thereto, in respect of any of the present or former directors, officers, or other employees of Confluence and Duchesne collectively ("Employee Plans or Policies"). Except as set forth in Schedule 2.19, all Employee
Plans or Policies currently comply and have at all relevant times complied in all material respects with all applicable laws, requirements, and orders under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue
Code of 1986, as amended (the "Code"), and state law. With respect to each Employee Plan or Policy which is a pension plan
(as defined in Section 3(2) of ERISA) (the "Pension Plans"), except as set forth in Schedule 2.19, (a) no Pension Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA;
(b) each  Pension  Plan, to  the  extent  necessary  and applicable, is "qualified" within the meaning of Section 401(a) of  the  Code, and  each related trust, if any  is exempt  from taxation under
Section 501(a) of the Code; (c) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule
2.19) exceed the value of the assets of the Pension  Plans
allocable to such vested or accrued benefits;  (d) no Pension Plan or any trust created thereunder, nor any trustee, fiduciary, or administrator thereof, has engaged in a "prohibited transaction" within, the meaning of Section 4975 of the Code or Section 406 of ERISA, which could subject such plan or trust, or any trustee, fiduciary, or administrator thereof, or any party dealing with any such plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section
502(1) of ERISA; (e) no Pension Plan or any trust created thereunder
has  been  terminated, nor  have  there   been any "reportable
events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA; and (f) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA(whether or not waived), since the effective date of ERISA.

      2.20 Conduct of Confluence and Duchesne to Date. Except as disclosed in Schedule 2.20, from and after June 30, 1994:

           (a) Confluence and Duchesne have carried on their respective businesses in the ordinary and usual course consistent with their past practices;

          (b) Neither Confluence nor Duchesne has issued or sold any of its capital stock or any corporate debt securities which should, under generally accepted accounting principles, be classified as long-term debt on its balance sheet;

           (c) Confluence has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization:

           (d) Confluence has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;

           (e) Neither Confluence nor Duchesne has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance, or restriction on any of its assets or properties;

           (f) Neither Confluence nor Duchesne has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or
paid   any material obligation or liability (absolute or
contingent),  other than in the ordinary course of business;

            (g) Neither Confluence nor Duchesne has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

           (h)  Neither Confluence nor Duchesne has (i)
increased the  rate  of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy;
(ii) entered  into  any new, or amended or supplemented  any
existing employment,   management,  consulting,   deferred
compensation, severance, or  other  similar  contract;  (iii)
entered   into, terminated, or substantially modified any Employee
Plan or Policy in respect of any of its present or former directors, officers, or other employees; or (iv) agreed to do any of the foregoing;

           (i) Neither Confluence nor Duchesne has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance; and

           (j) Except for this Agreement and the transaction contemplated hereby, neither Confluence nor Duchesne has entered into any material transaction, contract, or commitment outside the ordinary course of its business.

       2.21  Proxy  Statement,  etc.   None  of  the
information regarding Confluence and/or Duchesne supplied or to be supplied by Confluence for inclusion or included in
(i) a Registration Statement on Form S-4 to be filed with the SEC by Firstbank for the purpose of registering the shares of Firstbank Conversion Stock to be exchanged for Confluence Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to shareholders of Confluence in connection with the meeting to be called to consider the Merger (the "Proxy Statement"), and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or other applicable regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Confluence is responsible for filing with any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     2.22    Brokers, Investment Bankers, and Finders.  Except
as authorized   in  Section 4.02(b)  hereof,  neither   Confluence,
Duchesne,  nor  any of their respective officers,  directors, or employees  has employed any broker, investment banker, or finder or  incurred  any  liability  for any  financial
advisory  fees, brokerage   fees,   commissions,  investment
banker   fees or commissions, or finder's fees, and no broker, investment banker, or finder has acted directly or indirectly for Confluence and/or Duchesne in connection with this Agreement or the transactions contemplated hereby.

      2.23 Accuracy of Information. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of Confluence pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents include all material facts necessary to make the statements contained therein not misleading.


                          ARTICLE III
          Representations and Warranties of Firstbank


      As a material inducement to Confluence to enter into and perform its obligations under this Agreement, and notwithstanding any examinations, inspections, audits, or other investigations made by Confluence, Firstbank hereby represents and warrants to Confluence as follows:

     3.01 Organization and Authority. Firstbank is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.
Firstbank is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

      Colonial is a corporation duly organized, validlyexisting, and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

      3.02  Corporation  Authorization; Records.   Firstbank
and Colonial each have the corporate power and authority to enter into this Agreement and to carry out their respective
obligations hereunder.   The  execution, delivery, and
performance of this Agreement by Firstbank and Colonial and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Firstbank and Colonial. Subject to such approvals of government agencies and other governing boards having regulatory authority over Firstbank and Colonial as may be required by statute or regulation, this Agreement is a valid and binding obligation of Firstbank and Colonial, enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

     Neither the execution, delivery and performance by Firstbank or Colonial of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Firstbank or Colonial with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default for an event which, with notice or lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or assets of Firstbank or Colonial under any of the terms, conditions, or provisions of (x) their respective certificates or articles of incorporation or bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Firstbank or Colonial is a party or by which it may be bound, or to which Firstbank or Colonial or any of its properties or assets may be subject, or
(ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Firstbank, violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to Firstbank or Colonial or any of their respective properties or assets.

      Other than in connection or compliance with the provisions of the Missouri Act, the Securities Act, the Exchange Act, the securities or blue sky laws of the various
states  or  filings, consents,   reviews,  authorizations,
approvals, or exemptions required under the BHC Act, or any required approvals of the Division of Finance, or the FDIC, no notice to, filing with, exemption or review by, or authorization, consent, or approval of,
any   public  body  or  authority  is  necessary  for     the
consummation by Firstbank and Colonial of the transactions contemplated by this Agreement.

     The minute books and stock records of Firstbank and Colonial are complete and correct in all material respects and accurately reflect in all material respects all meetings, consents, and other actions of the organizers, incorporators, shareholders or stockholders as the case may be, boards of directors, and committees of the boards of directors occurring since the organization of each.

      3.03  Capitalization of Firstbank.  The authorized
capital stock of Firstbank consists of (i) 20,000,000 shares of Firstbank common stock, $1.00 par value of which, as of March
31,  1995, 9,838,666  shares were issued and outstanding and
(ii)  1,000,000 shares  of preferred stock, no par value, of which, as  of  March 31,  1995,  none were issued and
outstanding.  As  of  March  31, 1995, 609,447 shares of
Firstbank common stock were reserved  for issuance under the
Firstbank Incentive Stock Option Plan, 650,939 shares of
Firstbank common stock were reserved for issuance under the
Firstbank  Dividend Reinvestment and  Stock  Purchase  Plan,
88,500  shares  of  Firstbank  common  stock  were  reserved for issuance  under  the Firstbank Directors Stock Option
Plan,  and 4,868  shares  of  Firstbank common stock  were
issued  but  not outstanding  and  were held in treasury.
Except  as  set  forth above, there are no other shares of
capital stock or other equity securities  of  Firstbank
outstanding and  no  other  outstanding options,  warrants,
scrip, rights to  subscribe  to,  calls,  or commitments   of
any  character  whatsoever  relating   to, or securities  or
rights convertible into, shares of any capital stock of Firstbank, or contracts, commitments, understandings, or arrangements by which Firstbank is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or
acquire any additional  shares  of  its capital  stock.   All  of  the
issued and outstanding  shares  of Firstbank  common  stock
are validly  issued,  fully  paid,  and nonassessable,  and
have not been issued  in  violation  of  any preemptive  right
of  any  shareholder  of  Firstbank.   At  the Effective Time,
the Firstbank Conversion Stock issued pursuant to this Agreement will be duly authorized, validly issued in compliance with all applicable federal and state securities laws, fully paid, nonassessable, and not subject to preemptive rights.

      3.04  Firstbank  Financial  Statements.   The
consolidated balance  sheets  of  Firstbank and its
subsidiaries  (hereinafter sometimes referred   to   collectively
as   the "Firstbank Subsidiaries")  as  of  December 31, 1994 and
1993 and related consolidated statements of income, shareholders' equity, and cash flows for the three years ended December 31, 1994, together with the notes thereto, certified by KPMG
Peat Marwick LLP and included in Firstbank's Annual Report on Form 10-K for the fiscal year ended December 31, 1994
(the "Firstbank 10-K") as filed with the SEC, and the unaudited consolidated balance sheet of Firstbank as of March 31, 1995, and the related unaudited consolidated statements of income and cash flows for the period then ended included in Firstbank's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, as filed with the SEC (collectively, with the Firstbank 10-K, the
"Firstbank Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and present fairly the consolidated financial position of Firstbank at the dates and the consolidated results of operations and cash flows of Firstbank for the periods stated therein.

       3.05  Reports.    Firstbank  and  each  of  the
Firstbank Subsidiaries (with "Subsidiaries" being defined as in
Rule  1-02 of Regulation S-X promulgated by the SEC) have filed all reports, registrations,  and  statements,  together  with
any   required amendments thereto,  that they were required to
file with (i) the SEC, including, but not limited to, Forms 10-K,
Forms 10-Q, Forms 8-K, and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the OCC, and (v) any applicable state securities or  banking  authorities. All such reports and statements  filed with  any  such  regulatory  body or
authority  are  collectively referred  to  herein  as the
"Firstbank Reports".   As  of  their respective dates, the
Firstbank Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the OCC, and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.06 Material Adverse Changes. Except as set forth in Schedule 3.06, since December 31, 1994, there has been no material adverse change in the business, financial condition, results of operations or prospects of Firstbank and the Firstbank Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

      3.07 Registration Statement, etc. None of the information regarding Firstbank and the Firstbank Subsidiaries supplied or to be supplied by Firstbank for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy
Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case ofthe Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders of Confluence to approve the Merger provided for in Section
5.03 hereof, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Firstbank and the Firstbank Subsidiaries are responsible for filing with the SEC and any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

      3.08  Brokers,  Investment Bankers, and  Finders.
Neither Firstbank, Colonial, nor any of their respective officers, directors, or employees has employed any broker, investment banker, or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, investment banker fees or commissions, or finder's fees, and no broker, investment banker, or finder has acted directly or indirectly for Firstbank or Colonial in connection with this Agreement or the transactions contemplated hereby.

      3.09 Accuracy of Information. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of Firstbank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

     3.10 Litigation; Governmental Compliance; Other Proceedings.

           (a)   Except  as set forth in Schedule  3.10,
neither Firstbank nor any of the Firstbank Subsidiaries is a party to any pending or threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, which would have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Firstbank and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, except as set forth in Schedule 3.10, as of the date hereof, there are no actions, suits, or proceedings pending or threatened against Firstbank or any of its Subsidiaries or any of their respective officers, employees, or directors by any stockholder or shareholder, as the case may be, of Firstbank or any of its Subsidiaries, or any former stockholder or shareholder, or involving claims under the Community Reinvestment Act of 1977, the Bank Secrecy Act, the Right to Financial Privacy Act, or any other laws applicable to Firstbank or any of its Subsidiaries.

           (b)   There  is no legal action or other
governmental proceeding or investigation pending or, to the best knowledge of the Firstbank Entities, threatened against Firstbank or any of its Subsidiaries that could prevent or adversely affect in a material manner or seeks to prohibit the consummation of the transactions contemplated herein, nor is Firstbank or any of its Subsidiaries subject to any order of a court or governmental authority having any such effect. To the best knowledge of the Firstbank Entities, there is no other fact that could prevent or
adversely   affect   the   consummation   of   the transactions
contemplated herein.

      3.11 Tax and Regulatory Matters. Neither Firstbank nor any of the Firstbank Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 5.02(b) or the consummation of the transactions contemplated by this Agreement.

      3.12 Compliance with Laws. To the best knowledge of Firstbank, Firstbank and each of the Firstbank Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all regulatory authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case
except for   permits,   licenses,  authorizations,  orders,
approvals, filings, applications and registrations the failure to have (or have made) would not have a material adverse effect on the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole.


                          ARTICLE IV
        Conduct of Business Prior to the Effective Time


      4.01 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Confluence and each of the Firstbank Entities shall, and shall cause each of their respective subsidiaries to, conduct its business according to the ordinary and usual course consistent with past and current practices and each shall use its best efforts to maintain and preserve its business organization, employees, and advantageous business relationships and retain the services of its officers and key employees; provided, however, that Confluence shall be entitled to pay any expenses or fees incurred in connection with the transactions contemplated by this Agreement, including, but not limited to, reasonable accountants' and attorneys' fees.

     4.02 Forbearances by Confluence. During the period from the date of this Agreement to the Effective Time, Confluence shall not, and shall not cause, vote in favor of, or otherwise authorize, approve, or permit Duchesne to:

            (a) Declare and/or pay any dividends on its outstanding shares of capital stock, other than dividends from Duchesne to Confluence;

           (b) Enter into or amend any employment, severance, or similar agreements or arrangements with any director, officer, key employee, or consultant; provided, however, that Confluence may engage such person or persons, who may be directors of Confluence, to perform a due diligence investigation of Firstbank and its Subsidiaries;

           (c)   Authorize, recommend, propose,  or  announce
an intention to authorize, recommend, or propose, or enter  into
an agreement in   principle   with   respect   to,   any   merger,
consolidation, or acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, other than as may be necessary pursuant to the exercise of the fiduciary duties of the Board of Directors of Confluence or Duchesne, or any release or relinquishment of any material contract rights not in the ordinary course of business;

          (d) Propose or adopt any amendments to the articles of incorporation of Confluence, the articles of association of Duchesne or any of their respective by-laws;

           (e) Issue any shares of capital stock or effect any stock split or otherwise change its capitalization as it existed as of the date hereof;

           (f) Grant, confer, or award any options, warrants, conversion rights, or other rights not existing on the date hereof to acquire any shares of its capital stock;

           (g)   Purchase  or redeem any shares  of  its
capital stock;

           (h) Enter into or increase any loan or credit commitment (including standby letters of credit), purchase securities, or invest or agree to invest in any person or entity in  an amount in excess of $100,000 without first
consulting with the  Firstbank Entities; provided, however,
that nothing in this paragraph shall prohibit Duchesne from honoring any contractual and legally binding obligation in existence on the date of this Agreement, it being understood that "consulting  with"  in  the context  of this paragraph means
advising sufficiently in advance of   any proposed  action  to
allow  Firstbank  a   reasonable opportunity to offer a (non-binding)
responsive opinion;

           (i) Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of Confluence's representations and warranties untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act;

           (j)   Directly  or indirectly (including  through
its officers,   directors,   employees,  or  other
representatives) initiate, solicit, or encourage any discussions, inquiries, or proposals with any party (other than the Firstbank Entities) relating to the disposition of any significant portion of the business or assets of Confluence or Duchesne, or the acquisition of the capital stock (or rights or options exercisable for, or securities convertible or exchangeable into, capital stock) of Confluence or Duchesne, or the merger of Confluence or Duchesne, with any person, corporation, partnership, business trust, or other entity (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information (other than information required to be given under applicable law rule, or regulation) or assistance or negotiate with any such person with respect to an Acquisition Transaction other than as may be necessary pursuant to the exercise of the fiduciary duties of the Board of Directors of Confluence or Duchesne;

          (k) Take back or commence foreclosure on any property; or

           (l) Take any actions, or fail to take any actions which alone, or together with any other action or inaction, shall create, alter, or eliminate any rights, benefits, obligations, or liabilities of any person (including, but not limited to the participants, beneficiaries, Confluence, Duchesne, or, after the Merger, Firstbank or Colonial) with respect to any Employee Plans or Policies.

      4.03 Forbearance by Firstbank. During the period from the date of this Agreement to the Effective Time, Firstbank shall not, without the prior written consent of Confluence, agree in writing or otherwise to engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of Firstbank's representations and warranties untrue or incorrect in any respect that is materially detrimental to the interests of the shareholders
of Confluence under this Agreement if,   after  engaging  in
such  activity,  entering  into   such transaction,  or  taking
or omitting such other act, the effect would be to make any representation or warranty of the Firstbank Entities contained herein untrue as if made as of the date thereof.


                           ARTICLE V
                     Additional Agreements


      5.01  Access  and  Information.   The  Firstbank
Entities, Confluence, and Duchesne shall each afford to the
other, and to the other's accountants, counsel, and other representatives, full access during normal business hours, during the period prior to the Closing Date, to all their respective properties, books, contracts, commitments, reports, audits,  financial  statements, and  other  such
business records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule, and other document filed or received by it during  such
period  pursuant  to  the  requirements  of  Federal  and
state securities laws and (ii) all other information concerning its business, properties, and personnel as such other party
may reasonably request.   In the event of the  termination  of  this
Agreement  each party hereto shall, and shall cause its
advisors and representatives to, (x) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (y) return all documents (including copies thereof) obtained hereunder from the other party to such other party, and (z)  use  its  best  efforts
to cause all  information obtained pursuant  to this Agreement or in connection with the negotiation hereof  to be treated
as confidential and not use, or  knowingly permit   others
to  use,  any  such  information   unless such information
becomes generally available to the public.

     5.02 Registration Statement; Regulatory Matters.

           (a)   Subject to the review and consent of
Confluence with respect to matters relating to Confluence, Firstbank shall prepare and file with the SEC, within forty-five (45) days of the date of execution of this Agreement, a Registration Statement with respect to the shares of Firstbank Conversion Stock to be issued to shareholders of Confluence in respect of the Merger and shall use its best efforts to cause the Registration Statement to become effective. Firstbank shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the exchange of such shares, and Confluence shall furnish Firstbank all information concerning Confluence and Duchesne as Firstbank may reasonably request in connection with any such action.

          (b) Firstbank shall prepare and, subject to the review and consent of Confluence with respect to matters relating to Confluence file, within thirty (30) days of the date of execution of this Agreement, an application for approval of the Merger with the Federal Reserve Board. Each of the parties hereto shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings, and to obtain all permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approval or authorization required by the Federal Reserve Board, the Division of Finance, and the FDIC.

     5.03 Shareholder Approvals. Confluence shall call a meeting of its shareholders to be held as soon as practicable following the effectiveness of the Registration Statement for the purpose of voting upon the Merger and related matters.
In connection with such meeting, Confluence shall mail the Proxy Statement and related documents to its shareholders. The Board of Directors of Confluence, subject to the exercise of its fiduciary duty, shall submit for approval of its shareholders the matters to be voted upon at such meeting. The Board of Directors of Confluence and each member thereof will recommend the approval of this Agreement and the transactions contemplated hereby and will use its and their best efforts to obtain the votes and approvals of its shareholders necessary for the approval of this Agreement and the Merger transaction contemplated hereby.

        As the sole shareholder of Colonial, Firstbank agrees to vote its shares of Colonial in favor of the Merger so long as Confluence, at the time of such vote, is not in material breach of any of the terms of this Agreement and upon satisfaction of all other conditions to Closing.

      5.04 Current Information. During the period from the date of this Agreement to the Closing Date, each party shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business, operations,
or prospects  and  of  any governmental   complaints,
investigations,  or  hearings or  communications  indicating
that the same may be contemplated, or the   institution  or
the threat of material litigation or administrative or other claim involving such party, and shall keep the other party fully informed of such events.

     5.05 Agreements of Affiliates. At least five (5) days prior to the Closing Date, Confluence shall deliver to Firstbank a letter identifying all persons whom Confluence believes to be, at the time the Merger is submitted to a vote of the shareholders of Confluence, "affiliates" of Confluence for purposes of Rules 144 and 145 under the Securities Act. Confluence shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to Firstbank prior to the Effective Time a written agreement substantially in the form set forth as
Exhibit 5.05 attached hereto. Prior to the Closing Date, Confluence shall amend and supplement such letter to include all additional persons who have become "affiliates" of Confluence, and shall use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement substantially in the form of
Exhibit   5.05.

     5.06 Expenses.

          (a)  In the event that:

                (i)   this  Agreement and the Merger
transaction contemplated hereby are not approved by the requisite vote of Confluence's Shareholders at the meeting of shareholders called pursuant to Section 5.03, or

                (ii) this Agreement is terminated by Firstbank or Colonial pursuant to Section 7.01(d) (other than by reason of an unintentional breach of the Agreement by Confluence which cannot be cured by Confluence) or Section 7.01(f), or

                (iii)      the  Merger  is not  effected  by
the Firstbank Entities because all affiliate agreements described in Section 5.05 are not delivered to Firstbank, but only if the failure to deliver such agreements, in the opinion of Firstbank's accounts, would prevent the transaction contemplated by this Agreement from qualifying for pooling of interests accounting treatment,

                (iv)  the Merger is not effected by the
Firstbank Entities because all shareholder undertakings as described in Section 5.09 are not delivered to Firstbank, and within nine (9) months after the occurrence of either (i),
(ii), (iii) or (iv), Confluence shall have entered into an agreement with any person (other than the Firstbank
Entities and other than a Banking regulatory agency that accomplishes a regulatory or similar takeover pursuant to
applicable law) to (x) merge or consolidate, or   enter  into
any similar transaction with Confluence or Duchesne, (y) purchase, lease, or otherwise acquire all or any substantial part of the assets of Confluence or Duchesne, or  (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange, or any similar transaction) securities  representing ten percent (10%) or more
of the  voting power   of   Confluence  or  Duchesne,  (or
rights or options exercisable for, or securities convertible into, securities representing ten percent (10%) or more of the voting power of Confluence or Duchesne), Confluence will, within ten (10) business days following written demand by Firstbank, pay to Firstbank, as liquidated damages and in lieu of any liabilities otherwise due Firstbank and/or Colonial, in immediately available funds, an amount equal to $500,000 plus an amount equal to all reasonable out-of-pocket expenses incurred by Firstbank in connection with the transactions contemplated by this Agreement, including but not limited to legal  and accounting  fees  and expenses.  Upon payment
in full of the foregoing, this Agreement shall  be terminated and without further force and effect.  This paragraph (a) shall not apply in the event of a termination under Section 7.01 unless such termination is for breach of this Agreement by Confluence pursuant to Section 7.01(d) (other than by reason of an
unintentional  breach  of  the Agreement   by Confluence  which
cannot  be  cured  by  Confluence)   or such termination is pursuant
to Section 7.01(f).

           (b) In the event Firstbank shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend or propose, an agreement, arrangement or understanding with any person pursuant to which such person would (A) purchase, lease or otherwise acquire 50% or more of the assets of Firstbank or
(B) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of securities representing 30% or more of the voting power of Firstbank, in addition to (and not in lieu of) any remedies at law which may be available to Confluence, Confluence shall be entitled to obtain specific performance and an injunction in the event of the breach of this Agreement by Firstbank or Colonial, and no attempt on the part of Confluence to obtain such equitable relief shall be deemed to constitute an election of remedies by Confluence which would preclude Confluence from obtaining any remedies at law to which it would otherwise be entitled. In connection with any such proceeding resulting from such any such transaction, each of Firstbank and Colonial covenant and agree that it shall not contend that Confluence is not entitled to a decree of specific performance by reason of having an adequate remedy at law; provided, however, that this covenant and agreement shall in no way affect any other defense available to Firstbank.

            (c) Except as provided in subsection (a) of this Section, each party hereto shall bear its own expenses incident to preparing, entering into, and carrying out this Agreement and to consummating the Merger; provided, however,
(i) Firstbank shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Proxy Statement and the regulatory filings and (ii) Firstbank shall cause the Surviving Corporation to pay, with funds provided by Firstbank, any holders of Confluence Common Stock who have perfected their dissenters' rights under the Missouri Act the fair value of their shares.

      5.07 Miscellaneous Agreements and Consents.  Subject to
the terms  and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions,  and  to do, or cause to be done, all
things  necessary, proper,  or  advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its best efforts to lift or rescind
any injunction   or  restraining  order  or  other order adversely
affecting   the   ability  of  the  parties  to  consummate the
transactions contemplated hereby. Confluence and the Firstbank Entities shall use their best efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of any of the parties, desirable for the consummation of the transactions contemplated by this Agreement.

      5.08 Press Releases. Confluence and the Firstbank Entities shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby prior to any public or other non-private dissemination of same.

      5.09 Shareholders' Undertakings.   Within ten (10) days
of the execution of this Agreement, each of Confluence's directors, executive officers, and their respective spouses, and trusts and other entities controlled directly or indirectly by any of the foregoing (to the extent that any of said individuals or entities own or control, directly or indirectly, shares of Confluence Common Stock) (collectively the "Confluence Insiders") shall have entered into an agreement substantially in the form of Exhibit 5.09, by which each of them agrees that he, she, it or they shall vote his, her, its, or their shares in favor of this Agreement and the Merger contemplated hereby at the meeting of Confluence's shareholders to approve such Agreement and Merger.

     5.10 Due Diligence Review.

           (a)  Promptly following execution and delivery of
this Agreement  by Confluence, the Firstbank Entities shall
undertake review   of   Confluence  and  Duchesne  and   their
respective operations, business affairs, prospects, and
financial condition, including,  without  limitation,  those matters  which  are  the subject  of  Confluence's
representations and warranties. The Firstbank Entities shall conclude such review by not later than fifteen (15) Business
Days following  the  execution of  this Agreement (the "Firstbank
Due Diligence Review" and the time  for said review is referred to as the "Firstbank Due Diligence Review Period"). Notwithstanding anything hereinabove contained or implied to the contrary, the Firstbank Due Diligence Review shall not limit, restrict, or preclude, or be construed to limit, restrict, or preclude, the Firstbank Entities, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to them hereunder as a result of the existence or occurrence prior to the date of the Firstbank Due Diligence Review of any event  or  condition which  was not detected in the
Firstbank Due Diligence Review  by any   of  them  and  which
would  constitute  a  breach  of  any representation, warranty,
or agreement of Confluence  under  this Agreement.   During
the  Firstbank  Due  Diligence  Review,  and thereafter   until
the  Closing,  Firstbank  shall   have   such reasonable
access to Confluence's and Duchesne's management and personnel, and to Confluence's and Duchesne's loan files, records, and loan and other committee meetings
(including, but not limited to attending any or all of such meetings in person and reviewing the minutes of any such meetings), and may have any Firstbank Entities' personnel present at Confluence and Duchesne during business hours, all as Firstbank, in its sole discretion, shall reasonably deem appropriate or useful.

           (b)  Promptly following execution and delivery of
this Agreement,  Confluence may undertake a review  of  the
Firstbank Entities  and  their  respective  operations,
business  affairs, prospects,   and   financial   condition,
including,   without limitation,  those matters which are the
subject  of  Firstbank's representations and warranties.
Confluence shall  conclude  such review  no  later than
fifteen (15) Business Days following  the execution  of  this
Agreement  (the  "Confluence  Due Diligence Review"  and  the
time for said review is  referred to  as  the "Confluence   Due
Diligence Review Period"). Notwithstanding anything hereinabove contained or implied to the contrary, the Confluence Due
Diligence Review shall not limit, restrict, or preclude, or be construed to limit, restrict, or preclude Confluence, at any time or from time to time thereafter, from conducting further such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence, prior to the date of the Confluence Due Diligence Review, of any event or condition which was not detected in the Confluence Due Diligence Review by Confluence and which would constitute a breach of any representation, warranty or agreement of Firstbank under this Agreement.

      5.11  ERISA  Matters.  Confluence  shall  take  any action reasonably  requested by the Firstbank Entities with  respect to any of the Employee Plans or Policies, including, but not limited to,
correcting  operational  errors  or deficiencies,   making necessary
filings with the Internal Revenue Service, or the Department of Labor, or the Pension Benefit Guaranty Corporation, or amending, freezing, terminating, or merging one or more Pension Plans; provided, however, that any such action not otherwise required by law shall not be effective prior to the Effective Time and, if this Agreement is terminated pursuant to its terms, Firstbank shall pay to Confluence the cost of taking such action.

     5.12   Employee Agreements and Benefits.

           (a)   Following  the  Effective  Time,  the Firstbank
Entities  shall  cause  the Surviving  Corporation  to  honor in accordance with their terms all employment, severance  and other compensation  contracts  set  forth  on  Schedule  2.10 between Confluence, Duchesne, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Employee Plans or Policies.

           (b) The Employee Plans or Policies shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Confluence and Duchesne are offered participation in Firstbank's employee benefit plans that are available to other employees of Firstbank and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger.
Firstbank shall take such steps as are necessary to allow the employees of Confluence and Duchesne to participate in employee benefit plans available to other employees of Colonial and its Subsidiaries as soon as practicable after the Effective Time.

           (c) With regard to Firstbank's Retirement Plan, full time employees of Confluence and Duchesne, for vesting purposes, shall receive credit for their period of full time employment with Confluence and Duchesne calculated from their date of hire; employees of Confluence and Duchesne shall be credited with benefit accrual service from the later of the Effective Time or the date the eligibility requirements have been met. For purposes of determining eligibility for participation in all other benefit plans available to Colonial employees, including its group health plan, full time employees of Confluence and Duchesne shall receive credit for their period of fulltime employment with Confluence or Duchesne prior to the Effective Time.

     5.13 Directors' and Officers' Indemnification.

           Following the Effective Time, Firstbank will provide, for a period of three (3) years, directors' and officers' liability insurance coverage for Confluence's and Duchesne's directors and officers with respect to actions occurring prior to the Effective Time. Firstbank represents that the directors' and officers' liability insurance policy maintained by it provides for coverage of "prior acts" for directors and officers of entities acquired by Firstbank including Confluence and Duchesne.

      5.14 Duchesne Board of Directors. The Firstbank Entities desire to encourage an ongoing relationship, in some capacity, with those individuals who currently serve as members of the Board of Directors of Duchesne Bank. The parties agree that the board members, through their
continued  identification   with Duchesne Bank and active
support, will ensure an ongoing program of interest and commitment in Duchesne Bank's market area.

      5.15 Tax Opinion Certificates.  Firstbank shall cause
such of  its executive officers and Confluence shall cause such
of its executive   officers,  directors  and/or  shareholders as
may reasonably be requested by Thompson & Mitchell to timely execute and deliver to Thompson & Mitchell certificates substantially in the form of Exhibits 5.15(a), (b) or (c) hereto, as the case may be.

       5.16  Firstbank  Merger,  Consolidation,  or
Acquisition. Firstbank  acknowledges and agrees that if it
shall have  entered into  an agreement, arrangement or
understanding with any  person pursuant  to  which  such person would  (A)  purchase,  lease  or otherwise acquire 50% or more of the assets of Firstbank or (B) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership of securities representing 30% or more of the voting power of Firstbank, and such transaction is
consummated prior  to the   Effective  Time,  the  exchange
ratio  of  the   Firstbank Conversion  Stock shall be equitably
adjusted, as described in Section 1.07(a) hereof, such that the shareholders of Confluence are treated as if the Merger was effective prior to the consummation of such other transaction. Firstbank shall require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Firstbank to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Firstbank would be required to perform it if no such succession had taken place.


                          ARTICLE VI
                      Certain Conditions


      6.01  Conditions to Each Party's Obligation To  Effect
the Merger.   The respective obligations of each party to
effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of all of the following conditions:

           (a)   This Agreement shall have received the
requisite approval  of  shareholders  of  Confluence  at  the
meeting   of shareholders called for purposes of approving the
Merger.

           (b)   This Agreement and the transactions
contemplated hereby shall have been approved by the Federal
Reserve Board, the Division  of  Finance,  and  each  other
federal  and/or   state regulatory  agencies whose approval is
required for  consummation of the transactions contemplated hereby.

            (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) Neither Confluence nor Firstbank or Colonial shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

       6.02 Conditions to Obligations of Confluence. The obligations of Confluence to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of all of the following additional conditions:

             (a)     Representations   and    Warranties.  The
representations and  warranties of Firstbank set forth in
Article III hereof shall be true and correct in all material respects  as of  the  date of this Agreement and as of the Closing
Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, and (ii) for the effect of transactions contemplated by this Agreement) and Confluence shall have received a signed certificate of the Chief Executive Officer and  the  Corporate Secretary of Firstbank,  signing  on behalf of the Firstbank Entities, to that effect.  The condition set forth
in   this  paragraph   requires   that   all   said
representations and warranties made by Firstbank in connection with this Agreement are absolutely true in all material respects (whether or not made to the best knowledge and belief of Firstbank).

            (b)    Performance  of  Obligations.   The
Firstbank Entities  shall  have  performed in  all  material respects  all obligations required to be performed by each
under this Agreement prior to the Effective Time, and
Confluence shall have received a signed  certificate    of  the
Chief Executive Officer and the Corporate Secretary of Firstbank and is to that effect, including, without limitation, the obligations of the Firstbank Entities under Section 1.08 hereof in respect of the payment and/or delivery of the Firstbank Conversion Stock to the Exchange Agent.

           (c) No Material Adverse Change. Notwithstanding any amended or supplemental Schedules delivered to Confluence, since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, or results of operations of Firstbank and the Firstbank Subsidiaries, taken as a whole (other than changes in banking
laws or regulations, or interpretations   thereof,  that
affect  the  banking   industry generally or changes in the
general level of interest rates).

            (d)    Opinion  of  Counsel.   Firstbank  shall
have delivered to Confluence an opinion of counsel to Firstbank dated as of the Closing Date or a mutually agreeable earlier date in form substantially similar to that attached hereto as Exhibit 6.02.

           (e) Tax Treatment. Confluence shall have received an opinion, which opinion shall not have been withdrawn prior to the Effective Time, of each of (i) Thompson & Mitchell and (ii) Firstbank's counsel or accountants, each such opinion to the effect that (A) the transactions contemplated herein will constitute a reorganization within the meaning of Section
368  of the  Internal Revenue Code of 1986, as amended (the
"Code"), and that each constituent party to the transaction constitutes a "party to a reorganization" within the meaning of Section 368(b) of the Code, (B) no gain or loss will be recognized by the shareholders of Confluence as a result of the Merger,
(C) each shareholder of Confluence who exchanges his or her shares of Confluence Common Stock solely for shares of Firstbank Common
Stock will recognize no gain or loss, (D) the basis of such Firstbank Common Stock will equal the basis of the Confluence
Common Stock for which it is exchanged, and (E) the holding period of the Firstbank Common Stock will include the holding period of the Confluence Common Stock for which it is exchanged, assuming that such Confluence Common Stock is a capital asset in the hands of the holder thereof at the Effective Time.

            (f)  Average Firstbank Price.  The Average
Firstbank Price as defined herein shall not be less than $24.75 per share. The "Average Firstbank Price" shall be defined as the average of the high and low prices of Firstbank Common Stock as reported in the Wall Street Journal, Midwest Edition, for the twenty (20) consecutive trading days prior to the Closing (for purposes hereof, a date on which no trade occurred will not be deemedto be a trading day).

            (g) Permits, Authorizations, etc.  Firstbank
Entities shall have obtained any and all material permits,
authorizations, consents,  waivers,  and  aprovals  required
for   the   lawful consummation of the Merger.

      6.03  Conditions to Obligations of the Firstbank Entities.
The obligations of the Firstbank Entities to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of all of the following additional conditions:

             (a)    Representations    and    Warranties.
The representations  and warranties of Confluence made  herein shall be  true  and correct in all material respects as of the date  of this Agreement and as of the Closing Date ( as though
made on and as   of the  Closing Date  except  (i)  to  the  extent
such representations and warranties are by their express provisions made as of a specific date and (ii) for the effect of transactions contemplated by this Agreement) and Firstbank shall have received a signed certificate of the Chief Executive Officer and Corporate Secretary of Confluence, signing on behalf of Confluence, to that effect. The condition set forth in this paragraph requires that all said representations and warranties made by Confluence in connection with this Agreement are absolutely true in all material respects (whether or not made to the best knowledge and belief of Confluence).

          (b) Performance of Obligations. Confluence shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Firstbank shall have received a signed
certificate   of  the Chief  Executive Officer and Corporate
Secretary of Confluence, signing on behalf of Confluence, to that effect.

           (c)   Permits, Authorizations, etc.  Confluence shall
have obtained any and all material consents or waivers from
other parties  to loan agreements, leases, or other contracts material to  Confluence's  and  Duchesne's  businesses
required  for  the consummation  of  the Merger, and Confluence and Duchesne shall have obtained any and all material permits, authorizations, consents, waivers, and approvals required
for  the   lawful consummation of the Merger.

           (d) No Material Adverse Change. Notwithstanding any amended or supplemental Schedules delivered to Firstbank since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, results of operations, or prospects of Confluence or Duchesne taken as a whole (other than changes in banking laws or
regulations,  or interpretations   thereof,  that  affect  the
banking   industry generally or changes in the general level of
interest rates).

           (e) Election of Dissenting Shareholders. The number of shares of Confluence Common Stock which have neither voted in favor of the Merger nor consented thereto in a writing pursuant to the Missouri Act and as to which written objection to the Merger thereto has been delivered to Confluence by the holders thereof prior to or at the time of the taking of the vote on the Merger shall not exceed such percentage of the total shares of Confluence Common Stock outstanding at the time when the vote is taken, as would cause the transaction not to be treated as a pooling of interests for accounting purposes.

            (f)   Opinion  of  Counsel.   Confluence  shall
have delivered to Firstbank an opinion of counsel to Confluence dated as of the Closing Date or a mutually agreeable earlier date in form substantially similar to that attached hereto as Exhibit 6.03.

           (g) Opinion of Accountants. Firstbank shall have received from KPMG Peat Marwick LLP an unqualified opinion stating that the acquisition of Confluence by Firstbank shall be properly accounted for as a pooling of interests transaction, and the SEC shall not have objected to such treatment.

           (h) Tax Treatment. Firstbank shall have received an opinion, which opinion shall not have been withdrawn prior
to the Effective  Time, of  its counsel or accountants   to
the effect that (A) the transactions contemplated herein will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that each constituent party to the transaction constitutes a "party to a reorganization" within the meaning of Section 368(b) of the Code, (B) no gain or loss will be recognized by the constituent parties as a result of the Merger, (C) each shareholder of Confluence who exchanges his or her shares of Confluence Common Stock solely for shares of Firstbank Common Stock will recognize no gain or loss, (D) the basis of such Firstbank Common Stock will equal the basis of the Confluence Common Stock for which it is exchanged, and (E) the holding period of the Firstbank Common Stock will include the holding period of the Firstbank Common Stock for which it is exchanged, assuming that such Confluence Common Stock is a capital asset in the hands of the holder thereof at the Effective Time.

           (i) Shareholders' Undertakings and Agreements of Affiliates. Each of the Confluence Insiders shall have
executed and   delivered   to   Firstbank    a   shareholder
undertaking substantially in the form of Exhibit 5.09, and each "affiliate" (as that term is used in Rules 144 and 145 of the Securities Act) of Confluence shall have executed and delivered to Firstbank an affiliate agreement substantially in the form of Exhibit 5.05.


                          ARTICLE VII
              Termination, Amendment, and Waiver


      7.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of Confluence:

           (a) By mutual consent of the Boards of Directors of all parties hereto; or

           (b)  By the Board of Directors of any party hereto
at any   time  after  March  31,  1996,  if  the  Merger  shall
not theretofore have been consummated; or

           (c) By the Board of Directors of any party hereto if the Federal Reserve Board, the Division of Finance, or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby shall have denied approval of such transaction and such denial has, after exhaustion of any and all available appellate procedures, become final; or

           (d) By the Board of Directors of Firstbank or the Board of Directors of Confluence in the event of a material breach by the other of any representation, warranty, or agreement contained in this Agreement, which breach is not cured within 15 days (or such longer period not exceeding 40 days in the event such breach cannot reasonably be cured within 15 days and a cure is being pursued with reasonable diligence) after written notice thereof is given to the party committing such breach or waived by such other party(ies); or

           (e) By Firstbank, in its sole discretion and without penalty, by written notice to Confluence within five (5) Business Days after the end of the Firstbank Due
Diligence Review Period; or

           (f) By Firstbank, in its sole discretion and without penalty to Firstbank, in the event Confluence or Duchesne engages in conduct described in Section 4.02(c) or
Section 4.02(j), whether or not such conduct is necessary pursuant to the exercise of the fiduciary duties of Confluence's or Duchesne's Board of Directors; or

           (g) By Confluence, in its sole discretion and without penalty, by written notice to Firstbank within five
(5) Business Days after the end of the Confluence Due Diligence
Review Period.

      7.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01 above, this
Agreement shall  forthwith become void and without further
effect and there shall be no liability on the part of any party hereto or the respective officers and directors of any
party,  except  as  set forth   in  the  second  sentence  of
Section 5.01 (respecting confidentiality and the return of information) and in Section 5.06 (respecting payment of certain expenses), and, except that no termination of this Agreement pursuant to subsection (d) of Section 7.01 shall relieve the non-performing or defaulting party of any liability to any other party hereto arising from the non performance and/or breach prior to the date of such termination of any covenant, agreement, term, provision, representation, warranty required to be observed, performed, complied with and/or kept by such non-performing or
defaulting  party;   provided, however,  that  there  shall  be
no liability for breach of a representation or warranty that was, when given, true and correct to the best knowledge and belief of the party giving same and which later turns out (without any other fault of the party giving same) to be incorrect.

      7.03  Amendment.   This  Agreement  and  the  Exhibits and
Schedules hereto may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors.
at any time before or after approval of this Agreement by the shareholders of Confluence; provided, however, that after any such approval no such modification shall (i) alter the amount or change the form of the consideration contemplated by this Agreement to be received by shareholders of Confluence, (ii) adversely affect the tax treatment to the Confluence shareholders as a result of receiving the Firstbank Conversion Stock in the Merger, or (iii) alter or change any of the terms of this Agreement if such alteration or change would materially and adversely affect the shareholders of Confluence. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      7.04  Waiver.   Any  term, condition or provision  of
this Agreement may be waived in writing at any time by the party which is, or whose stockholders or shareholders, as the case may be, are entitled to the benefits thereof.


                         ARTICLE VIII
                      General Provisions


       8.01     Survival  of  Representations,  Warranties, and
Agreements.    No  investigation  by  the  parties  hereto   made
heretofore  or  hereafter  shall affect the  representations  and
warranties  of  the parties which are contained herein  and   each
such    representation   and   warranty   shall   survive  such
investigation.  Except as set forth herein in this Section 8.01, all representations, warranties, and agreements in this
Agreement of  the Firstbank Entities and of Confluence or in
any instrument delivered by Confluence pursuant to this
Agreement shall   expire at  the Effective Time  or upon
termination of this Agreement in accordance with its terms.
In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.08, 5.12, 5.13 and
5.16 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms prior to the Effective Time, the agreements contained in Sections 5.01 (second sentence), 5.06, 5.11, 7.02 and 8.02 shall survive such termination.

     8.02 Indemnification.  Confluence and the Firstbank
Entities (hereinafter,  in  such capacity being referred  to individually and/or  collectively  as  the  "lndemnifying Party"), agree to indemnify  and  hold harmless each other (each such  other party being  hereinafter referred to, individually and/or
collectively, as  the  "lndemnified Party") against any and all losses, claims, damages,  or  liabilities,  joint  or  several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims,  damages, or liabilities for actions in respect thereof) (a) arise out of any information furnished to the Indemnified Party by the Indemnifying Party or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement or in any amendment thereof or supplement thereto, and provided by the Indemnifying  Party  or (b) arise out of or are  based
upon  the omission, or alleged omission by the Indemnifying
Party to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Indemnifying  Party  agrees to reimburse  each  such
Indemnified Party  as  incurred, for, any legal or other
expenses  reasonably incurred  by  them in connection with
investigating or  defending any   such  loss,  claim,  damage,
liability or action. The obligations of the Indemnifying Party under this Section shall survive any termination of this Agreement.

      8.03 No Assignment; Successors and Assigns.  This
Agreement shall  be  binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section shall be void and of no effect. There shall not be any third party beneficiary of any provisions hereof except Sections 1.08, 5.12, 5.13, and 8.02, which may be enforced
against  the Firstbank Entities  or Confluence  by  the   parties
therein identified.

     8.04 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

      8.05 No Implied Waiver. No failure or delay on the part of either party hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other further exercise thereof or the exercise of any other right, power, or privilege.

      8.06 Headings. Article, section, subsection, and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

      8.07  Entire Agreement.  This Agreement, and the
Schedules and Exhibits hereto constitute the entire agreement between and among the parties with respect to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, commitments, offers, letters of
interest  or  intent,  proposal letters,   contracts, writings,
or   other   agreements or understandings   with  respect  thereto.
No   waiver   and no modification  or  amendment of any provision
of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

      8.08 Schedules. The Schedules referenced in Article II and Article III hereof are incorporated in this Agreement as of the date of its execution. A representation in one Schedule shall constitute a representation in all Schedules.

     8.09 Counterparts. This Agreement may be executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

       8.10   Notices.   All  notices  and  other
communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or by cable, telegram, or telex or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses for at such other address for a party as shall be specified by like notice):

               If to the Firstbank Entities:
               Firstbank of Illinois Co.
                205 South Fifth Street
              Springfield, Illinois 62701

               Attention: Mr. Mark H. Ferguson, Chairman

              Copy to:  Jeffery M. Wilday
                        Brown, Hay & Stephens
                        700 First National Bank Bldg.
                        Springfield, Illinois 62701

               If to Confluence:

               Confluence Bancshares Corporation
               5500 Mexico Road
               St. Peters, Missouri 63376

               Attention: Mr. James L. Wilhite, Chairman

               Copy to:  Gerard K. Sandweg, Jr.
                         Thompson & Mitchell
                          Suite 3300
                         1 Mercantile Center
                         St. Louis, MO  63101-1693

provided, however, that the providing of notice to counsel shall not, of itself, be deemed the providing of notice to a party hereto.

     8.11 Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect, and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

      8.12  Best Knowledge and Belief.  Whenever a
representation or warranty contained in this Agreement is made to the best knowledge and belief of a party, it is understood and agreed that such representation or warranty was made only after careful due diligence and that the party making same knows of no reason not disclosed in this Agreement or in the Schedules attached hereto to believe that such representation or warranty is false, misleading, incorrect, or omits to state a material fact necessary to prevent same from being false, misleading, or otherwise incorrect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the 15th day of June, 1995.


               FIRSTBANK:    Firstbank of Illinois Co.
                             By:  /s/ Mark H. Ferguson
                             Chairman and CEO
                             (Title)


               COLONIAL:     Colonial Bancshares, Inc.

                             By:  /s/ Mark H. Ferguson
                             Chairman and CEO
                             (Title)


               CONFLUENCE:   Confluence Bancshares Corporation

                             By:  /s/ James Wilhite
                             Chairman of the Board
                             (Title)



                         EXHIBIT 5.05

                      AFFILIATE AGREEMENT

Firstbank of Illinois Co.
250 South Fifth Street, 9th Floor
Springfield, Illinois  62701

     Re:  Affiliate Agreement

Gentlemen:

      I have been advised that I may be deemed an "affiliate" of Confluence Bancshares Corporation ("Confluence") within the meaning of paragraph (c) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the
"SEC") promulgated under the Securities Act of 1933, as amended
(the "1933 Act") and might be deemed such at the time of merger of Confluence and Colonial Bancshares Inc.
("Colonial"). Pursuant to the Agreement and Plan of Merger by and among Firstbank of Illinois Co. ("Firstbank"), Colonial, and Confluence dated _________, 1995 (the "Agreement and Plan of Merger"), I will receive shares of Firstbank common stock in exchange for those shares of Confluence common stock owned by me. I agree that I will not make any sale, transfer, or other disposition of any shares of Firstbank Common Stock received pursuant to the Agreement and Plan of Merger in violation of the 1933 Act or the rules and regulations promulgated thereunder by the SEC.

      I have been advised that the issuance of the Firstbank common stock to me pursuant to the Agreement and Plan of Merger has been registered under the 1933 Act with the SEC pursuant to a Registration Statement on Form S-4.
However, I have also been advised that, since at the Effective Time of the Agreement and Plan of Merger, I may be deemed to have been an "affiliate" of Confluence, any offering or sale by me of any of the shares of Firstbank common stock so received will, under current law, require either: (i) the further registration under the 1933 Act of the  Firstbank common stock to be sold; (ii) compliance  with
Rule   145   promulgated  under  the  1933  Act;  or  (iii) the
availability  of  another exemption from such  registration.
In addition, I understand that any transferee from me in a private offering or other similar disposition will be subject to the same limitations as those imposed upon me.

     I represent and warrant to Firstbank and agree that:
     1. I have carefully read this letter discussing certain of the requirements and other applicable limitations upon the sale, transfer, or other disposition of such shares of Firstbank common stock by me.

     2. I have been informed by Firstbank that any sale or other disposition by me of the shares of
          Firstbank common stock has not been registered under the 1933 Act and that the shares of Firstbank common stock must be held by me indefinitely unless: (i) such sale or other disposition of the shares of Firstbank common stock has been registered under the 1933 Act; (ii) a sale or other disposition of the shares of Firstbank common stock is made in conformity with the provisions of Rule 145; or (iii) some other exemption from registration is available with respect to any such proposed sale or other disposition of the shares of Firstbank common
          stock.   I  will  deliver  to  Firstbank  evidence  of
          compliance with one of those three conditions in connection with any proposed sale or other disposition by me of any of the shares of Firstbank common stock which may include, in the case of a distribution under some other exemption from registration, an opinion of counsel satisfactory to counsel for Firstbank that such exemption is available.

     3. If I rely on the exemption from the registration provisions provided by Section 4 of the 1933 Act (other than that contained in Rule 144 or 145), I will obtain and deliver to Firstbank a copy of a letter from any prospective transferee which
          will  contain,  to  the satisfaction    of   counsel
          for   Firstbank:     (i) representations reasonably
          satisfactory to Firstbank as to the nondistributive intent, sophistication, ability to bear risk, and
          access  to  information  of  such transferee;    (ii)
          an   acknowledgment    concerning restrictions  on
          transfer of the shares  of  Firstbank common   stock;
          and (iii) an assumption of the obligations of the undersigned under paragraphs 2, 3, and 4.

          4.   I   also  understand  that  to  enforce  the foregoing
          commitments, the transfer agent of Firstbank common stock will have stop transfer instructions with respect to the shares of Firstbank common stock and that there will be placed on the certificates for the shares of Firstbank common stock or any substitutions therefor, a legend stating in substance:

          THE  SECURITIES  REPRESENTED BY THIS  CERTIFICATE
          HAVE BEEN  ISSUED  IN  A  TRANSACTION  TO  WHICH
          RULE   145 PROMULGATED  UNDER THE SECURITIES ACT OF
          1933 APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

      In addition to the foregoing matters, I understand that
in order  for  the merger acquisition of Confluence to  be
properly accounted for by Firstbank as a pooling of interests, affiliates of Firstbank and Confluence must observe certain restrictions with respect to the sale of Firstbank common stock.  As such,  I hereby  agree  that I shall not, for a
period beginning  30  days prior  to  consummation of the merger of Colonial and Confluence and ending when financial results covering at least 30 days of post-merger combined operations of Firstbank and Confluence have been published by Firstbank, sell or otherwise dispose any shares of Firstbank common stock. Firstbank is hereby authorized to give stop transfer instructions to its transfer agent, or refuse to execute any transfer if Firstbank is acting as its own transfer agent, with respect to any shares of Firstbank  common stock  owned by me until financial
results covering at  least  30 days   of  post-merger  combined
operations  of  Firstbank   and Confluence  have  been
published. I also understand that, when initially issued, the certificates for shares of Firstbank common stock shall bear the following legend:

          THE  SECURITIES  REPRESENTED BY  THIS  CERTIFICATE
          ARE SUBJECT  TO  AN  "AFFILIATE  AGREEMENT"  WHICH
          PLACES CERTAIN   RESTRICTIONS  UPON  THE   TRANSFER
          OF   THE SECURITIES   REPRESENTED  HEREBY.   A   COPY
          OF THE "AFFILIATE   AGREEMENT"  MAY  BE  OBTAINED   FROM
          THE SECRETARY OF THE CORPORATION.

Said  legend will be removed by Firstbank upon my request,
after financial  results  covering  at least  30  days  of
post-merger combined  operations  of  Firstbank  and
Confluence  have   been published.

                              Very truly yours,



                              Signature



                              Print Name



                          DATE: EXHIBIT 5.09

               SHAREHOLDER UNDERTAKING AGREEMENT

      In consideration of the execution and delivery by Firstbank of Illinois Co. ("Firstbank"), of that Agreement and Plan of Merger, dated as of June______, 1995, (the "Agreement"), by and between Firstbank, Colonial Bancshares Inc. ("Colonial"), and Confluence Bancshares Corporation ("Confluence") which provides for the Merger of Colonial with and into Confluence, the undersigned in his, her or its capacity as a shareholder of Confluence hereby agrees (except as necessary pursuant to the exercise of fiduciary duties as a director of Confluence if the undersigned serves in such capacity) that, until the Agreement has been terminated pursuant to the terms of the Agreement:

     1. He, she, or it will not, without the prior written consent of Firstbank, enter into any negotiations,
          discussions,   agreements,   or understandings, or
          entertain any proposals, for the purpose of merger or consolidating Confluence or any of its subsidiaries with any other entity or causing Confluence or any of its subsidiaries to sell its assets or any shares of its capital stock to any other person or to issue or grant any options or rights to purchase shares of any class of its stock.

     2. He, she, or it will not, without the prior written consent of Firstbank, enter into any negotiations, discussions, agreements or undertakings or entertain any proposals for the purpose of selling any of his, her or its shares of stock of Confluence.

     3. He, she, or it will vote all shares of Confluence he or she owns or controls, directly or indirectly, in favor of the transactions described in the Agreement and will use his, her or its best efforts to encourage the remaining shareholders of Confluence to vote his, her or its stock of Confluence in a similar manner.

      IN WITNESS WHEREOF, the undersigned has set his or her hand this ______ day of ___________, 1995.

                               __________________________________________
                                     Shareholder Signature


                               __________________________________________
                                           Print


                          Name EXHIBIT 6.02
               [Brown, Hay & Stephens Letterhead]
                            [Date]

Confluence Bancshares Corporation
5500 Mexico Road
St. Peters, Missouri 63376

          Re:   Agreement  and Plan of Merger dated  as  of
          June____ ,  1995,  among  Firstbank of  Illinois  Co.,
          Colonial Bancshares,  Inc. and Confluence Bancshares
          Corporation (the "Merger Agreement")

Gentlemen:

      We have served as counsel to Firstbank of Illinois Co. ("Firstbank") and Colonial Bancshares, Inc. ("Colonial") in connection with the Merger Agreement and the merger transaction contemplated thereunder, pursuant to
which   Confluence  is  to merge  with  and into  Colonial
Bancshares, Inc. , with Colonial being the surviving or resulting corporation. This opinion is rendered to you pursuant to Section 6.02(d) of the Merger Agreement. All terms appearing but not otherwise defined in this opinion shall have the meanings ascribed to them in the Merger Agreement.

     For purposes of rendering this opinion, we have examined the following:

          (i)  The Merger Agreement;

          (ii) Certified    copies   of   the   Certificate
               of Incorporation of Firstbank and all amendments thereto and restatements thereof, as issued by the Secretary of State of Delaware;

          (iii) By-Laws  of  Firstbank  and  all
               amendments thereto, certified as true and complete by the Secretary of Firstbank;

          (iv) Certificate of Good Standing furnished by the Secretary of the State of Delaware in respect of Firstbank;

          (v) Certificate of Good Standing furnished by the Secretary of State of Illinois in respect to Firstbank as a foreign corporation doing business in the State of Illinois;

          (vi) Certified  copy  of the Articles of
               Incorporation for   Colonial  and  all
               amendments thereto and restatements thereof, as issued by the Secretary of State of Missouri;

          (vii)By-Laws of Colonial and all amendments thereto, certified as true and complete by the Secretary of Colonial;

          (viii)Certificate of Good Standing furnished by the Secretary of State of Missouri in respect of Colonial;

          (ix) Certificates of the Chief Executive Officer and Chief Financial Officer of Firstbank and Colonial attached hereto as Exhibits A and B, as to factual matters deemed relevant to the opinions expressed herein;

          (x) Registration Statement prepared in connection with the issuance of 500,000 shares of Firstbank of Illinois Co. common stock, including the Proxy Statement/Prospectus included therein; and

          (xi) Such   other  agreements,  instruments,
               records, certificates, and documents as we have deemed necessary.

      In connection with this opinion, we have made such other inquiries as we deemed necessary or appropriate for the
purpose of  rendering  the  opinions stated herein.   In
rendering this opinion, we have assumed: the genuineness of all signatures on documents, statements, records, certificates, and instruments reviewed by us; the
accurateness  and  authenticity  of   all documents,
statements,  records, certificates,  and  instruments submitted
to  or  reviewed  by  us  as  certified,   conformed,
photostatic, or other reproduced copies; and, the due authority of all persons executing any and all of the foregoing (except with respect to the authority of persons executing the Merger Agreement on behalf of Firstbank and Colonial).

      Based upon and subject to the foregoing and subject to the assumptions, limitations, and exceptions set forth herein, we are of the opinion that:

     1. Organization and Power of Firstbank. Firstbank is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Firstbank is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

     2.   Organization  and  Power of Colonial.   Colonial  is a
          corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Colonial is registered as a bank holding company with the Board of Governors of the Federal Reserve System under the BHC Act.

3. Authority of Firstbank. The execution and delivery by Firstbank of the Merger Agreement and the consummation of the merger contemplated thereunder (i) have been duly authorized by all requisite corporate and shareholder action, and (ii) do not, and will not, require the consent, waiver, approval, or authorization of any person, entity, or governmental authority other than the approvals by the Board of Governors of the Federal Reserve System, or by delegation, the Federal Reserve Bank of Chicago, and the Missouri Division of Finance, which approvals, to our knowledge, have been obtained (collectively, the "Requisite Regulatory Approvals"). To the best of our knowledge, such Requisite Regulatory Approvals are not now contested by any federal or state governmental or regulatory authority, or by any other party.

4. Authority of Colonial. Except for the issuance of the Certificate of Merger, the application for which is now pending with the Missouri Secretary of State, the execution and delivery by Colonial of the Merger Agreement and the consummation of the merger contemplated thereunder (i) have been duly authorized by all requisite corporate and shareholder action, and
     (ii) do not, and will not, require the consent, waiver, approval, or authorization of any person, entity, or governmental authority other than the approvals by the Board of Governors of the Federal Reserve System, or by delegation, the Federal Reserve Bank of Chicago, and the Missouri Division of Finance, which approvals, to our knowledge, have been obtained (collectively, the "Requisite Regulatory Approvals"). To the best of our knowledge, such Requisite Regulatory Approvals are not now contested by any federal or state governmental or regulatory authority, or by any other party.

5. Binding Effect. The Merger Agreement constitutes the legal, valid, and binding obligation of both Firstbank and Colonial, respectively, enforceable against both or either of them in accordance with its terms.

6. No Conflict or Violation. The execution and delivery of the Merger Agreement and the consummation of the merger do not conflict with or violate the provisions of either Firstbank's or Colonial's Certificate or Articles of Incorporation or By-Laws, or, to the best of our knowledge, any order or decree of any governmental or regulatory agency, or of any court, to which either Firstbank or Colonial is a party or subject, or by which either Firstbank or Colonial is bound.

7.   No  Default  or Breach.  To the best of our  knowledge,
     the  execution and delivery of the Merger Agreement and
     the consummation of the merger do not result in any breach or default, or give rise to any right of termination, cancellation, or acceleration under
     any material   note,  bond,  mortgage,  indenture, lease,
     contract, or other agreement to which either Firstbank or Colonial is a party or subject, or by which either Firstbank or Colonial is bound.

     8.   Absence  of  Litigation.  To the best of our knowledge,
          there  is  no  action,  suit,  proceeding,  claim,   or
          investigation pending or, to the best of our knowledge, threatened which affects or seeks to prohibit the consummation of the Merger.

     9.   Capitalization  of  Firstbank.  The authorized capital
          stock of Firstbank consists of (i) 20,000,000  shares
          of common   stock,  $1.00  par  value ("Firstbank  Common
          Stock"), of which as of this date, ___________ shares  are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. To the best of our knowledge, except for________ of shares of Firstbank Common Stock subject to outstanding options, shares of Firstbank Common Stock reserved for issuance under the Firstbank Incentive Stock Option Plan,_________ shares of Firstbank Common Stock reserved for issuance under the Firstbank Dividend Reinvestment and Stock Purchase Plan, ________shares of Firstbank Common Stock reserved for issuance under the Firstbank Directors Stock Option Plan, and shares of Firstbank
          Common  Stock  issued  but   not outstanding  and held in
          treasury, there are no other shares of capital stock or other equity securities of Firstbank outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Firstbank, or contracts, commitments, understandings or arrangements by which Firstbank is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.
          To the best of our knowledge, all of the issued and outstanding shares of Firstbank Common Stock are validly issued and have not been issued in violation of any preemptive right of any shareholder of Firstbank.

     10. Firstbank Common Stock. The shares of Firstbank common stock to be issued pursuant to the Merger
          Agreement conform to the description thereof contained in the Registration Statement.

     11. Registration Statement. The Registration Statement has become effective under the Securities Act of 1933 and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

     12. The shares of Firstbank Common Stock that are to be issued to the shareholders of Confluence pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of the Merger Agreement, will be validly issued and outstanding, fully paid and nonassessable.

      In  addition  to  the assumptions and other qualifications
      stated   elsewhere   herein,  we  make  the following further
      qualifications with respect to the opinions stated herein:

     a. Except as specifically stated in the aforesaid opinion or otherwise specifically stated below, all of the opinions expressed herein are based upon and relate only to the laws and regulations of the States of Missouri and Delaware and federal laws and regulations, all  as  presently in effect, and
          we express no opinion herein   with  respect  to
          the  laws  of  any   other jurisdiction.

     b.   Our  opinions are subject to public policy, bankruptcy,
          insolvency,   reorganization,  fraudulent conveyance,
          moratorium, and other laws relating to or affecting
          the rights  of  creditors generally, and  the
          exercise  of judicial   discretion   in  accordance
          with   general principles   applicable   to
          equitable   and   similar remedies.

     c. We express no opinion as to the enforceability of provisions which purport to indemnify any person or entity for his, her, or its reckless or intentional wrongs or which exculpate any person or entity as to liability for wrongs committed with respect to persons other than a party to the instrument purporting to create such exculpation.

     d. We have conducted no independent investigation as to the factual matters stated herein. We have relied with respect to those factual matters on the
          documents, statements,   records,  certificates,
          and instruments submitted to and/or reviewed by us as well as on Certifications supplied to us by Firstbank and Colonial (in the form attached hereto) to the effect that the facts, assumptions, and factual statements set forth in this opinion are true, accurate, and correct. However, we have no knowledge from any other source of any other facts which, if true, would make any of the opinions expressed herein incorrect.

     e. The opinions expressed herein are subject to exchange of legal consideration.

     f.   Any  opinion that is expressed herein to our knowledge
          or   to  the  best  of  our  knowledge  is  based upon
          information    known   to   us   without independent
          investigation or research and represents our good faith belief that the opinion expressed is correct.

     g. No opinion should be considered to be given except as expressly stated herein. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof. An opinion is not an assurance or a guaranty.

     h. Our opinion with respect to the issuance of the outstanding shares of capital stock of Firstbank and Colonial is based entirely upon Certifications or certain factual information supplied to us by Firstbank and Colonial.

      This opinion is solely for the benefit of Confluence Bancshares Corporation and may not be relied upon in any manner by any other person, nor may copies be delivered or furnished to any person, nor may all or any portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent. Delivery of a copy of this opinion to any other person, whether with or without prior consent, shall not entitle such person to rely hereon.

                              Very truly yours,


                          EXHIBIT A


      Come now the undersigned, acting for and on behalf of FIRSTBANK OF ILLINOIS CO., a Delaware corporation
("Firstbank"), and state as follows:

1.   I  have  reviewed  the Opinion of Counsel of  Brown, Hay  &
     Stephens  to  Confluence Bancshares Corporation  dated
     June_____ , 1995, to which this certificate is attached as Exhibit A.

2. Without attempting to express or verify any legal opinion stated therein, the undersigned hereby certifies that the facts, assumptions and factual statements set forth in said Opinion of Counsel with respect to Firstbank are true, accurate and correct.

3.   The undersigned knows of no action or proceeding, pending or
     threatened,   against  Firstbank,  before   any   court
     or governmental  or  regulatory body or  otherwise
     wherein  an unfavorable  judgment,  decree,  or  order
     would   have   a materially  adverse effect on said
     entity or  would  prevent the   carrying  out  by  said
     entity  of  the  transactions contemplated in said
     Opinion of Counsel.

4. With respect to the issued and outstanding shares of capital stock of Firstbank: (i) the entire amount of consideration for which said shares were issued has been received; (ii) the form of consideration was either cash, services actually rendered, property, or a combination thereof; and (iii) the consideration was not less than the amount determined to be capital (at least the par or stated value).

      It is understood and agreed that Brown, Hay & Stephens will rely upon this Certification in giving said Opinion of Counsel.

      IN WITNESS WHEREOF, this Certification has been executed as of this _____ day of _______________________,
1995.

                              FIRSTBANK OF ILLINOIS CO.

                              BY:______________________________
                                   Chief Executive Officer

                              BY:_______________________________
                                   Chief Financial Officer



                          EXHIBIT B


      Come now the undersigned, acting for and on behalf of COLONIAL BANCSHARES, INC., a Missouri corporation
("Colonial"), and state as follows:

1.   I  have  reviewed  the Opinion of Counsel of  Brown, Hay  &
     Stephens  to  Confluence Bancshares Corporation  dated
     June_____, 1995, to which this certificate is attached as Exhibit B.

2. Without attempting to express or verify any legal opinion stated therein, the undersigned hereby certifies that the facts, assumptions and factual statements set forth in said Opinion of Counsel with respect to Colonial are true, accurate and correct.

3.   The undersigned knows of no action or proceeding, pending or
     threatened,   against   Colonial   before   any   court or
     governmental  or  regulatory body or  otherwise  wherein
     an unfavorable  judgment,  decree,  or  order  would
     have   a materially  adverse effect on said entity or
     would  prevent the   carrying  out  by  said  entity  of
     the transactions contemplated in said Opinion of Counsel.

4. With respect to the issued and outstanding shares of capital stock of Firstbank: (i) the entire amount of consideration for which said shares were issued has been received; (ii) the form of consideration was either cash, services actually rendered, property, or a combination thereof; and (iii) the consideration was not less than the amount determined to be capital (at least the par or stated value).

      It is understood and agreed that Brown, Hay & Stephens will rely upon this Certification in giving said Opinion of Counsel.

      IN WITNESS WHEREOF, this Certification has been
executed as of this _____ day of _______________________,
1995.
                          COLONIAL BANCSHARES, INC.
                          BY:______________________________
                          Chief Executive Officer
                          BY:_______________________________
                          Chief Financial Officer



                          EXHIBIT 6.03
                [Thompson & Mitchell Letterhead]
                           [Date]


Firstbank of Illinois Co.
205 South Fifth Street
Springfield, Illinois 62701

          Re:   Agreement  and Plan of Merger dated  as  of
          June_________, 1995, among Firstbank of Illinois Co., Colonial Bancshares, Inc., and Confluence
          Bancshares Corporation (the "Merger Agreement")

Gentlemen:

       We   have  served  as  counsel  to  Confluence
Bancshares Corporation   ("Confluence")  in  connection  with
the   Merger Agreement  and  the  merger transaction
contemplated  thereunder, pursuant    to    which  Confluence
Bancshares    Corporation ("Confluence")  is  to  merge with and
into Colonial Bancshares, Inc. ("Colonial"),   with  Colonial
being the surviving or resulting corporation. This opinion is rendered to you pursuant to Section 6.03(f) of the Merger Agreement. All terms appearing but not otherwise defined in this opinion shall have the meanings ascribed to them in the Merger Agreement.

     Whenever our opinion herein with respect to the
existence or absence  of  facts is indicated to be based on
our  knowledge  or awareness, the best of our knowledge or
the best of our knowledge after  due inquiry, it is limited
to the actual present knowledge of  the  attorneys  of  our
firm who  have  devoted  substantive attention  to  legal
matters referred to  us  by  Confluence  or Duchesne.   Any
knowledge  of  our partner,  John  C.  Hannegan, obtained  as
a  shareholder,  officer  or  Director  of   either
Confluence  or  Duchesne Bank is specifically excluded  from our knowledge insofar as it relates to factual matters known to  us. Except  to  the extent expressly set forth herein,
we  have  not undertaken   any  independent  investigation
to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Confluence or Duchesne.

     For purposes of rendering this opinion, we have examined the following:

          (i)  The Merger Agreement;

          (ii) Certified copies of the Articles of Incorporation of Confluence and all amendments thereto and restatements thereof, as issued by the Secretary of State of Missouri;

          (iii) By-Laws  of  Confluence and  all
               amendments thereto, certified as true and complete by the Secretary of Confluence;

          (iv) Certificate of Good Standing furnished by the Secretary of the State of Missouri in respect of Confluence;

          (v) Certified copy of the Articles of Association and Good Standing Certificate in respect of the Duchesne Bank ("Duchesne Bank"), as issued in each case by the Missouri Division of Finance;

          (vi) By-Laws   of  Duchesne  Bank  and  all
               amendments thereto, certified as true and complete by the Secretary of Duchesne Bank;

          (vii)Certificates of the Chief Executive
               Officers and  Chief Financial Officers of
               Colonial and each of the Banks attached hereto as Exhibits A and B as to factual matters deemed relevant to the opinions expressed herein;

          (viii)Registration Statement prepared in connection with the issuance of 500,000 shares of Firstbank of Illinois Co. common stock, including the Proxy Statement/Prospectus included therein; and

          (ix) Such   other  agreements,  instruments,
               records, certificates, and documents as we have deemed necessary.

      In  connection with this opinion, we have made  such
other inquiries  as we deemed necessary or appropriate for
the  purpose of  rendering  the  opinions stated herein.   In
rendering  this opinion,  we  have assumed: the genuineness
of all signatures  on documents,  statements,  records,
certificates,  and  instruments reviewed  by  us;  the
accurateness  and  authenticity  of all documents,  statements,
records, certificates,  and instruments submitted   to  or
reviewed  by  us  as certified,   conformed, photostatic,  or other
reproduced copies; and, the due authority of all persons executing any and all of the foregoing (except with respect to the authority of persons executing the Merger Agreement on behalf of Colonial).

      Based upon and subject to the foregoing and subject to the assumptions, limitations, and exceptions set forth herein, we are of the opinion that:

     1. Organization and Power of Confluence. Confluenceis a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Confluence is registered as a bank holding company with the Board of Governors of the Federal
          Reserve System under the Bank Holding Company Act of 1956, as amended.

     2.   Authority.   Except for the issuance of the Certificate
          of  Merger,  the application for which is  now
          pending with the Missouri Secretary of State, the execution and delivery by Confluence of the Merger Agreement and the consummation of the merger contemplated thereunder (i) have been duly authorized by all requisite corporate and shareholder action, and (ii) do not, and will not, require the consent, waiver, approval, or authorization of  any person, entity, or
          governmental authority other than  the  approvals
          by the Board of Governors of the Federal Reserve System, or by delegation, the Federal Reserve
          Bank of Chicago, and the Missouri Division  of
          Finance,  which approvals, to our knowledge, have
          been obtained   (collectively,  the  "Requisite
          Regulatory Approvals").   To  the  best  of  our
          knowledge,  such Requisite Regulatory Approvals are
          not now contested by any   federal  or  state
          governmental  or   regulatory authority, or by any
          other party.

     3. Binding Effect. The Merger Agreement constitutes the legal, valid, and binding obligation of Confluence enforceable against Confluence in accordance with its terms.

     4. No Conflict or Violation. The execution and delivery of the Merger Agreement and the consummation of the merger do not conflict with or violate the provisions of Confluence's Certificate or Articles of Incorporation or By-Laws, or, to the best of our knowledge, any order or decree of any governmental or regulatory agency, or of any court, to which Confluence or Duchesne Bank is a party or subject, or by which Confluence or Duchesne Bank is bound.

     5. No Default or Breach. To the best of our knowledge, the execution and delivery of the Merger Agreement and the consummation of the merger do not result in  any breach  or  default,  or give  rise  to
          any  right  of termination,  cancellation, or
          acceleration  under  any material   note,  bond,
          mortgage,  indenture,   lease, contract,  or  other
          agreement to which Confluence or Duchesne Bank is a party or subject, or by which Confluence or Duchesne Bank is bound.

6. Absence of Litigation. To the best of our knowledge, there is no action, suit, proceeding, claim, or investigation pending or, to the best of our knowledge, threatened which affects or seeks to prohibit the consummation of the Merger.

7. Capitalization of Confluence. The authorized capital stock of Confluence consists of 200,000 shares of one class of common stock, $1.00 par value ("Confluence Common Stock"), of which as of this date, based upon the stock records of Confluence, 200,000 shares are issued and outstanding. There are no other shares of capital stock or other equity securities of Confluence outstanding and, to the best of our knowledge, no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Confluence, or contracts, commitments, understandings or arrangements by which Confluence is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase of acquire any additional shares of its capital stock. To the best of our knowledge, all of the issued and outstanding shares of Confluence Common Stock are validly issued and have not been issued in violation of any preemptive right of any shareholder of Confluence.

8. Corporate Existence of Duchesne Bank. Duchesne Bank is chartered as a Missouri banking association by the Missouri Division of Finance, is duly authorized, validly existing, and in good standing under the laws of the State of Missouri, and is a bank insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act of 1950, as amended. To the best of our knowledge, Duchesne Bank possesses all corporate power and authority to own and operate its properties and to carry out its businesses as and where the same are now being conducted. The character of the properties owned or leased by Duchesne Bank and the nature of the business transacted by it do not require that such Bank be qualified to do business in any other jurisdiction.

9. Capitalization of Duchesne Bank. The authorized capital stock of Duchesne Bank consists solely of 200,000 shares of common stock, par value $10.00 per share, all of which are issued and outstanding. Confluence has good and marketable title to all such currently issued and outstanding shares of common stock of Duchesne Bank, free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature whatsoever, except for director qualifying shares which Confluence has the right to reacquire for a nominal sum and except as set forth in Schedule 2.05 of the Merger Agreement. To the best of our knowledge, there are no other shares of capital stock or other equity securities of Duchesne Bank outstanding and no other outstanding options, of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Duchesne Bank, or contracts, commitments, understandings, or arrangements by Duchesne Bank is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional shares of capital stock. To the best of our knowledge, all of the issued and outstanding shares of Duchesne Banks' common stock are validly issued and are fully paid and nonassessable.

      In  addition  to  the assumptions and other qualifications
      stated elsewhere herein, we  make  the   following further
      qualifications with respect to the opinions stated herein:

     a. Except as specifically stated in the aforesaid opinion or otherwise specifically stated below, all of the opinions expressed herein are based upon and relate only to the laws and regulations of the State of Missouri and federal laws and regulations, all as presently in effect, and we express no opinion herein with respect to the laws of any other jurisdiction.

     b.   Our  opinions are subject to public policy, bankruptcy,
          insolvency,   reorganization,  fraudulent conveyance,
          moratorium, and other laws relating to or affecting
          the rights  of  creditors generally, and  the exercise
          of judicial discretion   in  accordance   with general
          principles   applicable   to  equitable   and  similar
          remedies.

     c. We express no opinion as to the enforceability of provisions which purport to indemnify any person or entity for his, her, or its reckless or intentional wrongs or which exculpate any person or entity as to liability for wrongs committed with respect to persons other than a party to the instrument purporting to create such exculpation.

     d.   We  have conducted no independent investigation  as to
          the factual matters stated herein.  We have relied
          with respect  to  those  factual matters on  the
          documents, statements,   records,  certificates,
          and  instruments submitted  to  and/or reviewed by
          us  as  well  as  on Certifications   supplied  to
          us  by  Confluence   and Duchesne  Bank  (in the
          form attached  hereto)  to  the effect   that  the facts,
          assumptions,  and factual statements  set  forth  in  this
          opinion   are true, accurate,  and correct.  However, we
          have no knowledge from any other source of any other facts which, if true, would make any of the opinions expressed herein incorrect.

     e. The opinions expressed herein are subject to exchange of legal consideration.

     f.   Any  opinion that is expressed herein to our knowledge
          or   to  the  best  of  our  knowledge  is  based
          upon information known to us without independent investigation or research and represents our good faith belief that the opinion expressed is correct.

     g. No opinion should be considered to be given except as expressly stated herein. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof. An opinion is not an assurance or a guaranty.

     h. Our opinion with respect to the issuance of the outstanding shares of capital stock of Confluence and Duchesne Bank are fully paid and nonassessable
          is based entirely   upon   Certifications  or  certain
          factual information supplied to us by Confluence and Duchesne Bank.

      This opinion is solely for the benefit of Firstbank of Illinois Co. and may not be relied upon in any manner by any other person, nor may copies be delivered or furnished to any person, nor may all or any portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent. Delivery of a copy of this opinion to any other person, whether with or without prior consent, shall not entitle such person to rely hereon.

                              Very truly yours,








                                                              EXHIBIT 2.2


                       FIRST AMENDMENT TO
                AGREEMENT AND PLAN OF MERGER


     This First Amendment to Agreement and Plan of Merger is made and entered into this 14th day of July, 1995, by and among FIRSTBANK OF ILLINOIS CO., a Delaware corporation ("Firstbank"), COLONIAL BANCSHARES, INC., a Missouri corporation ("Colonial"), and CONFLUENCE BANCSHARES CORPORATION, a Missouri corporation ("Confluence").

     WHEREAS, Firstbank, Colonial and Confluence entered into that certain Agreement and Plan of Merger dated as of June 15, 1995 (the "Agreement"); and

     WHEREAS, the Agreement provides for the merger of Confluence with and into Colonial upon receipt of all requisite approvals and the achievement of various other conditions, pursuant to which the separate corporate existence of Confluence will cease and the shareholders of Confluence Common Stock will receive equity securities of Firstbank (the "Merger"); and

      WHEREAS, it is the desire of Firstbank, Colonial and Confluence that the Agreement be amended in certain respects and the Agreement provides that all such amendments shall be in writing signed by all parties to the Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     The first sentence of Section 5.02(b) of the Agreement is amended by deleting the same in its entirety and substituting therefor in its entirety the following:

          Firstbank shall prepare and, subject to the review and consent of Confluence with respect to matters relating to Confluence file, within forty-five (45) days of the date of execution of this Agreement, an application for approval of the Merger with the Federal Reserve Board.

      This First Amendment may be executed in one or more counterparts and any party to this First Amendment may execute and deliver this First Amendment by executing and delivering any such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.


               FIRSTBANK:     Firstbank of Illinois Co.

                              By:   /s/ Mark H. Ferguson
                                    Its     Chairman and CEO



               COLONIAL:      Colonial Bancshares, Inc.

                              By:   /s/ Mark H. Ferguson
                                    Its     Chairman and CEO



               CONFLUENCE:    Confluence Bancshares Corporation

                              By:  /s/ Richard C. Lueck
                                   Its      President


                                                              EXHIBIT 5.1







                              July 31, 1995





        Firstbank of Illinois Co.
        205 South Fifth Street, 9th Floor
        Springfield, IL  62701

                Re: Form S-4 Registration Statement Relating to 500,000 Shares of Common Stock, Par Value $1.00 Per Share, of Firstbank of Illinois Co.

        Gentlemen:

             We have acted as counsel for Firstbank of Illinois Co. ("Firstbank") in connection with the Form S-4 Registration Statement to be filed by Firstbank with the Securities and Exchange Commission relating to the shares of Common Stock, par value $1.00 per share, of Firstbank (the "Common Stock") issuable pursuant to the Agreement and Plan of Merger dated June 15, 1995, by and among Firstbank, Colonial Bancshares, Inc., a wholly-owned subsidiary of Firstbank, and Confluence Bancshares Corporation, as amended by a First Amendment to Agreement and Plan of Merger
        dated July 14, 1995 (as amended, the "Merger Agreement").   As
        such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

             Based upon the foregoing, we are of the opinion that:

             (i) Firstbank is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

             (ii) The shares of Common Stock issuable in connection with the Merger (as defined in the Registration Statement), when issued in accordance with the terms set forth in the Merger Agreement and as described in the Registration Statement, will be validly issued and outstanding, fully paid, and nonassessable.

             We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus that is included in the Registration Statement.



                              Very truly yours,




                                                              EXHIBIT 8.1







                               July 31, 1995





        Board of Directors
        Confluence Bancshares Corporation
        5500 Mexico Road
        St. Peters, Missouri 63376

        Gentlemen:

             You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of Confluence Bancshares Corporation ("Confluence") with and into Colonial Bancshares, Inc. ("Colonial"), a wholly owned subsidiary of Firstbank of Illinois Co. ("Firstbank").

             In connection with the preparation of our opinion, we have examined and have relied upon the following:

             (i) The Agreement and Plan of Merger by and among Firstbank, Colonial, and Confluence, dated June 15, 1995, the amendment thereto dated July 14, 1995, and the schedules and exhibits to the foregoing (the "Plan");

             (ii) Firstbank's Registration Statement on Form S-4, including the Proxy Statement and Prospectus contained therein, filed with the Securities and Exchange Commission on July 31, 1995 (the "Registration Statement");

             (iii) The representations and undertaking of Firstbank substantially in the form of Exhibit A hereto; and

             (iv) The representations and undertakings of Confluence and certain holders of Confluence common stock, par value $1.00 per share ("Confluence Common Stock"), substantially in the form of Exhibits B and C hereto.

             Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.


                              OPINION

             Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

             1.         The Merger will constitute a reorganization
                within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code").

             2.         Each shareholder of Confluence who exchanges,
                in the Merger, shares of Confluence Common Stock solely for shares of Firstbank common stock, par value $1.00 per share ("Firstbank Common Stock"):

                a)              will recognize no gain or loss, except with
                        regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

                b)              will have an aggregate basis for the shares
                        of Firstbank Common Stock received (including any fractional share of Firstbank Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate basis of the shares of Confluence Common Stock surrendered (Code section 358(a)(1)); and

                c)              will have a holding period for the shares
                        of Firstbank Common Stock received (including any fractional share of Firstbank Common Stock deemed to be received, as described in paragraph 3, below) which includes the period during which the shares of Confluence Common Stock surrendered were held, provided that the shares of Confluence Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger (Code section 1223(1)).

             3.         Each shareholder of Confluence who receives, in
                the Merger, cash in lieu of a fractional share of Firstbank Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by Firstbank. Provided that the shares of Confluence Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's aggregate adjusted tax basis in the shares of Firstbank Common Stock allocable to the fractional share (Code sections 1001 and 1222;
                Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41,
                1977-2 C.B. 574).

             4.         Each shareholder of Confluence who receives solely
                cash as a result of the exercise of dissenters' rights will recognize gain or loss (determined separately as to each block of Confluence Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such shareholder and (y) such shareholder's basis for the shares of Confluence Common Stock surrendered, provided that the cash payment does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a)). Such gain or loss will be capital gain or loss if the shares of Confluence Common Stock surrendered were capital assets in the hands of the holder, and long-term or short-term depending on the holder's holding period for each block of Confluence Common Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such shareholder will recognize income in the amount of the cash received (without regard to such shareholder's basis in the Confluence Common Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

             The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such determination generally will depend on the facts and circumstances of each Confluence shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 4 will be treated as having the effect of the distribution of a dividend.

             A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "complete redemption" of such shareholder's actual and constructive stock interest, (ii) qualifies as a "substantially disproportionate" reduction in such shareholder's actual and constructive stock interest, or (iii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2), (3)).

             A cash payment will result in a "complete redemption" of a shareholder's stock interest if such shareholder does not actually or constructively own any stock after the Merger. A reduction in a shareholder's stock interest will be "substantially disproportionate" if (i) the percentage of outstanding shares actually and constructively owned by such shareholder after the receipt of the cash payment is less than four-fifths (i.e., 80%) of the percentage of outstanding shares actually and constructively owned by such shareholder immediately prior to the receipt of the cash payment, and (ii) such shareholder actually and constructively owns less than 50 percent of the number of shares outstanding after the receipt of the cash payment (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if there has been a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Internal Revenue Service (the "Service")) of the shareholder's actual and constructive ownership interest (Code section 302(b)(1); United States v. Davis, 397 U.S. 301 (1970); see, e.g., Rev.
        Rul. 76 385, 1976-2 C.B. 92; Rev. Rul. 76-364, 1976-2 C.B. 91).

             Under the traditional analysis (which apparently continues to be used by the Service), section 302 of the Code will apply as though the distribution of cash were made by Confluence in a hypothetical redemption of Confluence Common Stock immediately prior to, and in a transaction separate from, the Merger (a
        "deemed Confluence redemption"). Thus, under the traditional analysis, the determination of whether a cash payment results in a complete redemption of interest, qualifies as a substantially disproportionate reduction of interest, or is not essentially equivalent to a dividend will be made by comparing (x) the shareholder's actual and constructive stock interest in Confluence before the deemed Confluence redemption, with (y) such shareholder's actual and constructive stock interest in Confluence after the deemed Confluence redemption (but before the Merger). Nevertheless, in view of Commissioner v. Clark, 489 U.S. 726 (1989), many tax practitioners believe that the continuing validity of the traditional analysis is open to question and that, in a transaction such as the Merger, the receipt of solely cash in exchange for stock actually owned should be treated in accordance with the principles of Commissioner v. Clark, supra, as if the Confluence Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of Firstbank Common Stock followed immediately by a redemption of such shares by Firstbank for the cash payment
        (a "deemed Firstbank redemption"). Under this analysis, the determination of whether a cash payment satisfies any of the foregoing tests would be made by comparing (i) the shareholder's actual and constructive stock interest in Firstbank before the deemed Firstbank redemption (determined as if such shareholder had received solely Firstbank Common Stock in the Merger), with
        (ii) such shareholder's actual and constructive stock interest in Firstbank after the deemed Firstbank redemption. Because this analysis may be more likely to result in capital gain treatment than the traditional analysis, each Confluence shareholder who receives solely cash in exchange for all of the Confluence
        Common Stock he or she actually owns should consult his or her own tax advisor with regard to the proper treatment of such cash.

             The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such shareholder and shares constructively owned by such shareholder pursuant to section 318 of the Code (Code section 302(c)). Under section 318 of the Code, a shareholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining whether a complete redemption of a shareholder's interest has occurred for purposes of Code section 302.

                      * * * * * * * * * * * *

             We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those shareholders of Confluence who acquired shares of Confluence Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences herein may become inapplicable.

             The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Service or any court of competent jurisdiction will agree with this opinion.

             We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter in the Registration Statement.

                              Very truly yours,


                              /s/
                              Thompson & Mitchell


                                                              Exhibit A


                               CERTIFICATE

             The undersigned,_______________________, of Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Firstbank, Colonial Bancshares, Inc., a Missouri corporation ("Colonial"), and Confluence Bancshares Corporation, a Missouri corporation ("Confluence"), dated June 15, 1995 (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson
        & Mitchell, counsel for Confluence, in rendering its opinion to Confluence that the merger of Confluence with and into Colonial (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

             The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Firstbank, that:

                  (1) The fair market value of the Firstbank common stock, par value $1.00 per share ("Firstbank Common Stock"), to be received by each Confluence shareholder in the Merger (including cash to be received in lieu of fractional shares of Firstbank Common Stock, if any) will be approximately equal to the fair market value of the Confluence common stock, par value $1.00 per share ("Confluence Common Stock"), surrendered in the Merger by each such shareholder.

                  (2) Except as otherwise set forth by the undersigned on an attachment hereto, Firstbank is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of Confluence Common Stock to sell, exchange or otherwise dispose of any of the Firstbank Common Stock to be received in the Merger, with the exception of fractional shares of Firstbank Common Stock to be exchanged for cash pursuant to the Merger.

                  (3) Before the Merger, Firstbank will be in control of Colonial within the meaning of section 368(c) of the Code.

                  (4) After the Merger, (a) Colonial will not issue additional shares of its stock that would result in Firstbank losing control of Colonial within the meaning of section 368(c) of the Code, and (b) Colonial will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Colonial that, if exercised or converted, would affect Firstbank's retention of control of Colonial (as defined above). No stock of Colonial will be issued in connection with the Merger.

                  (5) In the Merger, Firstbank and Colonial will tender no consideration for Confluence Common Stock other than Firstbank Common Stock and cash in lieu of fractional shares of Firstbank Common Stock.

                  (6) Neither Firstbank nor any other member of Firstbank's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Firstbank Affiliated Group") has any plan or intention to redeem or otherwise reacquire any of the Firstbank Common Stock issued to the shareholders of Confluence in the Merger.

                  (7) Neither Firstbank nor any other member of the Firstbank Affiliated Group has any plan or intention (a) to liquidate Colonial, (b) to merge Colonial with and into another corporation, (c) to sell or otherwise dispose (whether by dividend distribution or otherwise) of the stock of Colonial, or (d) except for transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business or dispositions approved by Thompson & Mitchell to cause, suffer, or permit Colonial to sell or otherwise dispose (whether by dividend distribution or otherwise) of (i) any assets of Confluence acquired in the Merger, or (ii) any assets of any other member of Confluence's "affiliated group" (as defined above) (the "Confluence Affiliated Group").

                  (8) After the Merger, Colonial will continue the historic businesses of Confluence and the other members of the Confluence Affiliated Group, or will use a significant portion of the historic business assets of the members of the Confluence Affiliated Group in a business (no stock of any member of the Confluence Affiliated Group shall be treated as a business asset for purposes of this representation).

                  (9) Firstbank, Colonial, Confluence, and the shareholders of Confluence will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that Firstbank or Colonial may pay and assume those expenses of Confluence that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187, including those printing and filing fees described in Section 5.06(c) of the Agreement.

                  (10) Except with regard to Transaction Costs (as defined below), neither Firstbank nor any other member of the Firstbank Affiliated Group will pay any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any shareholder of Confluence in connection with the Merger, and no liability to which Confluence Common Stock is subject will be extinguished as a result of the Merger. For purposes of this representation, (a) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Confluence shareholder or to cause by other means the release of such guaranty), and (b) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) to Confluence shareholders with respect to the Firstbank Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (iii) for legal, accounting, and investment banking and/or advisor services rendered to Firstbank or Colonial if any, (iv) for those expenses payable or assumable by Firstbank or Colonial in accordance with representation (9) above, and (v) as compensation to any employee of any member of the Firstbank Affiliated Group or the Confluence Affiliated Group for services rendered in the ordinary course of his or her employment.

                  (11) No indebtedness between Confluence or any other member of the Confluence Affiliated Group, on the one hand, and Colonial or Firstbank or any other member of the Firstbank Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or
        (b) will be settled, as a result of the Merger, at a discount.
        No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Confluence, on the one hand, and Colonial, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

                  (12) None of the compensation to be paid or accrued after the Merger to or for the benefit of any shareholder-employee of Confluence will be separate consideration for, or allocable to, any of their shares of Confluence Common Stock; none of the shares of Firstbank Common Stock received in the Merger by any Confluence shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any Confluence shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  (13) All payments made to dissenters and all cash payments made in lieu of fractional shares of Firstbank Common Stock will be funded with assets of Firstbank. No such payments will be funded with Colonial or Confluence assets.

                  (14) Neither Firstbank nor any other member of the Firstbank Affiliated Group has owned, directly or indirectly, any stock of Confluence within the last five years.

             The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center,
        St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

             IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Firstbank this _____ day of ____________, 1995.



                                                              Exhibit B


                               CERTIFICATE

             The  undersigned,        *       ,  [Officer's  Title] of
        Confluence Bancshares Corporation, a Missouri corporation ("Confluence"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), Colonial Corporation, a Missouri corporation ("Colonial"), and Confluence dated June 15, 1995, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for Confluence, in rendering its opinion to Confluence that the merger of Confluence with and into Colonial (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

             The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Confluence, that:

                  (1) The fair market value of the Firstbank common stock, par value $1.00 per share ("Firstbank Common Stock"), to be received by each Confluence shareholder in the Merger (including cash to be received in lieu of fractional shares of Firstbank Common Stock, if any) will be approximately equal to the fair market value of the Confluence common stock, par value $1.00 per share ("Confluence Common Stock"), surrendered in the Merger by each such shareholder.

                  (2) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the Confluence Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Confluence Common Stock to sell, exchange or otherwise dispose of a number of shares of Firstbank Common Stock received by such holders in the Merger that would reduce such holders' ownership of Firstbank Common Stock to a number of shares having a value, as of the date on which the Merger is consummated (the "Effective Date"), of less than 50 percent of the value of all of the formerly outstanding Confluence Common Stock as of the Effective Date. For purposes of this representation, shares of Confluence Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Firstbank Common Stock will be treated as outstanding on the Effective Date. Moreover, all shares of Confluence Common Stock and/or shares of Firstbank Common Stock held by Confluence shareholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation. As with the other representations contained herein, the undersigned will undertake any and all actions necessary to ensure the accuracy of the foregoing representation.

                  (3) Confluence will transfer to Colonial in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Confluence immediately prior to the Merger. For purposes of this representation, Confluence assets used to pay shareholders who receive cash and Confluence assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of Confluence held immediately prior to the Merger. For purposes of this representation, any asset of Confluence or any other member of Confluence's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Confluence Affiliated Group") that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of Confluence held immediately prior to the Merger.

                  (4)   At the time of the Merger and except with regard to
        Transaction Costs (as defined below), each liability of Confluence and each liability to which an asset of Confluence is subject will have been incurred by Confluence in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, Confluence will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any Confluence shareholder in connection with the
        Merger.   For purposes of this representation, (a) the term
        "Confluence" shall be deemed also to refer to each other member of the Confluence Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Confluence shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to Confluence or any other member of the Confluence Affiliated Group, if any, and (iii) as compensation to any employee of Confluence or any other member of the Confluence Affiliated Group for services rendered in the ordinary course of his or her employment.

                  (5) Before the Merger, Confluence will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Confluence that, if exercised or converted after the Merger, would affect Firstbank's retention of control of Colonial (within the meaning of section 368(c) of the Code).

                  (6) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to Confluence's shareholders will be paid by those shareholders and not by Confluence. Confluence will pay its own expenses that are incurred in connection with the Merger, with the exception of those expenses of Confluence that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187, including those printing and filing fees described in Section 5.06(c) of the Agreement.

                  (7) No indebtedness between Confluence or any other member of the Confluence Affiliated Group, on the one hand, and Colonial or Firstbank or any other member of Firstbank's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Confluence, on the one hand, and Colonial, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

                  (8) The fair market value of the assets of Confluence to be transferred to Colonial will exceed the sum of the amount of liabilities to be assumed by Colonial, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

                  (9) The payment of cash in lieu of fractional shares of Firstbank Common Stock will be solely for the purpose of avoiding the expense and inconvenience to Firstbank of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Confluence shareholders in lieu of fractional shares of Firstbank Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Confluence shareholders in exchange for their shares of Confluence Common Stock. The fractional share interests of each Confluence shareholder will be aggregated, and no Confluence shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of Firstbank Common Stock.

                  (10) None of the compensation paid or accrued before the Merger to or for the benefit of any Confluence shareholder-employee will be separate consideration for, or allocable to, any of their shares of Confluence Common Stock; none of the shares of Firstbank Common Stock received in the Merger by any Confluence shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any Confluence shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  (11) All payments made to dissenters and all cash payments made in lieu of fractional shares of Firstbank Common Stock will be funded with assets of Firstbank. No such payments will be funded with Confluence assets.


                  (12) Except for dispositions to be made in the ordinary course of business, Confluence is aware of no plan or intention to sell or otherwise dispose (whether by dividend distribution or otherwise) of (a) any assets of Confluence acquired in the Merger, or (b) any assets of any other member of the Confluence Affiliated Group.

             The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

             IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Confluence this _____ day of _______________, 1995.




                                                              Exhibit C


                                 SHAREHOLDER CERTIFICATE

             The undersigned shareholder of Confluence Bancshares Corporation, a Missouri corporation ("Confluence"), [shareholder's
        name], a holder of   *    shares of common stock, par value $1.00
        per share, HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), Colonial Bancshares, Inc., a Missouri corporation ("Colonial"), and Confluence dated June 15, 1995, and (b) I am aware that
        (i) this Certificate will be relied on by Thompson & Mitchell, counsel for Confluence, in rendering its opinion to Confluence that the merger of Confluence with and into Colonial (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Merger.

             The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the Firstbank common stock, par value $1.00 per share ("Firstbank Common Stock"), to be received in the Merger, with the exception of any fractional share of Firstbank Common Stock to be exchanged for cash pursuant to the Merger.

             The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

             IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this _____ day of ____________, 1995.





                                                              EXHIBIT 23.1




                      Independent Auditors' Consent



        The Board of Directors
        Firstbank of Illinois Co.
        Springfield, Illinois:

        We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "experts" in the prospectus. Our report refers to a change in the method of accounting for investment securities and a change in the method of accounting for income taxes.



                                   /s/ KPMG Peat Marwick LLP



        St. Louis, Missouri
        July 31, 1995



                                                  EXHIBIT 23.2




                      Independent Auditors' Consent



        The Board of Directors
        Confluence Bancshares Corporation
        St. Peters, Missouri:

        We consent to the use of our reports included herein by reference and to the reference to our firm under the heading "experts" in the prospectus. Our report refers to a change in the method of accounting for investments in debt securities and a change in the method of accounting for income taxes.



                                   /s/ KPMG Peat Marwick LLP



        St. Louis, Missouri
        July 31, 1995



                                 PROXY
                   CONFLUENCE BANCSHARES CORPORATION
                          5500 Mexico Road
                   St. Peters, Missouri  63376

       For the Special Meeting of  Shareholders to be held
                     _________________, 1995

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned shareholder(s) of CONFLUENCE BANCSHARES CORPORATION ("Confluence"), does hereby nominate, constitute and appoint John C. Hannegan, James L. Wilhite and John W. Hammond (or such other person as is designated by the Board of Directors of Confluence), or each of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of Common Stock, $1.00 par value, of Confluence standing in the name of the undersigned on its books on ______________, 1995, at the Special Meeting of Shareholders to be held at ________________________ St.
Charles, Missouri, on ___________________, 1995, at _______,
Central Time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

     1. To consider and vote upon the approval of the Agreement and Plan of Merger dated June 15, 1995, and amended July 14, 1995 (as amended, the "Merger Agreement"), by and among Firstbank of Illinois Co. ("Firstbank"), Colonial
Bancshares,    Inc. ("Colonial")  and Confluence, pursuant to
which Confluence would merge  with  and  into  Colonial
(the  "Merger"),  the separate existence of   Confluence  would
cease,  and   whereby,   upon consummation  of  the Merger,
each share of the Common Stock of Confluence would be converted into the right to receive 2.5 shares of Common Stock, $1.00 par value, of Firstbank, subject to certain limitations and adjustments, as set forth in detail in the Merger Agreement.

     FOR               AGAINST                 ABSTAIN

      2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

                                      (Continued on Reverse Side)

      THIS  PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED  IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).
IF  NO DIRECTION  IS  GIVEN HEREIN, THIS PROXY WILL BE VOTED
"FOR"  THE PROPOSAL LISTED ABOVE.

Dated:_____________________, 1995

____________________________________________
     Signature of Shareholder


     ____________________________________________
     Signature of Shareholder

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one person holds the power to vote the same share, all must sign.
All  joint owners must sign.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.